UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Sirius XM Holdings Inc.

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Jennifer Witz Chief Executive Officer	○

Dear Fellow Stockholders,

2023 was transformative for our company. We evolved major aspects of our business and launched the next generation of SiriusXM. Most importantly, we set ourselves on a path for continued success.

2023 Transformation

Our Business

Over the course of the year, we built on our unique strengths and invested in growth areas, while achieving operational efficiencies. With clear objectives across the business, from reaching our target audiences to expanding both our in-car and streaming footprint to better monetizing our ad network, we delivered in 2023.

SiriusXM continues to be the leading entertainment provider in automotive. In 2023, we entered into and expanded agreements with automakers, including Mercedes-Benz, Volvo and Honda, and entered into agreements with electric vehicle manufacturers Polestar and Rivian. Our new and used vehicle penetration rate remains strong at approximately 81% and 55%, respectively, and in 2023, one third of new SiriusXM enabled vehicles were equipped with 360L, our in-car audio platform which combines streaming and satellite delivery to give subscribers high availability and more content and personalized features.

On the advertising side, we have maintained our leadership in key revenue growth areas, such as podcasting and programmatic. SiriusXM Media, our advertising sales group, generated $1.76 billion in revenue in 2023, and importantly, renewed our agreement with Soundcloud to continue serving as the exclusive advertising representative for the platform through 2024. We offer a unique value proposition for marketers looking to reach a scaled and diverse audience base with over 150 million listeners across SiriusXM, Pandora, and our broader podcast and off-platform ad network.

Our Technology

As part of our efforts to attract a new generation of digital-native listeners, we rebuilt our technology platform. Beginning with the launch of the SiriusXM App and new digital experience in December 2023, we have a new suite of consumer experiences that make it easier than ever for subscribers to find the content they love. Additionally, with an all-new back-end infrastructure, we have new tools at our fingertips driving results and greater flexibility across marketing, pricing and more, giving us the power to create even greater efficiencies.

Our Content

At the heart of our company is our differentiated and human curated content. Our artist channels continue to drive interest and engagement on our platform. With Life with John Mayer and Kelly Clarkson Connection having both launched at the end of 2023, we have great momentum heading into this year. Talent continues to recognize the value we provide, as we renewed multi-year agreements with major talent including Kevin Hart, Megyn Kelly and Tom Brady, and signed extensions with major sports franchises including NASCAR and the NHL.

This year also marked the grand opening of our new state-of-the-art studios in Miami. We’re extremely pleased with the early success of Hits Uno, our Latin pop-focused channel broadcasting out of this new location, and have hosted a variety of major talent live in-studio including Howard Stern, the

Jonas Brothers, Becky G, Kevin Hart and many more. As we look to 2024, we will continue to double-down on our tentpole properties and talent while keeping our service fresh by experimenting with new formats and programming that has the ability to engage listeners in new and exciting ways.

Our ESG Commitment

As our business has evolved, we have maintained our commitments to driving forward our Environmental, Social, and Governance work. We have made great strides engaging our employee community, and our workplace was recognized for several awards this year, including Worklife 50, Crain’s Excellence in Diversity and Inclusion, and more. Additionally, through SiriusXM Cares, we have focused our philanthropic efforts on initiatives and organizations that align with our values. As one example, we gave back to select Boys and Girls Clubs across the nation as a part of our celebration of hip hop’s 50th anniversary. We look forward to more of these types of activities in 2024.

2024 Strategic Objectives

As we look ahead to 2024, we are focused on three strategic objectives that will drive our business forward and set us on a path for future growth.

First, we are focused on enhancing SiriusXM subscription value by delivering differentiated content in a seamless and modern experience. We are focused on offering both current and future subscribers a unique, premium, human curated, live and on demand listening experience across music, sports, talk and podcasts that they can’t get anywhere else. By kicking off the year with the launch of over 175 guest DJ sets from the world’s top artists and launching a new show with James Corden, I’m pleased to report that we are already seeing momentum in this area.

We also continue to make it more seamless for listeners to connect with the content they love in a way that is personalized and modernized. Our new platform is built for innovation and development, and we are focused on delivering a best-in-class experience at every step of the customer journey.

Second, we will continue to strengthen our ad supported offerings by growing reach and listening and improving monetization. The SiriusXM Podcast Network reaches 1 in 2 podcast listeners in the US each month, and with the addition of our newly-signed agreement with SmartLess, for instance, it will be easier than ever for advertisers to tap into the power of podcasting at scale with ease, while also providing SiriusXM subscribers with exclusive content and opportunities.

Finally, we are focused on optimizing our effectiveness as an organization while investing in our people and initiatives that will fuel our growth.

On behalf of the Board, employees and talent at SiriusXM, thank you for your continued support for and belief in our company. With so much more to come, we look forward to keeping you updated throughout our journey.

Sincerely,

Chief Executive Officer
SiriusXM

Notice of 2024
Annual Meeting of Stockholders

Time and Date:	8:30 a.m. EDT, on Wednesday, May 22, 2024.
Virtual Meeting:	This year’s meeting can be accessed virtually at www.virtualshareholdermeeting.com/SIRI2024.

Items of Business:	1.	To elect the thirteen director nominees listed herein;

	2.	To ratify the appointment of KPMG LLP as our independent registered public accountants for 2024; and

	3.	To transact any other business properly coming before the annual meeting and any adjournments or postponements thereof.

Who may Vote:	Stockholders of record at the close of business on March 25, 2024. A list of these stockholders will be made available to stockholders during the meeting at: www.virtualshareholdermeeting.com/SIRI2024.

Important Notice Regarding the Date of Availability of Proxy Materials for the Stockholder Meeting to be Held on Wednesday, May 22, 2024:	We are pleased to be using the Securities and Exchange Commission’s rules that allow companies to furnish proxy materials to their stockholders over the Internet. In accordance with these rules, a Notice of Internet Availability of Proxy Materials (Notice) and Proxy Statement were first sent or made available on or about April 8, 2024 to stockholders of record at the close of business on Monday, March 25, 2024. The Notice contains instructions on how to access our proxy statement and annual report for the fiscal year ended December 31, 2023 over the Internet and how to vote.

Whether or not you expect to attend the virtual meeting, we urge you to vote your shares over the Internet, by phone, or by signing, dating, and returning a proxy card at your earliest convenience.

Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us protect the environment, and reduce postage, printing and proxy tabulation costs.

By Order of the Board of Directors,

PATRICK L. DONNELLY

Executive Vice President, General Counsel and Secretary

New York, New York
April 8, 2024

Proxy Statement Summary

2024 Annual Meeting of Stockholders

WHEN	ITEMS OF BUSINESS
8:30 a.m. EDT, on Wednesday, May 22, 2024	1.	Election of directors—To elect David A. Blau, Eddy W. Hartenstein, Robin P. Hickenlooper, James P. Holden, Gregory B. Maffei, Evan D. Malone, James E. Meyer, Jonelle Procope, Michael Rapino, Kristina M. Salen, Carl E. Vogel, Jennifer C. Witz and David M. Zaslav.

VIRTUAL MEETING This year’s meeting can be accessed virtually at www.virtualshareholdermeeting.com/SIRI2024	2.	Ratification of independent accountants—To ratify the appointment of KPMG LLP as our independent registered public accountants for 2024.

	3.	Such other business as may properly come before the annual meeting.

RECORD DATE	WHO MAY VOTE
March 25, 2024	Holders of SIRI shares at the close of business on March 25, 2024.

PROXY VOTING

Stockholders of record on the record date are entitled to vote by proxy before the meeting in the following ways:

By calling 1-800-690-6903 (toll free) in the United States or Canada	Online at www.proxyvote.com	By returning a properly completed, signed and dated proxy card

Annual Meeting Agenda and Voting Recommendations

Proposal	Voting Recommendation	Page Reference (for more detail)
Election of directors	FOR EACH NOMINEE	6

Ratification of independent accountants	FOR	73

1221 Avenue of the Americas
35th Floor
New York, New York 10020

Proxy Statement

This proxy statement contains information related to the annual meeting of stockholders of Sirius XM Holdings Inc. (the “Company,” “SiriusXM,” “we,” “us” or “our”) to be held virtually on Wednesday, May 22, 2024, beginning at 8:30 a.m. EDT, at www.virtualshareholdermeeting.com/SIRI2024, and at any adjournments or postponements thereof. This proxy statement is first being distributed or made available, as the case may be, to stockholders on or about April 8, 2024.

About the Meeting

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At our annual meeting, stockholders will act upon the following matters outlined in the Notice of 2024 Annual Meeting of Stockholders, including:

●	Item 1—the election of thirteen director nominees to our board (David A. Blau, Eddy W. Hartenstein, Robin P. Hickenlooper, James P. Holden, Gregory B. Maffei, Evan D. Malone, James E. Meyer, Jonelle Procope, Michael Rapino, Kristina M. Salen, Carl E. Vogel, Jennifer C. Witz and David M. Zaslav);

●	Item 2—the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2024; and

●	such other business that may properly be conducted at the annual meeting or any adjournments or postponements thereof.

At the annual meeting, management will also report on our performance and respond to appropriate questions from stockholders. On March 25, 2024 (the “Record Date”), 3,846,487,839 shares of our common stock were outstanding.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK?

Each holder of our common stock is entitled to one vote per share of common stock on all matters to be acted upon at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

Assuming the presence of a quorum, the directors will be elected by the holders of a plurality of the voting power of our common stock present in person or represented by proxy and entitled to vote. This means that the thirteen director nominees who receive the most votes cast by the holders of shares of our common stock will be elected. You may vote “For” or “Withhold” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from whom they are withheld. Votes that are withheld and broker non-votes (as described below) will not have any effect on the outcome of the election of the directors because directors are elected by plurality voting, but votes that are withheld and shares represented by broker non-votes that are present and entitled to vote at the annual meeting will be counted for the purpose of determining whether a quorum is present at the annual meeting.

2024 PROXY STATEMENT	1

PROXY STATEMENT ● ABOUT THE MEETING

The affirmative vote of the holders of a majority of the voting power of our common stock, present in person or represented by proxy, and entitled to vote on the matter is required for Item 2 (the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2024). You may vote “For,” “Against” or “Abstain” with respect to Item 2. An “Abstain” vote will have the same effect as a vote against the proposal. There will be no broker non-votes with respect to Item 2, as brokers may vote shares with respect to this proposal in the absence of client instructions. Item 2 is not binding on our board of directors or the Company.

WHEN WILL VOTING RESULTS BE AVAILABLE?

We will announce preliminary voting results at the annual meeting. We will report final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the annual meeting.

WHY IS THE ANNUAL MEETING BEING WEBCAST ONLINE?

The annual meeting will be a virtual meeting of stockholders held via a live audio webcast. We believe that a virtual meeting increases stockholder accessibility, while improving meeting efficiency and reducing costs. The virtual meeting will provide the same rights and advantages as a physical meeting. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/SIRI2024, providing our stockholders with the opportunity for meaningful engagement with the Company. In addition, stockholders will be permitted to submit a question one week in advance of the meeting at www.proxyvote.com after logging in with your 16-digit Control Number.

HOW DO I PARTICIPATE IN THE VIRTUAL MEETING?

Our annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live audio webcast. No physical in-person meeting will be held.

The online meeting will begin promptly at 8:30 a.m. EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. To participate in the meeting, you must have your 16-digit Control Number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the annual meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SIRI2024.

Stockholders will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. If you lose your 16-digit Control Number, you may join the annual meeting as a “guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on the Record Date.

WILL I BE ABLE TO PARTICIPATE IN THE VIRTUAL MEETING ON THE SAME BASIS AS I WOULD BE ABLE TO PARTICIPATE IN A LIVE MEETING?

The virtual meeting format for the annual meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost.

The format of the virtual meeting has been designed to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

●	providing stockholders with the ability to submit appropriate questions, one week in advance of the meeting, to ensure thoughtful responses;

●	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

●	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered.

2	2024 PROXY STATEMENT

PROXY STATEMENT ● ABOUT THE MEETING

WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

If you encounter any technical difficulties when accessing or using the annual meeting website, please call the technical support number that will be posted on the annual meeting website login page. If there are any technical issues in convening or hosting the meeting, we will post information to our website, including information on when the meeting will be reconvened.

WHAT CONSTITUTES A QUORUM?

The presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the issued and outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum to transact business at the annual meeting. If a quorum is not present or represented at the annual meeting, the stockholders entitled to vote, present in person or represented by proxy, may adjourn the annual meeting from time to time without notice or other announcement until a quorum is present or represented. Your shares will be counted towards the quorum if you vote by mail, by telephone or through the Internet (either before or during the annual meeting). Abstentions and shares represented by broker non-votes that are present and entitled to vote are also counted as present for purposes of determining a quorum.

WHAT IS A BROKER NON-VOTE?

A broker non-vote occurs if you hold shares in “street name” (that is, your shares are held on your behalf by a bank, broker or other nominee) and do not provide voting instructions to your broker on a proposal and your broker does not have the discretionary authority to vote on such proposal. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as Item 2 (the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2024), without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on non-routine items, such as Item 1 (the election of directors).

It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your votes are counted.

Broker non-votes that are present and entitled to vote will be counted for purposes of determining whether a quorum is present to hold the annual meeting.

WHAT IF I DON’T VOTE ELECTRONICALLY OR RETURN MY PROXY CARD AND DON’T ATTEND THE ANNUAL MEETING?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you are a beneficial owner (that is, you hold your shares through your broker, bank or other nominee) and you do not provide voting instructions to your broker, bank or other nominee with respect to Item 1 (the election of directors), and your broker, bank or other nominee exercises discretionary authority to vote on Item 2 (the ratification of the appointment of KPMG as our independent registered public accountant for 2024), then the missing votes for Item 1 will be considered “broker non-votes” and will not be counted in determining the outcome of the vote on Item 1.

HOW DO I VOTE PRIOR TO THE MEETING?

Stockholders of record can vote before the meeting as follows:

By Internet: Stockholders may vote over the Internet at www.proxyvote.com by following the instructions included on your Notice. You will need the 16-digit Control Number included on the Notice to obtain your records and to create an electronic voting instruction form.

By Telephone: Stockholders may vote by telephone at 1-800-690-6903 by following the instructions included with your Notice. You will need the 16-digit Control Number included on your Notice in order to vote by telephone.

By Mail: Stockholders may request a proxy card from us by following the instructions on your Notice. When you receive the proxy card, mark your selections on the proxy card. Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the enclosed postage-paid envelope provided to you.

2024 PROXY STATEMENT	3

PROXY STATEMENT ● ABOUT THE MEETING

If your shares are held in “street name,” you must submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information provided by your bank, broker or other nominee on how to submit voting instructions.

The deadline for voting by telephone or electronically before the meeting is 11:59 p.m. EDT, on Tuesday, May 21, 2024, and for shares of common stock held in the Sirius XM Radio Inc. 401(k) Plan, the deadline to vote is 11:59 p.m. EDT, on Sunday, May 19, 2024. Mailed proxy cards with respect to shares held of record must be received by us no later than Monday, May 20, 2024.

HOW DO I VOTE DURING THE MEETING?

We will be hosting the annual meeting live online. You can participate in the annual meeting live online at www.virtualshareholdermeeting.com/SIRI2024. The webcast will start at 8:30 a.m. EDT. Stockholders may vote and submit questions while attending the meeting online. You will need the 16-digit Control Number included on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and submit questions during the meeting.

Even if you plan to participate in the online meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to participate in the online meeting. Only your latest executed vote will count.

WHAT IS HOUSEHOLDING?

As permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this proxy statement and annual report or Notice is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of our proxy statement. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of this proxy statement and annual report or Notice to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for this year or future years’ proxy materials should be directed to: Sirius XM Holdings Inc., Attention: Corporate Secretary, 1221 Avenue of the Americas, 35th Floor, New York, New York 10020. Requests can also be made by telephone by calling (212) 584-5100.

Stockholders of record residing at the same address and currently receiving multiple copies of this proxy statement may contact our Corporate Secretary (in writing or by phone at the contact information indicated above) to request that only a single copy of our proxy statement be mailed in the future.

HOW CAN I OBTAIN A PRINTED COPY OF THE PROXY MATERIALS?

To receive, free of charge, a separate copy of the Notice and, if applicable, this proxy statement and our annual report, stockholders may write or call us at:

Investor Relations
Sirius XM Holdings Inc.
1221 Avenue of the Americas
35th Floor
New York, New York 10020
(212) 584-5100

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the annual meeting by:

●	Notifying our Corporate Secretary in writing at Sirius XM Holdings Inc., 1221 Avenue of the Americas, 35th Floor, New York, New York 10020 that you are revoking your proxy;

●	Executing and delivering a later-dated proxy card or submitting a later-dated vote by telephone or the Internet; or

●	Attending the virtual meeting, revoking your proxy and voting online.

If you hold your shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. To change your vote or revoke your proxy during the annual meeting, you must have your 16-digit Control Number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials.

4	2024 PROXY STATEMENT

PROXY STATEMENT ● ABOUT THE MEETING

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of elections.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. We are soliciting your vote so that all shares of our common stock may be voted at the annual meeting.

WHOM AM I DESIGNATING AS MY PROXY?

If you vote by Internet, telephone or mail as indicated in this proxy statement, you will be designating Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, and Ruth A. Ziegler, our Senior Vice President and Deputy General Counsel, as your proxies. However, you may appoint a person (who need not be a stockholder) other than Patrick L. Donnelly and Ruth A. Ziegler to vote on your behalf at the meeting by completing another proper proxy.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxy will vote your shares according to your instructions. If you complete your proxy card but do not indicate how you would like your shares voted, your proxy will vote in accordance with the recommendation of our board of directors.

WHO IS SOLICITING MY PROXY, AND WHO WILL PAY FOR THE COSTS OF THE SOLICITATION?

SiriusXM is soliciting your proxy. The cost of soliciting proxies will be borne by SiriusXM, which has engaged MacKenzie Partners, Inc. to assist in the distribution and solicitation of proxies. We have agreed to pay MacKenzie $10,000 and reimburse the firm for its reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Our directors, officers and employees may solicit proxies on our behalf by telephone or in writing but will receive no additional compensation for their services.

WHEN, AND HOW, DO I SUBMIT A PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS?

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2025 proxy statement must submit such proposal to us in writing at our principal executive offices located at: 1221 Avenue of the Americas, 35th Floor, New York,

New York 10020, to the attention of the Corporate Secretary, no later than the close of business on Monday, December 9, 2024.

Our Amended and Restated By-laws (our “By-laws”) include advance notice provisions. The By-laws require the timely notice of certain information to be provided by any stockholder who proposes director nominations or any other business for consideration at a stockholders’ meeting. Failure to deliver a proposal in accordance with the procedures discussed above and, in the By-laws, may result in the proposal not being deemed timely received. To be timely, notice of a director nomination or any other business for consideration at a stockholders’ meeting must be received by our Corporate Secretary at our principal executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2025 Annual Meeting of Stockholders, such a proposal must be received by our Corporate Secretary on or after February 21, 2025 but no later than March 13, 2025.

In the event that the date of the 2025 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of the 2024 Annual Meeting of Stockholders, notice must be delivered no earlier than the 90th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made. In addition, for the purposes of the application of Rule 14a-4(c) of the Exchange Act, the date for timely notice specified in this paragraph shall be the earlier of the date calculated above or the date specified in paragraph (c)(1) of Rule 14a-4 of the Exchange Act.

In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than SiriusXM’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2025 (i.e., 60 days prior to the anniversary of the 2024 annual meeting date), except that, if the date of the meeting changes by more than 30 days from the date of the 2024 annual meeting, then notice must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

2024 PROXY STATEMENT	5

Item 1—Election of Directors

Thirteen director nominees are standing for election at the annual meeting. The Nominating, Environmental, Social and Governance Committee of our board of directors has nominated the director nominees listed below after consideration of each individual’s qualifications, contributions to the Company and other reasons discussed in this proxy statement.

The Nominating, Environmental, Social and Governance Committee believes that a well-functioning board includes a diverse group of individuals who bring a variety of complementary skills, experiences and perspectives. Our board of directors is committed to having a diverse board. The charter of the Nominating, Environmental, Social and Governance Committee provides that the Committee may include diversity in identifying director candidates. In furtherance of this commitment, it is the policy of the Nominating, Environmental, Social and Governance Committee to require that any list of candidates to be considered by the Committee for nomination to our board include a diverse pool of candidates with a diversity of race, ethnicity, gender, gender identity and sexual orientation. Any third party consultant asked to furnish an initial list will be requested to include such candidates. Among the members of our board of directors, four self-identify as female, and one member self-identifies as African-American.

The Nominating, Environmental, Social and Governance Committee generally considers each nominee in the broad context of the overall composition of our board of directors with a view toward constituting a board that, as a group, possesses the appropriate mix of skills and experience to oversee our business. The experience, qualifications, attributes, or skills that led the Nominating, Environmental, Social and Governance Committee to conclude that our nominees should serve on the board of directors are generally described in the biographical information below.

In 2023, we did not pay a fee to any third party to identify, assist in identifying, or evaluate potential nominees for our board of directors.

Set forth below are the nominees proposed to be elected to serve until the 2025 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

To be elected as a director, each nominee must receive a plurality of the votes cast by the holders of our common stock.

Should any nominee become unable or unwilling to accept election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person our board of directors may nominate or designate. Each nominee has consented to serve as a director if elected.

6	2024 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

Biographical information about this year’s nominees:

DAVID A. BLAU Age: 53 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
David A. Blau has been Executive Vice President, Corporate Development, of Liberty Media Corporation since March 2021. Mr. Blau has been a director since June 2021.

Prior to joining Liberty Media, Mr. Blau served as Vice President of Strategy and Corporate Development for Cox Enterprises, a leading communications, media and automotive services company. He spent 19 years with Cox Communications, the company’s broadband communications and entertainment division, and served in various leadership roles including as Vice President of Mergers & Acquisitions. Prior to joining Cox, he served as senior accountant for Deloitte & Touche, LLP.

Key Attributes, Experience and Skills:

Mr. Blau has extensive experience in communications and media businesses, including in the evaluation and integration of acquisitions. His experience, particularly at Cox, is useful in, and provides a valuable perspective on, the board’s evaluation of media industry trends and opportunities, and the consideration of strategic acquisitions and alternatives.

EDDY W. HARTENSTEIN Age: 73 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Hartenstein has been a director since July 2008, served as the chairman of our board from November 2009 to April 2013 and has served as our Lead Independent Director since April 2013. From May 2005 until the closing of the merger with XM Satellite Radio Holdings Inc. (“XM”) in July 2008, Mr. Hartenstein served as a director of XM.

Mr. Hartenstein was the non-executive Chairman of the Board of Tribune Publishing, a leading diversified media company that included the Los Angeles Times, from August 2014 through January 2016. Mr. Hartenstein retired as the Publisher and Chief Executive Officer of the Los Angeles Times in August 2014, a position he held since August 2008. In addition, Mr. Hartenstein served as Co-President of the Tribune Company from October 2010 to May 2011 and as President and Chief Executive Officer from May 2011 until January 2013. Mr. Hartenstein was Vice Chairman and a member of the board of directors of The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation), a television service provider, from December 2003 until his retirement in December 2004. He served as Chairman and Chief Executive Officer of DIRECTV, Inc. from late 2001 through 2004 and as President of DIRECTV, Inc. from its inception in 1990 to 2001. Previously, Mr. Hartenstein served in various capacities for Hughes Communications, Inc., a provider of satellite-based communications, Equatorial Communications Services Company, a provider of telephony and data distribution services, and NASA’s Jet Propulsion Laboratory, the lead U.S. center for robotic exploration of the solar system. Mr. Hartenstein also serves as the Lead Independent Director of Broadcom, Inc. and is a member of the board of directors of The City of Hope. Mr. Hartenstein previously served as a director of Tribune Publishing Company, TiVo Corporation (and Rovi Corporation prior to Its merger with TiVo Corporation), SanDisk Corporation and Yahoo! Inc.

Key Attributes, Experience and Skills:

Mr. Hartenstein has extensive experience in building, managing, marketing and operating satellite and subscription services. He brings direct and highly relevant expertise to the board in such areas as the construction and procurement of satellites, managing a large consumer subscriber base, consumer marketing, and the design and implementation of systems necessary to support a consumer-oriented business.

2024 PROXY STATEMENT	7

ITEM 1—ELECTION OF DIRECTORS

ROBIN P. HICKENLOOPER

Age: 45

POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Robin P. Hickenlooper has been Senior Vice President, Corporate Development, of Liberty Media Corporation since 2010. Ms. Hickenlooper has been a director since June 2021 and previously served on our board of directors from January 2013 to September 2013.

Ms. Hickenlooper has served in senior corporate development roles at Liberty Media since 2010. Prior to joining Liberty Media in 2008, Ms. Hickenlooper worked at Del Monte Foods and in investment banking at Thomas Weisel Partners. She has been a member of the board of directors of Chipotle Mexican Grill, Inc. since December 2016, and serves as Chair of its Nominating and Corporate Governance Committee. She previously served on the board of directors of FTD Companies, Inc.

Key Attributes, Experience and Skills:

Ms. Hickenlooper has been involved with Liberty Media’s investment in SiriusXM since its inception. As a result, she has broad and extensive knowledge of our operations and business. In her role at Liberty Media, she has also been involved in the assessment and evaluation of acquisitions in the media and entertainment industries, including our acquisitions of Pandora Media, Inc. (“Pandora”) and other programming and related infrastructure assets. Her experience is useful in, and provides a valuable perspective on, our financial and operating performance, the value and integration of acquisitions, and media industry trends and opportunities.

JAMES P. HOLDEN Age: 72 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Holden has been a director since August 2001.

From October 1999 until November 2000, Mr. Holden was the President and Chief Executive Officer of DaimlerChrysler Corporation, one of the world’s largest automakers. Prior to being appointed President in 1999, Mr. Holden held numerous senior positions within Chrysler Corporation during his 19-year career at that company. Mr. Holden is the Lead Director of Snap-On Incorporated. Mr. Holden served as a member of the board of directors of Elio Motors, Inc. until November 2021 and as the Lead Director of Speedway MotorSports, Inc. until 2019.

Key Attributes, Experience and Skills:

Mr. Holden has spent his career in the automotive business, a key market for our services. Mr. Holden’s perspective on, and knowledge of, the inner workings, business and product planning processes in the automotive industry are significant assets to the board.

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ITEM 1—ELECTION OF DIRECTORS

GREGORY B. MAFFEI

Age: 63

POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Mr. Maffei has been a director since March 2009 and has served as the chairman of our board since April 2013.

Mr. Maffei has served as President and Chief Executive Officer of Liberty Media (including its predecessors) since May 2007, President and Chief Executive Officer of Atlanta Braves Holdings, Inc. since December 2022, President and Chief Executive Officer of Liberty Broadband since June 2014, and President and Chief Executive Officer of Liberty TripAdvisor Holdings, Inc. since July 2013.

Mr. Maffei also served as the President and Chief Executive Officer of Liberty Media Acquisition Corporation from November 2020 to December 2022; the President and Chief Executive Officer of GCI Liberty from March 2018 until its combination with Liberty Broadband in December 2020; and the President and Chief Executive Officer of Quarte Retail (including its predecessor) from February 2006 until March 2018. He also served as Quarte Retail’s CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, as Chairman, Chief Executive Officer and President of 360networks Corporation and as Chief Financial Officer of Microsoft Corporation.

Mr. Maffei has served as: a director of Liberty Media since May 2007; the Chairman of the Board of Qurate Retail since March 2018 and as a director of Qurate (including its predecessor) since November 2005; the Chairman of the Board of Live Nation Entertainment, Inc. since March 2013 and a director since February 2011; a director of Charter Communications, Inc. since May 2013; a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow Inc., from May 2005 to February 2015; the Chairman of the Board of Tripadvisor, Inc. since February 2013; the Chairman of the Board of Liberty TripAdvisor since June 2015 and a director since July 2013; a director of Liberty Broadband since June 2014; and a director of Atlanta Braves Holdings, Inc. since July 2023. Mr. Maffei also served on the board of directors of GCI Liberty and Liberty Media Acquisition Corporation during the past five years.

Key Attributes, Experience and Skills:

Mr. Maffei brings to the board significant financial and operational experience based on his senior policy-making positions at Liberty Media, Qurate, Liberty TripAdvisor, Liberty Broadband, GCI Liberty, Inc., Oracle, 360networks and Microsoft. He also provides the board with an executive leadership perspective on the operations and management of large public companies, including companies in the technology, media and telecommunications space. The board also benefits from his extensive public company board experience.

EVAN D. MALONE Age: 53 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Dr. Malone has been a director since May 2013.

Dr. Malone has served as President of NextFab Studio, LLC, which provides manufacturing-related technical training, product development and business acceleration services, since June 2009. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. Dr. Malone has served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S. Department of Energy, from 1999 until 2001. Dr. Malone serves as president of the Malone Family Foundation, as a director and president of the NextFab Foundation, and as an officer of the Malone Family Land Preservation Foundation. Dr. Malone has served as a director of Liberty Media since September 2011 and as a director of Qurate since August 2008.

Key Attributes, Experience and Skills:

Dr. Malone brings an applied science and engineering perspective to the board. Dr. Malone’s perspectives assist the board in adapting to technological changes facing the audio entertainment industry. His entrepreneurial experience also provides the board valuable insights in evaluating opportunities in existing, new and emerging technologies.

2024 PROXY STATEMENT	9

ITEM 1—ELECTION OF DIRECTORS

JAMES E. MEYER

Age: 69

POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Mr. Meyer currently serves as Vice Chairman of our board of directors and has been a director since January 2013.

Mr. Meyer served as our Chief Executive Officer from December 2012 through December 2020. Prior to becoming our Chief Executive Officer, Mr. Meyer was our President, Operations and Sales. Prior to joining us in May 2004, Mr. Meyer was the President of Aegis Ventures, a general management consulting company. Before Aegis, he held a number of senior management positions in consumer electronics over a 25-year period, including as the Senior Executive Vice President of Digital Media Solutions of Thomson, a worldwide leader in consumer electronics. Prior to joining Thomson, Mr. Meyer held senior management positions at General Electric and RCA. Mr. Meyer is a director of Charter Communications, Inc. During the past five years, Mr. Meyer was Chairman of the Board of Directors and a director of TiVo Corporation (and Rovi Corporation prior to its merger with TiVo Corporation).

Key Attributes, Experience and Skills:

As our former Chief Executive Officer, Mr. Meyer has an intimate knowledge of our business and operations. In his former role, he was responsible for architecting our significant acquisitions, including Pandora and our connected vehicle business, and has a unique understanding of how different parts of our business fit together and contribute to the enterprise as a whole. Mr. Meyer also has extensive experience as a leader in media and subscription businesses. His experience, including his experience as our former chief executive officer, is useful in, and provides the directors a valuable perspective on, our business and operations.

JONELLE PROCOPE Age: 73 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Ms. Procope has been a director since July 2020.

From 2003 to June 2023, Ms. Procope was the President and Chief Executive Officer of the Apollo Theater Foundation, Inc., a non-profit organization that operates the world famous Apollo Theater in New York and offers educational, summer internship programs, and school seminars. Ms. Procope began her career as a lawyer at Skadden, Arps, Slate, Meagher & Flom, LLP, an international law firm, and later held legal and business affairs positions at Viacom International, Inc., a global entertainment company, Bristol-Myers Squibb Company, a global biopharmaceutical company, and Blackground Records, an independent record label.

Key Attributes, Experience and Skills:

Ms. Procope brings to the Board extensive experience in the entertainment industry and as an active member of many civic and community organizations in New York City, such as the boards of New York Public Radio, Lincoln Center for the Performing Arts, The Gracie Mansion Conservancy and the 125th Street Business Improvement District as well as a member of the NYC Landmarks 50 Advisory Committee.

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MICHAEL RAPINO Age: 58 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS Mr. Rapino has been a director since January 2018.

Mr. Rapino has been the President and Chief Executive Officer of Live Nation Entertainment, Inc. (“Live Nation”) since 2005 and serves on its board of directors. Live Nation is the world’s leading live entertainment company comprised of: Ticketmaster, Live Nation Concerts and Live Nation Media & Sponsorship.

Key Attributes, Experience and Skills:

Mr. Rapino is a leading figure in the music industry and brings to the board extensive experience in marketing and promoting live entertainment, especially musical entertainment.

KRISTINA M. SALEN Age: 53 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Ms. Salen has been a director since July 2018.

Ms. Salen has been the Chief Financial Officer of Booksy Inc., a provider of scheduling software for beauty professionals, since January 2024. From December 2022 to August 2023, Ms. Salen was the Chief Financial Officer of Greenhouse Software, Inc., a hiring software company. She was the Chief Financial Officer of World Wrestling Entertainment, Inc., an integrated media company, from August 2020 until November 2021. From February 2019 until May 2020, Ms. Salen was the Chief Financial Officer of Moda Operandi, Inc., an online luxury retailer, and from July 2017 to October 2018, Ms. Salen was the Chief Financial Officer and Chief Operating Officer of UnitedMasters, an artist services company. Previously, she served as the Chief Financial Officer at Etsy, Inc., an online marketplace, from January 2013 to March 2017. Prior to Etsy, Ms. Salen led the media, Internet, and telecommunications research group of FMR LLC (doing business as Fidelity Investments), a multinational financial services company, from January 2006 to January 2013. Prior to Fidelity, Ms. Salen worked in various financial and executive roles at several companies, including Oppenheimer Capital LLC, an investment firm, from June 2002 to December 2005; Merrill Lynch & Co., Inc., a financial services corporation acquired by Bank of America Corporation in January 2009, from June 1997 to June 2001; Lazard Freres & Co. LLC, a global financial advisory and asset management firm, from April 1996 to June 1997; and SBC Warburg, an investment bank, from December 1994 to April 1996. During the past five years, Ms. Salen was also a director of Cornerstone OnDemand, Inc., a cloud-based talent management software solution company, where she was Chair of the Audit Committee.

Key Attributes, Experience and Skills:

Ms. Salen has extensive experience in media, telecommunications and internet companies, including experience advising, managing and investing in early-stage enterprises and assessing media- and subscription-related business plans and opportunities. This experience, together with her financial and management expertise, make her an asset in the board’s deliberations and in its assessment of our plans and alternatives.

2024 PROXY STATEMENT	11

ITEM 1—ELECTION OF DIRECTORS

CARL E. VOGEL Age: 66 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS Mr. Vogel has been a director since April 2011.
Mr. Vogel is a private investor and an industry advisor focused on media and communications for KKR & Co Inc., a global investment firm. He is also an Executive Partner of Mill Point Capital, a middle market private equity firm; and Executive Chairman of Full Circle Fiber Partners, LLC, an investment platform focused on opportunities in fiber construction, engineering and technology. Mr. Vogel was formerly Senior Advisor and Operating Partner with The Gores Group, a private equity firm; a former Senior Advisor of DISH Network Corporation; former President and Vice Chairman of DISH Network Corporation (formerly EchoStar Communications Corporation), a satellite delivered digital television services provider in the United States; the former Vice Chairman and Senior Advisor at EchoStar Corp., a developer of set-top boxes and other electronic technology; and the former President, Chief Executive Officer and director of Charter Communications, a broadband service provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media. He is a member of the board of directors and chairman of the audit committee of AMC Networks, Inc., a global entertainment company. He is also a member of the board of directors, audit committee and compensation committee of Sphere Entertainment Co., a premier live entertainment and media company that owns the Sphere in Las Vegas, Nevada, and the MSG Networks. Mr. Vogel served as a director of Ascent Media Corporation, Inc., DISH Network Corporation, Shaw Communications, Inc., Universal Electronics, Inc., and Progress Acquisition Corp. during the last five years.

Key Attributes, Experience and Skills:

Mr. Vogel has extensive experience as a leader in media and subscription businesses, including in many companies and ventures with operations that are directly related and complementary to our business, such as DISH Network, Charter Communications, Sphere Entertainment Co. and AMC Networks. In addition, his experience as a chief executive officer, private equity advisor and investor is useful in, and provides the directors a valuable perspective on, our financial and operating performance, the board’s evaluation of media industry trends and opportunities, the assessment of executive talent, and the consideration of strategic acquisitions and alternatives.

JENNIFER C. WITZ Age: 55 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Ms. Witz has served as our Chief Executive Officer and has been a director since January 2021.

From March 2019 through December 2020, Ms. Witz was our President, Sales, Marketing and Operations. From August 2017 until March 2019, she was our Executive Vice President, Chief Marketing Officer. Ms. Witz joined us in March 2002 and has served in a variety of senior financial and operating roles. Before joining SiriusXM, Ms. Witz was Vice President, Planning and Development, at Viacom Inc., a global media company, and prior to that she was Vice President, Finance and Corporate Development, at Metro-Goldwyn-Mayer, Inc., an entertainment company focused on the production and global distribution of film and television content. Ms. Witz began her career in the Investment Banking Department at Kidder, Peabody & Co Inc. She also is a member of the Board of Trustees for the Paley Center for Media. During the past five years, she was a member of the board of directors of LendingTree, Inc., a leading online marketplace that connects consumers with financial products, and served on its compensation committee.

Key Attributes, Experience and Skills:

As our Chief Executive Officer, Ms. Witz is responsible for setting and executing the goals and strategies related to our business. Ms. Witz provides the board not only with a knowledge of our day-to-day operations, but also with the essential experience, insight and expertise that can be provided only by a person who is intimately involved in running our business. Her ability as a director to share her views during the board’s deliberations is of significant benefit to the other members of the board of directors.

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ITEM 1—ELECTION OF DIRECTORS

DAVID M. ZASLAV Age: 64 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS Mr. Zaslav has been a director since May 2013.
Mr. Zaslav has been the President and Chief Executive Officer and a member of the board of directors of Warner Bros. Discovery, Inc., one of the world’s largest and most diverse media and entertainment companies, since April 2022. Mr. Zaslav was the President and Chief Executive Officer of Discovery Communications, Inc., one of the largest nonfiction media companies in the world, from January 2007 to April 2022, and a director of that company from September 2008 to April 2022. Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc., a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC and President of NBC Cable, a division of NBC, from October 1999 to May 2006. Mr. Zaslav serves on the boards of American Cinematheque, The Cable Center, Grupo Televisa, Partnership for New York City and USC Shoah Foundation and is an advisor to the Board of Directors of the Elie Wiesel Foundation for Humanity. He also is a member of the Board of Trustees for the Paley Center for Media, the Mount Sinai Medical Center and Syracuse University. He previously served as a director of Blade Air Mobility, Inc. from May 2021 until September 2021 and Lions Gate Entertainment Corp. from 2015 until May 2021.

Key Attributes, Experience and Skills:

Mr. Zaslav, as the Chief Executive Officer of Warner Bros. Discovery and through his prior work in television, has developed a deep understanding of the media and entertainment industry. This experience, together with his general management expertise, positions him as a valued presence on our board of directors to assist us in evaluating content and marketing opportunities and trends in the audio entertainment industry.

The board of directors recommends a vote “FOR” the
election of each of the nominees named above.

2024 PROXY STATEMENT	13

ITEM 1—ELECTION OF DIRECTORS

Board Membership Diversity

In accordance with the Board Diversity Rules (Rule 5605(f) and Rule 5606) of the NASDAQ Global Select Market (“NASDAQ”), the following Board Diversity Matrix presents the self-identified diversity statistics for our board of directors. The rule’s minimum diversity objective is two diverse directors, including one who self-identifies as female, and one who self-identifies as either an underrepresented minority or LGBTQ+. “Underrepresented Minority” means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities. “Two or More Races or Ethnicities” means a person who identifies with more than one of the following categories: White (not of Hispanic or Latinx origin), Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander. As reflected below, our board of directors meets NASDAQ’s diversity objective.

Board Diversity Matrix (as of February 29, 2024)
Total Number of Directors 13
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Outside Commitments

In recent years, some investors and proxy advisors have instituted “bright-line” proxy voting policies on the number of outside public company boards that a director may serve on. The board of directors recognizes investors’ concerns that highly sought-after directors could lack the time and attention to adequately perform their duties and responsibilities, and the Nominating, Environmental, Social and Governance Committee rigorously evaluates each director’s performance and commitment to ensure their continued effectiveness as a director.

The board of directors recognizes that Mr. Maffei, Chairman of our board of directors and President and Chief Executive Officer of Liberty Media, also sits on the board of directors of several other companies in which Liberty Media has an investment or a management relationship, as well as the board of directors of Zillow Group, Inc. The Nominating, Environmental, Social and Governance Committee has considered the facts-and-circumstances of Mr. Maffei’s role, including the significant time and resources Mr. Maffei regularly dedicates to SiriusXM, the nature of his outside board commitments (which primarily relate to his role with Liberty Media), the synergies between his service on these other boards and ours, the nature of Liberty Media’s relationship with us, and Mr. Maffei’s broad industry knowledge, and concluded that Mr. Maffei’s outside service does not conflict with, and instead enhances, his role and responsibilities at SiriusXM.

In addition, the board of directors recognizes that Mr. Zaslav, an independent director and President and Chief Executive Officer of Warner Bros. Discovery, Inc., also sits on the board of directors of Warner Bros. Discovery, Inc., American Cinematheque, The Cable Center, Grupo Televisa, Partnership for New York City and USC Shoah Foundation, is an advisor to the Board of Directors of the Elie Wiesel Foundation for Humanity, and is a member of the Board of Trustees for the Paley Center for Media, the Mount Sinai Medical Center and Syracuse University. The

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ITEM 1—ELECTION OF DIRECTORS

Nominating, Environmental, Social and Governance Committee has considered the facts-and-circumstances of Mr. Zaslav’s role, including the time and resources Mr. Zaslav dedicates to SiriusXM, the nature of his outside board and charitable commitments, the synergies between his service to these other boards and institutions and our board of directors, and Mr. Zaslav’s broad media industry knowledge, and concluded that Mr. Zaslav’s outside service does not conflict with, and instead augments, his role and responsibilities at SiriusXM.

For these reasons, the board of directors believes that Mr. Maffei and Mr. Zaslav will continue to provide SiriusXM with the necessary time and attention as well as valuable insight, and it has nominated each of them to continue their respective service on our board of directors.

What are the responsibilities of the board of directors?

The business and affairs of our company are managed under the direction of our board of directors.

Our board, among other things, oversees senior management selection, monitors overall corporate performance and ensures the integrity of our financial controls. Our board of directors also oversees our strategic and business planning processes with a goal of responsibly growing our business and creating value for our stockholders.

Our board of directors believes that earning the trust of our customers, stockholders and other stakeholders is a foundation of our business success. Our focus on earning trust positions us well as companies face new scrutiny and demands for accountability. Today, companies face increasing expectations from governments and other stakeholders to address the impacts of technology on individual rights, cybersecurity, and environmental sustainability. Customers embrace brands they understand and trust, and we expect they will increasingly turn away from products and companies that fail to uphold that trust. Similarly, governments and investors are increasingly focused on the importance of effective engagement and action on environmental, social and corporate governance topics. To meet the expectations of our stakeholders and to earn and maintain their trust, we are committed to conducting our business in ways that are principled, transparent, and accountable.

We have made a broad range of commitments on issues of significant concern to the public, including privacy and cybersecurity. We believe privacy is a fundamental human right and demonstrate our belief with concrete actions to protect our customers’ privacy and give them control over their data. We take a broad view of cybersecurity and work to protect our customers through our security operations and our investments in technology.

Our board of directors also oversees the key risks identified through our enterprise risk management process for board oversight: privacy-related risks; competitive risks facing our businesses, including risks relating to reputational and customer service risks; succession planning for our executive officers and other senior management; cybersecurity risks; corporate responsibility and sustainability risks (including climate risk); corporate governance risks; and other legal and regulatory risks. Our board of directors also reviews other significant risks facing our company identified through our enterprise risk management process. Among these are other significant strategic, operational, legal and environmental, social, and governance (“ESG”) risks, including human capital risks such as those relating to sexual or other harassment, diversity and inclusion initiatives, and overall workplace employee culture. Our Chief Executive Officer regularly reports to the board of directors our efforts to build a corporate culture based on integrity and respect, with the goal of working together to drive our business to be innovative, competitive and valued by listeners and advertisers.

How are nominees for the board of directors selected?

Our Nominating, Environmental, Social and Governance Committee reviews possible candidates to be directors and is responsible for overseeing matters of corporate governance, including the evaluation of performance and practices of the board of directors and the board’s committees. The Nominating, Environmental, Social and

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ITEM 1—ELECTION OF DIRECTORS

Governance Committee considers suggestions from many sources, including stockholders, for potential director nominees. Such suggestions, together with appropriate biographical and other information required pursuant to our By-laws, should be submitted to our Corporate Secretary, Sirius XM Holdings Inc., 1221 Avenue of the Americas, 35th Floor, New York, New York 10020. Candidates who are suggested by our stockholders are evaluated by the Nominating, Environmental, Social and Governance Committee in the same manner as are other potential candidates to be directors.

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating, Environmental, Social and Governance Committee takes into account all factors it considers appropriate, which may include:

●	ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), and local or community ties, and

●	minimum individual qualifications, including strength of character, mature judgment, familiarity with our business or related industries, independence of thought and ability to work collegially.

It is the policy of the Nominating, Environmental, Social and Governance Committee to require that any list of candidates to be considered by the Committee for nomination to our board include a diverse pool of candidates with a diversity of race, ethnicity, gender, gender identity and sexual orientation. Any third party consultant asked to furnish an initial list will be requested to include such candidates.

The Nominating, Environmental, Social and Governance Committee also may consider the extent to which a candidate would fill a present need on the board of directors. After conducting an initial evaluation of a candidate, the Nominating, Environmental, Social and Governance Committee will interview that candidate if it believes the candidate might be qualified to be a director and may ask the candidate to meet with other directors and management. If the Nominating, Environmental, Social and Governance Committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the board that candidate’s nomination as a director.

What is the board’s leadership structure?

Gregory B. Maffei, the Chief Executive Officer of Liberty Media Corporation, is the Chairman of our board of directors. The Chairman of our board organizes the work of the board and ensures that the board has access to sufficient information to enable the board to carry out its functions, including monitoring our performance and the performance of management. The Chairman, among other things, presides over meetings of the board of directors, establishes the agenda for each meeting of the board in consultation with our Chief Executive Officer, oversees the distribution of information to directors, and performs other duties or assignments as agreed with either the board of directors or our Chief Executive Officer. The board of directors has determined that it is currently in our best interests to separate the Chairman of the board position and the Chief Executive Officer position because it allows the Chief Executive Officer to focus on our day-to-day business, including risk management, while allowing the Chairman of the board to lead the directors and assist the board in its fundamental role of providing advice to, and oversight of, management. In addition, a separate Chairman provides an additional resource and level of support to our Chief Executive Officer. Our Corporate Governance Guidelines (the “Guidelines”) do not establish this approach as a policy, but as a matter that is considered from time-to-time.

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Does the board have a lead independent director?

As of February 29, 2024, Liberty Media beneficially owned, directly and indirectly, 83.35% of our outstanding common stock. In light of that control relationship, the board of directors believes it is appropriate, and a matter of good corporate governance, to designate a director to serve as the Lead Independent Director. The board has designated Eddy W. Hartenstein, the former Chairman of our board of directors, to serve as the Lead Independent Director. The Lead Independent Director coordinates the activities of the other independent directors and performs such other duties and responsibilities as the board of directors determines. As the Lead Independent Director, Mr. Hartenstein also chairs executive sessions of our independent directors, chairs meetings of the board of directors in the absence of the Chairman, meets regularly with our Chairman and Chief Executive Officer, provides input on the design and functioning of the board of directors, and acts as the principal liaison between our Chairman and our independent directors.

Are all of the directors required to be independent?

As of February 29, 2024, Liberty Media beneficially owned, directly and indirectly, 83.35% of our outstanding common stock entitled to vote for the election of directors. As a result, we are considered a “controlled company” and are accordingly exempt from certain corporate governance requirements of NASDAQ including, among other items, the requirement that our board of directors be comprised of a majority of independent directors, that we have a compensation committee comprised of independent directors and that director nominations are recommended by the independent members of the board of directors or a nominating committee composed of independent directors. We rely on these exemptions available to a controlled company with respect to the independence requirements applicable to members of our compensation committee and our Nominating, Environmental, Social and Governance Committee.

The controlled company exemption does not extend to the audit committee independence requirements. Accordingly, our audit committee is, and will continue to be, comprised solely of directors meeting the independence standards under the applicable NASDAQ listing standards, Section 10A(m)(3) of the Exchange Act and our Guidelines.

How does the board determine which directors are considered independent?

Our board reviews the independence of our directors annually. The provisions of our Guidelines regarding director independence meet, and in some areas exceed, the listing standards of NASDAQ. A copy of our Guidelines is available on our website under “ESG – Governance – Governance Documents”.

The Nominating, Environmental, Social and Governance Committee undertook a review of director independence in March 2024. As part of this review, the Committee reviewed with our Corporate Secretary questionnaires submitted by directors. These questionnaires disclose transactions and relationships between each director or members of his or her immediate family, on one hand, and us, other directors, members of our senior management and our affiliates, on the other hand.

Based on this review, the Nominating, Environmental, Social and Governance Committee determined that all of our directors and nominees are independent under the standards set forth in our Guidelines and the applicable NASDAQ listing standards, with the exception of:

●	Jennifer C. Witz, our Chief Executive Officer;

●	James E. Meyer, our former Chief Executive Officer who provided consulting services to us during the past three years;

●	Gregory B. Maffei, who is the President and Chief Executive Officer of Liberty Media;

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ITEM 1—ELECTION OF DIRECTORS

●	David A. Blau, who is an employee of Liberty Media;

●	Robin P. Hickenlooper, who is an employee of Liberty Media; and

●	Evan D. Malone, whose father is the Chairman of Liberty Media.

In the case of Michael Rapino, the directors evaluated the ownership relationship between Liberty Media and Live Nation, including the fact that Mr. Maffei is the Chairman of the Board of Live Nation, and other ordinary course transactions, such as data and marketing agreements, between us and Live Nation. In the case of David Zaslav, the directors evaluated ordinary course transactions, such as various content and marketing agreements, between us and Warner Bros. Discovery. Similarly, in the case of Jonelle Procope, the directors evaluated the ordinary course transactions between us and the Apollo Theater. The board concluded that neither Mr. Rapino, Mr. Zaslav nor Ms. Procope had any relationships that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

The board has determined that one half of the members of the Compensation Committee meet the independence standards under the applicable NASDAQ listing standards and our Guidelines and qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. The board has determined that one half of the members of the Nominating, Environmental, Social and Governance Committee meet the independence requirements mandated by NASDAQ applicable to serving on the Nominating, Environmental, Social and Governance Committee and our Guidelines.

Some investors and proxy advisors have proxy voting policies restricting non-independent directors from serving on a company’s Compensation Committee or the Nominating, Environmental, Social and Governance Committee. While the board of directors appreciates this viewpoint, the directors believe that the insight provided by Ms. Hickenlooper as well as Mr. Blau and Mr. Maffei and the nature of our relationship with Liberty Media makes Ms. Hickenlooper and Mr. Blau’s service on the Compensation Committee, and Mr. Maffei’s service on the Nominating, Environmental, Social and Governance Committee, appropriate and in the best interests of all stockholders.

The board has also determined that all of the members of the Audit Committee are financially sophisticated, meet the independence requirements mandated by the applicable NASDAQ listing standards, Section 10A(m)(3) of the Exchange Act and our Guidelines. The board further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of the applicable SEC regulations.

Our independent directors meet regularly in executive sessions and such sessions are chaired by Mr. Hartenstein, our Lead Independent Director.

What are the current standing committees of the board of directors, and who are the members of these committees?

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating, Environmental, Social and Governance Committee. From time to time, the board may also form ad hoc committees.

Copies of the current charters for the Audit Committee, the Compensation Committee and the Nominating, Environmental, Social and Governance Committee are available on our website under “ESG – Governance – Committee Charters”.

18	2024 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

The following table shows the current members and chair of each of our standing committees and the principal functions performed by each committee:

Committee	Functions
Audit
Members: Eddy W. Hartenstein James P. Holden Kristina M. Salen*

●

Selects our independent registered public accounting firm

●

Reviews reports of our independent registered public accounting firm

●

Reviews and approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit

●

Monitors the effectiveness of the audit process

●

Reviews the adequacy of financial and operating controls, including our cyber security efforts

●

Monitors our corporate compliance program

●

Monitors our policies and procedures for assessing enterprise risks

Compensation
Members: David A. Blau Robin P. Hickenlooper Michael Rapino Carl E. Vogel*	● Reviews our senior management compensation policies and strategies ● Oversees and evaluates our overall compensation structure and programs ● Oversees our management succession plans

Nominating, Environmental, Social and Governance
Members: Gregory B. Maffei James E. Meyer Jonelle Procope* David M. Zaslav

●

Develops and implements policies and practices relating to corporate governance, including leading the review of the significant environmental, social and governance matters

●

Reviews and monitors the implementation of our policies and procedures related to the selection of director candidates

●

Assists in developing criteria for open positions on the board of directors

●

Reviews information on potential candidates for directors and makes recommendations to the board of directors

●

Makes recommendations to the board of directors with respect to committee assignments

*	Chair

Our board of directors has formed a Special Committee of independent directors to formulate, authorize, approve, modify and terminate our policy with respect to the return of capital to our stockholders, including any use of capital for repurchases of shares of our common stock and, with respect to any transaction or arrangement between us and Liberty Media, to respond to, consider and evaluate any such transaction, including determining whether any such transaction or arrangement is advisable, fair to, and in the best interests of, us and our stockholders. The board of directors selected Eddy W. Hartenstein and James P. Holden to serve on the Special Committee. The Special Committee is chaired by Mr. Hartenstein.

2024 PROXY STATEMENT	19

ITEM 1—ELECTION OF DIRECTORS

How often did the board and its committees meet during 2023?

During 2023, there were six meetings of our board of directors, five Audit Committee meetings, four Compensation Committee meetings and two Nominating, Environmental, Social and Governance Committee meetings. Each director nominee attended 75% or more of the total number of meetings of the board and meetings held by committees on which he or she served.

Directors are also encouraged to attend the annual meeting of stockholders. One director, Ms. Witz, attended our 2023 annual meeting of stockholders.

How can stockholders communicate with the board of directors?

Stockholders may communicate directly with our board of directors, or specified individual directors, according to the procedures described on our website under “ESG – Governance – Contact our Board”.

Our Corporate Secretary reviews all correspondence to our directors and forwards to the board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all correspondence received by us that is addressed to members of our board.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by us, our board of directors and the Audit Committee regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are available upon written request to our Corporate Secretary.

Director Compensation

Pursuant to our director compensation program, in 2023, as Chairman of the board of directors, Mr. Maffei received an annual cash retainer of $150,000. Mr. Hartenstein, our Lead Independent Director, also received an annual cash retainer of $150,000. The other non-employee members of our board of directors each received an annual cash retainer of $100,000.

Each director who served as chair of a committee of the board of directors in 2023 received an additional annual cash retainer as follows: the Audit Committee chairwoman received $30,000; the Compensation Committee chairman received $20,000; and the Nominating, Environmental, Social and Governance Committee chairwoman received $15,000.

In addition, on an annual basis, each member receives approximately $175,000 in the form of restricted stock units (“RSUs”). These RSUs were granted on the business day following our 2023 annual meeting of stockholders. These RSUs granted to our directors vest on the first anniversary of the date of grant.

In 2023, Eddy W, Hartenstein and James P. Holden each received $80,000 in cash for their service as members of the Special Committee. Messrs. Hartenstein and Holden are each expected to receive $20,000 per quarter in 2024 for their service as members of the Special Committee.

Mr. Meyer retired as our Chief Executive Officer on December 31, 2020. Upon his retirement, we entered into a three-year consulting agreement with Mr. Meyer pursuant to which he was paid a fee of $3,200,000 per year. That consulting agreement expired on December 31, 2023. Mr. Meyer is also entitled to the compensation paid to other members of the board of directors. As our Chief Executive Officer, Ms. Witz does not receive additional compensation for her service on the board.

20	2024 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

Each director is expected to own shares of our common stock equal in value to at least five times the annual cash retainer payable to the director. All directors have until the later of: (i) five years from the date the director is elected or appointed as a member of the Board and (ii) September 1, 2023, to reach these minimum ownership guidelines.

Directors may defer their annual cash retainer each year under the Sirius XM Holdings Inc. Deferred Compensation Plan. Participation in the Deferred Compensation Plan, and to what extent, is at each director’s discretion and there is no matching contribution from us. In 2023, Mr. Maffei participated in the Deferred Compensation Plan. At the time of making a deferral election, directors designate the time and form of the distribution of deferrals to be made for the year to which that election relates. Distributions may occur earlier upon a change in control or a termination as a director, subject to certain conditions provided for under the Deferred Compensation Plan and Section 409A of the Internal Revenue Code. Directors have the opportunity to designate the investment funds to which the deferred amounts are credited. All investment gains and losses in a director’s account under the Deferred Compensation Plan are entirely based upon the investment selections made by the director. We have established a grantor (or “rabbi”) trust to facilitate payment of our obligations under the Deferred Compensation Plan.

Dividend equivalent units are granted to directors if, on any date while RSUs they hold are outstanding, we pay a dividend on our common stock (other than a dividend payable in common stock). The number of RSUs granted to the director are, as of the record date for such dividend payment, increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the director as of such record date, multiplied by (y) the per share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per share value of such dividend, as determined in good faith by us), divided by (b) the average closing price of a share of our common stock on NASDAQ on the twenty trading days preceding, but not including, such record date. Dividend equivalent units vest on the same terms as the related RSUs.

2024 PROXY STATEMENT	21

ITEM 1—ELECTION OF DIRECTORS

Director Compensation Table for 2023

The following table provides compensation information for the year ended December 31, 2023 for each of our non-employee directors. Directors who are employees do not receive compensation for their services as directors.

Name	Fee Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
David A. Blau	100,000	175,001	—	275,001
Eddy W. Hartenstein	230,000	175,001	—	405,001
Robin P. Hickenlooper	100,000	175,001	—	275,001
James P. Holden	180,000	175,001	—	355,001
Gregory B. Maffei(4)	150,000	175,001	—	325,001
Evan D. Malone	100,000	175,001	—	275,001
James E. Meyer	100,000	175,001	3,200,000	3,475,001
Jonelle Procope	110,000	175,001	—	285,001
Michael Rapino	100,000	175,001	—	275,001
Kristina M. Salen	130,000	175,001	—	305,001
Carl E. Vogel	120,000	175,001	—	295,001
David M. Zaslav	100,000	175,001	—	275,001
(1)	The aggregate grant date fair values of stock awards were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (excluding estimated forfeitures). The assumptions used in the valuation are discussed in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. On June 2, 2023, all non-employee directors were awarded 48,883 RSUs with a grant date value of $175,001. At December 31, 2023, the aggregate number of unvested RSUs and dividend equivalent units outstanding for each of Mr. Blau, Mr. Hartenstein, Ms. Hickenlooper, Mr. Maffei, Dr. Malone, Mr. Meyer, Ms. Procope, Mr. Rapino, Ms. Salen, Mr. Vogel, and Mr. Zaslav was 49,395. At December 31, 2023, the aggregate number of unvested RSUs and dividend equivalent units outstanding for Mr. Holden was 210,712.
(2)	Starting in 2019, non-employee directors no longer received stock options as part of their annual equity compensation. At December 31, 2023, the aggregate number of stock option awards outstanding for each non-employee director was as follows: Mr. Hartenstein—278,534; Mr. Holden—278,534; Mr. Maffei—278,534; Dr. Malone—278,534; Mr. Rapino—36,475; Ms. Salen—20,900; Mr. Vogel—278,534; and Mr. Zaslav—81,175.
(3)	In accordance with the terms of Mr. Meyer’s employment agreement, upon his retirement we entered into a three-year consulting agreement with Mr. Meyer pursuant to which he was paid a fee of $3,200,000 per year. During the term of this Consulting Agreement, we covered the expenses related to Mr. Meyer’s medical, dental and life insurance coverage for himself and his dependents. The amounts set forth above include compensation paid to Mr. Meyer as a non-employee director and the fee paid to him in 2023 under the Consulting Agreement. The term of the Consulting Agreement expired on December 31, 2023.
(4)	During 2023, Mr. Maffei contributed his $150,000 cash director fee into the Deferred Compensation Plan. During 2023, Mr. Maffei recorded gains of $153,686 on his deferrals. As of December 31, 2023, Mr. Maffei’s balance in the Deferred Compensation Plan was $945,039.

22	2024 PROXY STATEMENT

Environmental, Social and Governance Highlights

Overview

Our Nominating, Environmental, Social and Governance Committee is responsible for leading our board of directors and its committees in reviewing our practices concerning significant environmental, social and governance matters. This includes oversight of our policies, practices and reporting with respect to significant ESG matters, including matters relating to:

●	assessing and managing the impacts of our business activities on the environment and compliance with environmental laws and regulations;

●	our focus on diversity, equity and inclusion (“DE&I”) related to our employees and with respect to the content we produce and distribute on our platforms; and

●	governance practices aimed at ensuring objective oversight of our business activities.

The Committee fulfils these responsibilities in consultation and coordination with other committees of the board of directors as well as with the full board.

Our ESG strategy builds upon a materiality assessment we conducted in 2021 that: identified areas of focus for our company; evaluated the ESG practices of certain peer companies; and developed ESG policies and practices to address the expectations of our investors. Since that time, we have been compiling information regarding our ESG efforts and have published them on our website. Our website includes a discussion of our environmental impact and greenhouse gas (“GHG”) emissions, a review of our social responsibility and DE&I practices, and our governance practices (including a library that includes our ESG-related policies). In 2023, with the support of an independent ESG and governance advisory firm, we continued to evaluate and integrate ESG developments; refine the process for gathering our GHG emissions data; enhance our governance of ESG matters, including regular reviews of our progress by the Nominating, Environmental, Social and Governance Committee; and monitor relevant regulatory developments.

ESG Areas of Focus

Our ESG materiality assessment identified the issues that we believe are most relevant to our company and stakeholders, and the pillars upon which we have based our ESG strategy. A summary of those pillars is included below:

Efficiency and Environmental Responsibility	Talent & Engagement	Platform for Diverse Perspectives
We seek to improve our products and services for our customers while being efficient and conscious of the environment.	Our diverse talent drives what we do, and we strive to provide an engaging environment where each person can thrive.	We aim to be a platform for diverse perspectives and facilitate dialogue on all issues, big and small.

In 2022, we refined our ESG strategy, practices and disclosures, and in 2023, we continued to provide investors and other stakeholders with updates on our activities on our website.

2024 PROXY STATEMENT	23

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

Environmental

We believe that our business has a relatively low impact on the environment. In 2022, we licensed a system that assists us in the compiling of data related to the consumption of energy across our business activities. This system allows us to estimate the amount of GHG emissions generated by our consumption of energy. In 2021, electricity consumption at our office locations, data centers, and repeater networks generated the vast majority of our GHG emissions, all of which constituted Scope 2 GHG emissions (i.e., emissions that we may cause indirectly when the energy we purchase and use is produced). A relatively small amount of our energy consumption in 2021 was related to heating our locations and fueling our small fleet of vehicles (most of which are used for testing our satellite radio and connected vehicle services), which constitutes Scope 1 GHG emissions (i.e., emissions that occur from sources that controlled or owned by us).

During 2023, we updated our website to disclose our Scope 1 and 2 GHG emission data for 2022 and initiated the work of analyzing our Scope 3 GHG emissions (i.e., emissions that occur from sources that are not controlled by us, but that we indirectly affect as part of our business) to determine the relevance of those emissions on our business and provide estimates of our most significant categories of Scope 3 emissions. We also continued to monitor and evaluate opportunities to reduce and potentially mitigate our carbon footprint over time.

In 2023, we also entered in agreements to invest in an industrial carbon capture and storage project that will generate an estimated $250 million in net after-tax cash benefits over a period of seven years.

Social

Our Workforce

We believe that a diverse workforce is critical to our success and are focused on multiple dimensions of diversity. We cultivate an inclusive environment where human differences are valued, respected, supported and amplified. We have taken actions to recruit, retain, develop and advance a diverse and talented workforce. Our diversity, equity and inclusion efforts are an integral part of our Organizational Culture & Change Management team. Our Organizational Culture & Change Management team aims to increase our focus on diversity, equity and inclusion efforts by integrating it more deeply into the fabric of our culture and business objectives.

We are focused on increasing the representation of women and people of color at all levels of our organization. We recruit talent in diverse communities, including by engaging as a sponsor of professional conferences focused on diverse talent. We have created a program, called Pathways, that provides recent graduates of Historically Black Colleges and Universities with entry-level full-time opportunities. We also have agreements with third parties designed to offer leadership development for Black, Latinx, Native American and Asian employees. Additionally, we provide a mentoring program to help underrepresented employees benefit from coaching, guidance, and feedback. We have five employee resource groups supporting women, people of color, veterans, the LGBTQIA+ community and employees with disabilities.

In an effort to assess, evaluate and further our DE&I efforts, we periodically ask our employees to provide voluntary demographic information related to gender, gender identity, sexual orientation, race, ethnicity, veteran and disability status. We also comply with the FCC’s Equal Employment Opportunity (“EEO”) rules, including making the EEO reports we file with the FCC publicly available.

To attract and retain talent, we also recognize the need to create a supportive workplace, with opportunities for our employees to grow and develop in their careers, supported by competitive compensation, benefits and health and wellness programs, and by programs that build connections between our employees and their communities. For more information on our related practices and programs, please see the disclosure in our Annual Report on Form 10-K for the year ended December 31, 2023 under the caption “Human Capital Resources.”

24	2024 PROXY STATEMENT

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

Our Workplace

In addition to cultivating a diverse and inclusive environment, we believe it is important to ensure that policies, processes and practices are administered fairly and equitably for all employees. We have implemented a broad set of anti-harassment and discrimination policies designed to protect against discrimination based upon sex, gender, race, color, religion/religious creed, national origin, ancestry, physical or mental disability, genetic information, age, marital status, pregnancy, sexual orientation, gender identity, gender expression, sex stereotype, transgender, immigration status, military and protected veteran status, medical condition, or any basis prohibited under federal, state or local law. We also provide regular training and guidance to our workforce regarding diversity, equity and inclusion. In 2021, we launched “Can We Talk?” an initiative aimed at increasing cultural awareness and promoting dialogue and “Conscious Inclusion,” a facilitator-led training required for all of our full-time U.S. based employees. Conscious Inclusion is designed to promote inclusive behaviors in our workplace by enabling employees to explore bias and its impact and to learn how it translates to reactions and behaviors towards differences. We have integrated diversity, equity and inclusion messaging into our regular meetings between our Chief Executive Officer and our workforce.

Serving as a Platform for Diverse Perspectives

We offer audio platforms where listeners have access to diverse programming that represents a wide range of backgrounds, lifestyles, opinions and viewpoints. We are committed to respecting creator expression and honoring listener preferences while facilitating dialogue on all issues, big and small. We support freedom of speech and expression whether it be in talk, comedy, entertainment, sports, music or commentary of any kind.

Collectively, our programming is designed to broaden the listening experience for individuals, regardless of their views, and so we will continue to offer content across the entire spectrum of viewpoints and entertainment offerings.

On programming and content that some may deem controversial, we come down on the side of allowing the voices in a debate, or the message from an artist or performer, to speak for itself rather than acting to censure or cancel. As supporters of free speech and expression, our philosophy is to be extraordinarily cautious before removing content.

Corporate Giving & Volunteering

Our corporate giving and volunteering programs encourage employees to give to the causes most meaningful to them. We have a charitable match program which offers employees a dollar-for-dollar match on their charitable contributions up to a specific cap. In addition, full-time employees are eligible to receive five days of paid time off to volunteer with charitable organizations of their choice. During 2023, over 500 employees volunteered over 7,800 hours, and over 620 employees utilized our charitable matching program, benefiting more than 800 charitable organizations.

In 2020, we contributed $25 million to a donor advised fund to support our charitable contributions, an effort we call SiriusXM Cares. SiriusXM Cares has contributed to a variety of organizations over the past three years. These organizations, which combat racial injustice, promote social equality, provide education, or facilitate hiring of underrepresented individuals, include The Apollo Theater, The Smithsonian Institute’s National Museum of African American History and Culture, Save The Music, Huston-Tillotson University, Asian Americans Advancing Justice, South Asian Americans Leading Together, the Alliance for Women in Media, the Human Rights Campaign, TASH (an international advocacy association of people with disabilities, their family members, other advocates, and people who work in the disability field), the League of United Latin American Citizens, the Native American Rights Fund, The Warrior Alliance, the AutoNation Foundation, the St. Thomas Aquinas College Social Justice Center, United Jewish Appeal Federation of Jewish Philanthropies of NY, Inc., City of Hope, United States Holocaust Memorial Museum, The Last Mile, Girls Who Code, Paley Center for Media, Hunter College, Boys & Girls Club of Metro Queens, Boys & Girls Club of America, Fam Frequency Productions, Reaching Early Creatives, Volunteers of America-Greater New York, and Sounds of Saving.

2024 PROXY STATEMENT	25

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

Governance of ESG

The Nominating, Environmental, Social and Governance Committee is responsible for leading our board of directors and its committees in reviewing our practices concerning relevant environmental, social and governance matters.

In 2023, our ESG process was overseen by our Senior Vice President and Treasurer, William Prip. Mr. Prip reports directly to our Chief Financial Officer and worked with a cross-functional team that included our General Counsel, Chief People + Culture Officer, Senior Vice President and Corporate Controller, Senior Vice President, Corporate Communications, Senior Vice President, Investor Relations, Senior Vice President, Diversity, Equity & Inclusion, and others that provided direction and oversight of our ESG efforts. Mr. Prip provided updates to our executive leadership and to the Nominating, Environmental, Social and Governance Committee on ESG-related activities. This cross-functional team meets regularly to track progress and performance on internal ESG initiatives, and to stay current on ESG trends.

In addition, our management provides updates from time to time to the Nominating, Environmental, Social and Governance Committee and our full board of directors on key ESG initiatives.

26	2024 PROXY STATEMENT

Stock Ownership

Who are the principal owners of our stock?

The following table sets forth information regarding beneficial ownership of our common stock as of February 29, 2024 by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. “Beneficial ownership” includes those shares a person has or shares the power to vote or transfer or has the right to acquire within sixty days of the measurement date.

	Shares Beneficially Owned as of February 29, 2024
Name and Address of Beneficial Owner of Common Stock	Number	Percent
Liberty Media Corporation(1)	3,205,832,796	83.35%
12300 Liberty Boulevard
Englewood, CO 80112

(1)	The ownership percentage is based upon the information contained in a Schedule 13D/A filed on December 12, 2023 by Liberty Media Corporation and the actual number of shares outstanding, 3,846,149,971 as of February 29, 2024. Liberty Media Corporation has sole investment and voting power with respect to these shares.

2024 PROXY STATEMENT	27

STOCK OWNERSHIP

How much stock do our directors and executive officers own?

The following table shows the number of shares of common stock beneficially owned as of February 29, 2024 by each of our directors, each of our named executive officers and all of our directors and current executive officers as a group. The security ownership information with respect to shares of our common is based upon 3,846,149,971 shares of common stock outstanding on February 29, 2024.

Shares underlying restricted stock units outstanding pursuant to the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan and various other stock incentive plans administered by the compensation committee of the board of directors are included in the outstanding share numbers provided in the table below. Shares of our common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 29, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the voting percentage and percentage ownership of that person and for the aggregate voting percentage and percentage owned by our directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person.

So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent of Class
David A. Blau(3)	56,882	*
Eddy W. Hartenstein	448,922	*
Robin P. Hickenlooper(3)	45,882	*
James P. Holden	448,922	*
Gregory B. Maffei(3)	918,865	*
Evan D. Malone(3)	450,158	*
James E. Meyer	1,042,077	*
Jonelle Procope	83,635	*
Michael Rapino	180,610	*
Kristina M. Salen	101,070	*
Carl E. Vogel	444,984	*
David M. Zaslav	168,593	*
Jennifer C. Witz	12,093,675	*
Scott A. Greenstein	3,474,932	*
Thomas D. Barry(4)	1,133,565	*
Patrick L. Donnelly	2,829,045	*
Joseph Inzerillo	1,453,321	*
Sean S. Sullivan(5)	1,100,273	*
All Current Executive Officers and Directors as a Group (19 persons)	30,706,642	0.79%
*	Less than 1% of our outstanding shares of common stock.
(1)	Includes beneficial ownership of shares that may be acquired (a) upon exercise of, or which relate to, stock options exercisable and (b) upon vesting of restricted stock units, in each case, within 60 days of February 29, 2024. These amounts also include any dividend equivalent units accrued on restricted stock units that they beneficially own or could beneficially own within 60 days after February 29, 2024.

28	2024 PROXY STATEMENT

STOCK OWNERSHIP

Number of Shares of Common Stock
David A. Blau	—
Eddy W. Hartenstein	278,534
Robin P. Hickenlooper	—
James P. Holden	278,534
Gregory B. Maffei	278,534
Evan D. Malone	278,534
James E. Meyer	—
Jonelle Procope	—
Michael Rapino	36,475
Kristina M. Salen	20,900
Carl E. Vogel	278,534
David M. Zaslav	81,175
Jennifer C. Witz	9,908,390
Scott A. Greenstein	1,341,895
Thomas D. Barry	822,472
Patrick L. Donnelly	2,311,892
Joseph Inzerillo	950,574
(2)	Also includes the following numbers of shares of common stock acquired under and held in the Sirius XM Radio Inc. 401(k) Savings Plan as of February 29, 2024: Ms. Witz— 11,006 shares; Mr. Greenstein— 82,363 shares; Mr. Barry — 15,475 shares; Mr. Donnelly— 48,649 shares; and Mr. Inzerillo — 0 shares.
(3)	Ms. Hickenlooper and Messrs. Blau and Maffei are employees of Liberty Media. As of February 29, 2024, Liberty Media beneficially owned 3,205,832,796 shares (or 83.35%) of our common stock. Ms. Hickenlooper and Messrs. Blau and Maffei disclaim beneficial ownership of the shares owned by Liberty Media and its affiliates. Dr. Malone is a member of the board of directors of Liberty Media and also disclaims beneficial ownership of the shares owned by Liberty Media and its affiliates.
(4)	Thomas D. Barry was appointed as Executive Vice President and Chief Financial Officer effective as of April 28, 2023.
(5)	On April 28, 2023, Sean S. Sullivan resigned as our Executive Vice President and Chief Financial Officer. The information is based upon the last Form 4 Mr. Sullivan filed with respect to Sirius XM Holdings Inc.

2024 PROXY STATEMENT	29

Governance of the Company

What is SiriusXM’s corporate culture?

We are focused on creating a culture of integrity and respect, with the goal of working together to drive our business to be creative, innovative and competitive. We have announced a set of core values: “We believe we will shape the future of audio because we are: authentic, inclusive, curious and driven”. We intend to employ these core values to inform and guide the decisions and behaviors of our employees.

We operate a performance-based environment where results matter and financial discipline is enforced. We have a highly collaborative culture in which employees feel a sense of pride that their input is sought after and valued. At the same time, we believe in holding individuals accountable for results and employees are empowered and expected to “do what they say they are going to do.” We believe that our culture is a long-term competitive advantage for us, fuels our ability to execute and is a critical underpinning of our employee talent strategy.

What is SiriusXM’s process for succession planning and talent management?

Ensuring that we have the appropriate senior management talent to successfully pursue our strategies is one of our board’s primary responsibilities. At least once a year, the board of directors discusses succession planning for our Chief Executive Officer and the remainder of our executive officers and senior executives. To help fulfill the board’s responsibility, our Compensation Committee helps ensure that we have in place appropriate plans to address CEO succession both in the ordinary course of business and in emergency situations. Our CEO succession planning includes criteria that reflect our business strategies, such as identifying and developing internal candidates. Our Guidelines also require that we have appropriate succession planning for the remainder of our senior management team, including our named executive officers.

Recruiting, developing, promoting and retaining talent is a key priority for our company. Throughout the year, our executive officers, as well as a broader array of executives throughout our company, make presentations to the board of directors and may also interact with our directors informally outside of our scheduled Board meetings. This engagement between directors and our current and future leaders is one means by which we provide our directors insight into our pool of talent, what attracts and retains our senior management, and our corporate culture.

How does the board of directors oversee our risk management process?

The board executes its oversight responsibility for risk management directly and through its committees, as follows:

●	The Audit Committee has primary responsibility for monitoring our internal audit, corporate, financial and risk management processes and overseeing our system of internal controls and financial reporting. The Audit Committee discusses specific risk areas throughout the year, including those that may arise from time to time and the measures taken by management to monitor and limit risks.

●	The Audit Committee receives regular reports throughout the year on matters related to risk management. At each regularly scheduled meeting, the Audit Committee receives reports from (i) our external auditor on the status of audit activities and findings and (ii) the Company executive in charge of internal audit (who reports directly to the Audit Committee) on the status of our internal audit plan, audit results and any corrective action taken in response to internal audit findings.

●	We have a Compliance Officer who is in charge of our compliance with FCC related laws and regulations and training and monitoring compliance with those laws and regulations. Our Executive Vice President, General Counsel and Secretary reports to the Audit Committee throughout the year on information received via submissions to our compliance hotline and any changes or developments in compliance matters. Each quarter, our Chief Financial Officer reports to the board of directors on our performance and discusses how actual performance compares to our business plan and budget. Our executive officers report regularly to the board about the risks and exposures related to our business.

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●	The Audit Committee, which is generally responsible for risk oversight, is regularly updated by our Chief Executive Officer and Chief Financial Officer regarding enterprise risk management efforts, including cybersecurity concerns and our approach to managing cybersecurity risks. Our chief information officer and chief information security officer also regularly make presentations to the Audit Committee regarding cybersecurity.

●	The Nominating, Environmental, Social and Governance Committee reviews and oversees, among other things, our policies, practices and positions to further our corporate citizenship and sustainability, including matters relating to environmental quality, corporate social responsibility, diversity and inclusion, and other environmental, social and governance matters.

●	The other committees of the board of directors oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee assesses risks associated with management succession planning and our compensation policies and programs for executives as well as the broader employee base.

●	The committees report to the board of directors at every regular board meeting on the topics discussed and actions taken at the most recent committee meeting. Our board of directors discusses the risks and exposures, if any, involved in the matters or recommendations of the committees, as necessary.

●	Our board of directors also considers specific risk topics throughout the year, including risks associated with our business plan, litigation, operational efficiency, government regulation, physical facilities, information technology infrastructure, cybersecurity and capital structure. The board is informed about and regularly discusses our risk profile, including legal, regulatory and operational risks to our business.

In administering its risk oversight function, the board attempts to discuss, evaluate and asses various risks based on the immediacy of the risks, including whether the matters can properly be classified as short-term, intermediate-term or long-term, and then discuss the nature and extent of the risk in the context of the time horizon for the associated risk. In assessing risks, the board of directors has in the past and may in the future consult with outside advisors and experts, such as experts in cybersecurity, to help it assess and, to the extent possible, anticipate future threats and trends.

On an annual basis, and more often as the facts and circumstances warrant, our Senior Vice President, Internal Audit, leads a process with our senior management to identify, assess and evaluate our enterprise-wide risks. As noted above, our Chief Executive Officer and Chief Financial Officer regularly update the Audit Committee regarding our enterprise risk management efforts, including significant emerging risks identified by our Senior Vice President, Internal Audit. Our risk oversight efforts are an integrated part of our financial reporting and disclosure controls process. Enterprise risks, including emerging items, are discussed as part of our corporate controls in preparing our SEC and other public filings.

What is the Company’s risk management strategy with respect to Cybersecurity?

As part of our enterprise risk assessment function, which is led by our Senior Vice President and head of Internal Audit, we have implemented processes to assess, identify and manage the material risks facing the company, including from cyber threats. Our enterprise risk assessment function is part of our overall risk management processes. Our cybersecurity program is built upon internationally recognized frameworks, such as ISO 27001, and maps to standards published by The National Institute of Standards and Technology. We believe that our processes provide us with a comprehensive assessment of potential cyber threats.

We conduct regular scans, penetration tests, and vulnerability assessments to identify any potential threats or vulnerabilities in our systems. Our processes to assess, identify and manage the material risks from cyber threats include the risks arising from threats associated with third party service providers, including cloud-based platforms. We have developed a robust cyber crisis response plan which provides a documented framework for handling high severity security incidents and facilitates coordination across multiple parts of the company. Our incident

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GOVERNANCE OF THE COMPANY

response team constantly monitors threat intelligence feeds, handles vulnerability management and responds to incidents. In addition, we routinely perform simulations and drills at both a technical and management level. Internally, we have a security awareness program which includes training that reinforces our information technology and security policies, standards and practices, and we require that our employees comply with these policies. The security awareness program offers training on how to identify potential cybersecurity risks and protect our resources and information. This training is mandatory for all employees on an annual basis, and it is supplemented by testing initiatives, including periodic phishing tests. We also provide specialized security training for certain employee roles, such as application developers. Finally, our privacy program requires all employees to take periodic awareness training on data privacy. This training includes information about confidentiality and security, as well as responding to unauthorized access to or use of information.

From time to time, we engage third-party service providers to enhance our risk mitigation efforts. For instance, we have routinely engaged an independent cybersecurity advisor to lead a cybersecurity crisis simulation exercise that has been used by our senior leaders to prepare for a possible cyber crisis. In addition, we have engaged: Novacoast, an international cybersecurity company specializing in IT services and software development, to augment our monitoring and detection efforts; Synopsys, Inc., a leader in electronic design automation, to perform our external penetration testing and vulnerability assessment; Recorded Future, one of the world’s largest intelligence companies, and Mandiant, a recognized leader in cyber defense, threat intelligence and incident response services, to provide threat intelligence and analysis services; and Mandiant to augment our incident response ability and provide forensic services. We also purchase insurance to protect us against the risk of cybersecurity breaches. Our Senior Vice President and Treasurer is responsible for our insurance programs and reviews on a regular basis our cyber insurance policies and assesses whether we have appropriate coverage.

To date, risks from cybersecurity threats have not previously materially affected us, and we currently do not expect that the risks from cybersecurity threats are reasonably likely to materially affect us, including our business, strategy, results of operations or financial condition. That said, the sophistication of cyber threats continues to increase, and the preventative actions we take to reduce the risk of cyber incidents and protect our systems and information may be insufficient. Accordingly, no matter how well designed or implemented our controls are, we will not be able to anticipate all security breaches of these types, including security threats that may result from third parties improperly employing AI technologies, and we may not be able to implement effective preventive measures against such security breaches in a timely manner.

What is the role of the Board as it relates to Cybersecurity?

The Audit Committee of our board of directors is responsible for the primary oversight of our information security programs, including relating to cybersecurity. The Audit Committee receives regular reports from our Chief Product and Technology Officer, Chief Information Security Officer and the Chief Information Officer on, among other things, our cyber risks and threats, the status of projects to strengthen our information security systems, assessments of our security program, and our views of the emerging threat landscape. Our Senior Vice President and head of Internal Audit reports directly to the Audit Committee and is responsible for reporting to the Committee on our company-wide enterprise risk assessment, and that assessment also includes an evaluation of cyber risks and threats. The Chair of the Audit Committee regularly reports to our board on cybersecurity risks and other matters reviewed by the Committee. In addition, our board receives separate presentations on cybersecurity risk from our Chief Product and Technology Officer. Furthermore, all board members are invited to attend each Audit Committee meeting and have access to the materials for each Audit Committee meeting. As a matter of process, the Audit Committee annually reviews, and recommends to the board its approval of, our information security policy and information security program. Furthermore, on an annual basis, our board reviews and discusses our technology strategy with our Chief Product and Technology Officer and approves our technology strategic plan.

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What is the role of management as it relates to Cybersecurity?

Our Chief Information Security Officer, together with our Chief Product and Technology Officer and Chief Information Officer, is responsible for the day-to-day management of our cybersecurity risks. We have established a Security Council, which includes our Chief Executive Officer, Chief Commercial Officer, Chief Product and Technology Officer, Chief Information Security Officer, Chief Information Officer, Chief Financial Officer, General Counsel and other senior officers, that meets on at least a quarterly basis to review cybersecurity and information security matters. The Security Council has primary management oversight responsibility for assessing and managing information security, fraud, vendor, data protection and privacy, and cybersecurity risks.

We have a security incident response framework in place. We use this incident response framework as part of the process we employ to keep our management and board of directors informed about and monitor the prevention, detection, mitigation, and remediation of cybersecurity incidents. The framework is a set of coordinated procedures and tasks that our incident response team, under the direction of the Chief Information Security Officer, executes with the goal of ensuring timely and accurate resolution of cybersecurity incidents. Our cybersecurity framework includes regular compliance assessments with our policies and standards and applicable state and federal statutes and regulations. In addition, we validate compliance with our internal data security controls through the use of security monitoring utilities and internal and external audits.

Our Chief Information Security Officer, Chief Product and Technology Officer and Chief Information Officer each have extensive experience in the information technology area. In particular, our Chief Information Security Officer has over twenty years of professional experience in the information security area, including as a result of his service as the director of security, a security architect and a software security engineer at companies such as Squarespace, Verizon Media (Oath), Tumblr, Bridgewater Associates and EMC; our Chief Product and Technology Officer has twenty eight years of professional experience in the information security area; and our Chief Information Officer has twenty three years of professional experience in the information security area.

What are our policies and procedures for related person transactions?

We have adopted a written policy and written procedures for the review, approval and monitoring of transactions involving the Company or its subsidiaries and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors or their immediate family members, or stockholders owning more than five percent of our common stock.

Our related person transaction policy requires:

●	that any transaction in which the Company is a participant, a related person has a material direct or indirect interest and which exceeds $120,000 (such transaction referred to as a “related person” transaction) and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by a committee of the board composed solely of independent directors who are disinterested; and

●	that any employment relationship or transaction involving an executive officer and the Company must be approved by the Compensation Committee or recommended by the Compensation Committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction, management must:

●	disclose to the committee or independent directors, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

●	advise the committee or independent directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

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GOVERNANCE OF THE COMPANY

●	advise the committee or independent directors, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

●	advise the committee or independent directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Nominating, Environmental, Social and Governance Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “outside” director, as applicable, under the rules and regulations of the SEC and NASDAQ.

We have entered into several agreements with the Apollo Theater in the ordinary course of business, including agreements to hold certain live subscriber events. Jonelle Procope, who retired as the President and Chief Executive Officer of the Apollo Theater Foundation, Inc. in June 2023, is a member of our board of directors and the Chair of the Nominating, Environmental, Social and Governance Committee.

Since 2017, we have entered into a series of agreements with Meyer Shank Racing, Inc., the owner of a professional race car team competing in the IndyCar Series and other auto racing series, to sponsor a professional race car team. Mr. Meyer, our Vice Chairman, owns an approximately 28% interest in Meyer Shank Racing, Inc., while Liberty Media owns an approximately 30% interest in Meyer Shank Racing, Inc. Our board of directors has reviewed our agreements and relationship with Meyer Shank Racing and all of our agreements with Meyer Shank Racing have been approved by the Audit Committee. In 2022, we renewed our racing team sponsorship for the 2023 and 2024 racing seasons. In 2023, we spent $3.8 million in connection with this sponsorship and in 2024, we expect to spend approximately $2.7 million.

What is the relationship between SiriusXM and Liberty Media Corporation?

In February and March 2009, we entered into several transactions to borrow up to $530 million from Liberty Media Corporation and its affiliates. All of these loans were repaid in cash in 2009.

As part of the transactions with Liberty Media, in February 2009, we entered into an investment agreement (the “Investment Agreement”) with Liberty Radio, LLC, an indirect wholly-owned subsidiary of Liberty Media. Pursuant to the Investment Agreement, we issued to Liberty Radio, LLC 12,500,000 shares of convertible preferred stock in partial consideration for the loan investments. The preferred stock was convertible into approximately 40% of our outstanding shares of common stock (after giving effect to such conversion).

In September 2012, Liberty Radio, LLC converted 6,249,900 shares of its preferred stock into 1,293,467,684 shares of our common stock. In January 2013, the Federal Communications Commission granted Liberty Media approval to acquire control of us, and Liberty Radio, LLC converted its remaining preferred stock into an additional 1,293,509,076 shares of our common stock. As a result of these conversions of preferred stock and additional purchases of our common stock, Liberty Media then beneficially owned, directly and indirectly, over 50% of our outstanding common stock.

Four individuals who are affiliated with Liberty Media, either as executives or members of the board of directors of Liberty Media, are members of our board of directors. Gregory B. Maffei, the President and Chief Executive Officer of Liberty Media, is the Chairman of our board of directors.

As a result, Liberty Media has the ability to control our affairs, policies and operations, such as the appointment of management, future issuances of our common stock or other securities, the payment of dividends on our common stock, the incurrence of debt by us, amendments to our certificate of incorporation and by-laws and the entering into of extraordinary transactions, and their interests may not in all cases be aligned with the interests of

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other stockholders. In addition, Liberty Media can determine the outcome of all matters requiring general stockholder approval and has the ability to cause or prevent a change of control of our Company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive stockholders of an opportunity to receive a premium for their common stock as part of a sale of our Company and might ultimately affect the market price of our common stock.

Are there other Agreements with Liberty Media?

On February 1, 2021, we entered into a tax sharing agreement with Liberty Media governing the allocation of consolidated U.S. income tax liabilities and setting forth agreements with respect to other tax matters. The tax sharing agreement was negotiated and approved by the Special Committee of our board of directors, each of whom is independent of Liberty Media.

Under the Internal Revenue Code, two corporations may form a consolidated tax group, and file a consolidated federal income tax return, if one corporation owns stock representing at least 80% of the voting power and value of the outstanding capital stock of the other corporation. The tax sharing agreement governs certain matters related to the resulting consolidated federal income tax returns, as well as state and local returns filed on a consolidated or combined basis.

On November 1, 2021, Liberty Media entered into an Exchange Agreement with certain counterparties to acquire an aggregate of 43,658,800 shares of our common stock in exchange for the issuance by Liberty Media to the holders of an aggregate of 5,347,320 shares of Liberty’s Series A Liberty SiriusXM Common Stock, par value $0.01 per share, in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The transactions under the Exchange Agreement closed on November 3, 2021 and, as a result, we became members of the same consolidated tax group with Liberty Media. As of February 29, 2024, Liberty Media beneficially owned, directly and indirectly, approximately 83% of the outstanding shares of our common stock.

Also on November 1, 2021, we entered into an agreement with Liberty Media, whereby Liberty Media agreed not to effect any merger with us pursuant to Section 253 of the General Corporation Law of the State of Delaware (or any successor to such statute) without obtaining the prior approval of the Special Committee of our board of directors (or any successor Special Committee of independent and disinterested directors) as well as an agreement regarding certain tax matters relating to the transactions under the Exchange Agreement, including the adoption of the Exchange Agreement as a “plan of reorganization.” Each of these agreements between us and Liberty Media was negotiated by Liberty Media with the Special Committee of our board of directors.

What is the pending transaction between SiriusXM and Liberty Media Corporation?

On December 11, 2023, we entered into definitive agreements whereby, subject to the terms thereof, Liberty Sirius XM Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Liberty Media (“New Sirius”), would split-off from Liberty Media. The transactions would be effectuated by means of a redemptive split-off of New Sirius (the “Split-Off”), which will own all of the assets and liabilities attributed to Liberty Media’s Series A Liberty SiriusXM common stock (“LSXMA”), Series B Liberty SiriusXM common stock (“LSXMB”) and Series C Liberty SiriusXM common stock (“LSXMK”, together with the LSXMB and LSXMA stock, the “Liberty SiriusXM Group”). Following the Split-Off, New Sirius will combine with us through the merger of Radio Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of New Sirius (“Merger Sub”), with us becoming a wholly owned subsidiary of New Sirius (the “Merger” and, together with the Split-Off, the “Transactions”). As part of the Merger, New Sirius will be renamed “Sirius XM Holdings Inc.”

To effect the Transactions, on December 11, 2023, Liberty Media entered into (i) a Reorganization Agreement (the “Reorganization Agreement”) with us and New Sirius, and (ii) an Agreement and Plan of Merger (the “Merger Agreement”) with New Sirius, us and Merger Sub.

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GOVERNANCE OF THE COMPANY

In connection with the Merger Agreement and the Reorganization Agreement, on December 11, 2023, certain trusts related to Dr. John C. Malone (collectively, the “Malone Stockholders”) entered into a voting agreement (the “Voting Agreement”) with Liberty Media, us and New Sirius, pursuant to which, among other things, the Malone Stockholders agreed, subject to the terms of the Voting Agreement, to vote their respective shares of Liberty Media’s LSXMA and LSXMB in favor of the Split-Off.

The Transactions have been unanimously approved by Liberty Media’s Board of Directors and a Special Committee of our board of directors and by our board of directors. The Transactions are expected to be completed early in the third quarter of 2024, subject to approval by a majority of the aggregate voting power of the shares of Liberty SiriusXM common stock present, whether in-person or by proxy, at a stockholder meeting, the receipt by Liberty Media and New Sirius of tax opinions from their respective tax counsel, as well as the receipt of required regulatory approvals and the satisfaction of other customary closing conditions. A subsidiary of Liberty Media owning a majority of our outstanding shares has delivered a written consent approving the Transactions on behalf of a majority of our stockholders. Following the Transactions, Liberty Media and New Sirius will operate independently, and neither is expected to have any ownership interest in the other. All of our executive officers immediately prior to consummation of the Transactions will be the initial executive officers of New Sirius, and New Sirius will continue to operate under the SiriusXM name and brand.

Does SiriusXM have corporate governance guidelines and a code of ethics?

Our board of directors adopted our Guidelines which set forth a flexible framework within which the board, assisted by its committees, directs our affairs. Our Guidelines cover, among other things, the composition and functions of our board of directors, director independence, management succession and review, committee assignments and selection of new members of our board of directors.

Our board of directors has also adopted a Code of Ethics, which is applicable to all our directors and employees, including our chief executive officer, principal financial officer and principal accounting officer.

Our Guidelines and the Code of Ethics are available on our website under “ESG – Governance – Governance Documents” and in print to any stockholder who provides a written request for either document to our Corporate Secretary. If we amend or waive any provision of the Code of Ethics with respect to our directors, chief executive officer, principal financial officer or principal accounting officer, we will, if required, post the amendment or waiver at this location on our website.

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Executive Compensation

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis, or “CD&A,” describes and analyzes our executive compensation program for our Chief Executive Officer, all persons who served as our Chief Financial Officer for 2023, and our three other most highly compensated executive officers for 2023 as named in our Summary Compensation Table. We refer to these six officers throughout this CD&A and the accompanying tables as our “named executive officers.” Sean S. Sullivan, our former Executive Vice President and Chief Financial Officer, resigned effective April 28, 2023. Thomas D. Barry was appointed Executive Vice President and Chief Financial Officer effective as of April 28, 2023.

EXECUTIVE SUMMARY

The Compensation Committee is responsible for developing and maintaining a compensation program for our senior management, including our named executive officers, that aligns compensation decisions with our corporate objectives and strategies. The Committee operates pursuant to a written charter, a copy of which is posted to the investor relations section of our corporate website under “ESG – Governance – Committee Charters”. The goal of our compensation programs is to provide competitive compensation packages that (1) help ensure we attract and retain the high caliber executives we need to achieve our business strategy and financial goals, (2) motivate our executives to deliver positive returns to our stockholders over the long-term and (3) compensate our executives in a way that is commensurate with their responsibilities and appropriately encourages and rewards their performance. To achieve this, the Compensation Committee designs our compensation packages to reward (i) performance as measured by strategic, operating and financial results, (ii) individual contributions to those results and the organization as a whole, and (iii) stock price growth on an absolute and a relative basis. The Compensation Committee seeks to ensure that a large portion of our named executive officers’ compensation is performance-based and/or equity-linked rather than fixed, and awards are balanced between short- and long-term compensation to incentivize our executives to achieve strong operating and financial results, while achieving long-term strategic objectives. The Compensation Committee believes that our ability to attract and retain talented and experienced individuals to think strategically and execute the Company’s business objectives is essential to our long-term success, particularly in light of the competitive, regulatory and technological environments in which we operate.

The Compensation Committee continues to believe that it is important to remain flexible in terms of senior management compensation and that our interests—and the interests of our stockholders—are best served by regular evaluations of our compensation structure and maintaining flexibility to individually tailor appropriate compensation arrangements for our senior management. Regular evaluations ensure that our compensation programs do not include inadvertent incentives for our named executive officers to take inappropriate business risks by making decisions that may serve their individual interests but are not in the best interests of our stockholders. Accordingly, the Compensation Committee discusses and evaluates our compensation program regularly, particularly the equity-based components of our compensation program, and periodically receives information regarding our compensation program’s design, bonus targets and equity grant guidelines. The Compensation Committee may modify its practices, including with respect to the mix of equity-based components that are included in our compensation program, to respond to evolving compensation trends and other events in order to further strengthen the link between executive and stockholder interests, and to further support our business goals and strategies.

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EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee believes that the diversity of our businesses and macroeconomic factors can make financial goal-setting a challenge for us, both on a short- and long-term basis. The work that our named executive officers must do to successfully operate our businesses, including working constructively, proactively and cohesively together while remaining true to our core values and fostering a culture that values diversity, inclusion, integrity and respect, does not at all times readily lend itself to formulaic measurements, and a proper assessment requires the use of business judgment. The Compensation Committee also recognizes the importance of identifying specific financial or operating metrics against which executive performance should be measured, and has endeavored to evolve our long-term incentive program to include goals that are both tied to operational performance and stock price. Specifically, the Compensation Committee uses a relative total stockholder return factor as part of its equity award grants. The Compensation Committee believes that the compensation of our named executive officers is commensurate with the size of our operations, the significant scope of their roles and responsibilities, and their strong values-driven leadership.

Do’s and Don’ts of Executive Compensation

What We Do	Grant performance-based restricted stock units to ensure that a large portion of executive pay is tied to performance, including use of a relative total stockholder return as a performance metric
Maintain a compensation clawback policy and include clawback provisions in our executive employment agreements
Provide reasonable post-employment and change in control protections
Include a “double-trigger” change in control provision in our Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “2015 Plan”)
Prohibit short sales, transactions in derivatives and other hedging activities of our common stock by employees
Use an independent compensation consultant to advise the Compensation Committee

What We Don’t Do	Include golden parachute excise tax gross-ups in employment agreements
Reprice underwater stock options without stockholder approval or grant stock options with an exercise price less than the fair market value of our common stock on the grant date
Provide excessive perquisites or tax gross-ups on any perquisites
Offer defined benefit pension plans or supplemental executive retirement plans; instead, we offer a deferred compensation plan as an additional retirement vehicle for executives
Provide special change in control benefits to executives

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EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

Say-on-Pay Vote

At our annual meeting of stockholders in 2023, we held an advisory “say on pay” vote on the compensation of our named executive officers as required under Section 14A of the Exchange Act. At that meeting, our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 98% of our common stock that voted casting votes in favor of our say-on-pay resolution. The Compensation Committee considered the strong support that our stockholders expressed for our overall compensation programs and philosophy and determined that our programs continue to provide a competitive pay-for-performance package that effectively aligns the interests of our named executive officers with those of our stockholders. Accordingly, the Compensation Committee has not made any significant changes to the core elements of our compensation programs as a result of that vote. In addition, during our ordinary course engagements with investors over the past year, we have not received feedback seeking changes to these core elements.

Also at our 2023 annual stockholders meeting, our stockholders considered an advisory proposal on the frequency of holding a “say on pay” vote. Our stockholders overwhelmingly voted to hold an advisory vote on executive compensation every three years with approximately 96% of our common stock that voted casting votes in favor of the triennial frequency proposal. On June 5, 2023, we filed a Form 8-K with the SEC relating to the results of stockholder voting at our 2023 annual meeting of stockholders. That Form 8-K correctly stated that stockholders voted in favor of holding such votes every three years, but incorrectly reported the votes on that matter to suggest that stockholders voted in favor of holding such vote every year.

The vote by our stockholders was consistent with the board’s previously adopted policy of holding “say-on-pay” votes every three years. The Compensation Committee believes that a three-year period between “say-on-pay” votes is reasonable as it allows stockholders sufficient time to evaluate the effectiveness of our executive compensation strategies. Although the Compensation Committee will continue to monitor the frequency of “say-on-pay” votes, the Compensation Committee considers a triennial vote to be the appropriate frequency to provide time to thoughtfully consider and implement changes to our executive compensation program.

2023 Business Highlights

This past year we made significant investments in our digital infrastructure, including the launch of our next-generation platform with updated billing, identity, commerce and customer management functions, and our new SiriusXM app. We also refreshed our brand platform and made strategic content investments intended to expand our reach to new listeners while also enhancing the value of our subscriptions for current listeners. Alongside making these key investments to support future growth, we continued to pursue initiatives focused on cost efficiencies and organizational effectiveness. We believe that the compensation program for our senior management, including our named executive officers, was an important tool in helping us manage the Company as we laid the groundwork for future growth. Our board of directors credits our named executive officers for working cohesively to effectively manage our businesses while navigating operational challenges, for fostering our entrepreneurial and innovative workplace culture while maintaining our commitment to diversity, inclusion, integrity and respect and giving back to the communities in which we operate, and for achieving a variety of key operating and financial results. Our financial results have allowed us to (i) reinvest in our business to compete effectively and adapt to changing consumer behavior, (ii) return significant capital to stockholders while maintaining a strong balance sheet and (iii) make the necessary investments in our subscription and advertising businesses. Further, we believe that we remain well positioned to capitalize on opportunities and successfully address future business challenges.

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EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

In 2023, we were able to achieve a number of our financial and operating goals, as illustrated below:

Key Financial and Operating Achievements in 2023

Achieved a total SiriusXM subscriber base of 33.9 million as of December 31, 2023

Recorded total 2023 revenue of $8.95 billion

Increased net income by over 4% to $1.26 billion in 2023

Reported free cash flow of $1.20 billion and adjusted EBITDA(1) of $2.79 billion

Maintained record low churn of 1.6%

Entered into agreements with:

●  John Mayer, Carrie Underwood, Kelly Clarkson, Smokey Robinson, and Shaggy to each launch new music channels;

●  Audiochuck and its founder Ashley Flowers to launch a new true crime channel;

●  James Corden to launch a new podcast and radio show;

●  Kelly Ripa and Mark Consuelos’s Productions to give Sirius XM exclusive global ad sales rights to the Let’s Talk Off Camera with Kelly Ripa podcast;

●  Major League Baseball and the National Hockey League to extend their agreements for an additional five years and make Sirius XM the exclusive third-party audio provider of every MLB and NHL game in North America;

●  NASCAR to extend our broadcasting agreements with it through 2025;

●  Kevin Hart to extend his agreement with Sirius XM to continue creating content for his Laugh Out Loud Radio channel; and

●  Megyn Kelly to continue hosting her show

Hosted concerts by Luke Combs, Dave Matthews, Ed Sheeran, Green Day, Wu-Tang Clan, Ozuna, and Jack Harlow

Extended agreements with several automakers, such as Mercedes-Benz, Volvo and Honda, and entered into agreements with electric vehicle makers, such as Rivian and Polestar, to integrate SiriusXM into their vehicles

Maintained strong relationships with automakers, including through the continued rollout of our state-of-the-art 360L platform

(1)	Adjusted EBITDA and free cash flow, financial terms that are used in this proxy statement, are not calculated and presented in accordance with GAAP, these are “Non-GAAP” measures. We use these Non-GAAP financial measures and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation for our employees. Please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial and Operating Metrics—Glossary” section in our annual report for the fiscal year ended December 31, 2023 that accompanies this proxy statement for a discussion of such Non-GAAP financial measures, reconciliations to the most directly comparable GAAP measure and a discussion of these and other performance metrics.

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EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

Introduced the new SiriusXM App that offers subscribers a more personalized easy-to-use streaming experience with improvements to our search and discovery functions and enhances the talk and sports programming and podcast experience for our subscribers

Continued our leadership in digital advertising

Focused on increasing productivity and effectiveness and realigned resources to invest in growth opportunities, make strategic content investments and enhance the in-car experience and modernize our technology platform

Refreshed the SiriusXM brand with a new positioning, a new logo, color palette and mascot

PRIMARY OBJECTIVES OF OUR COMPENSATION PROGRAMS

What our Executive Compensation Program Primarily Consists of and What it Aims to Achieve:	● Consists of three primary elements: (1) base salary; (2) performance-based discretionary annual bonus; and (3) time- and performance-based long-term equity compensation.
● Provides a mix of fixed compensation and short- and long-term incentives.
● Focuses on core objectives:
	Pay for Performance	Provide reward levels that reflect variances between actual and desired performance results
	Flexibility	Enable us to make decisions based on the needs of the business and to recognize different levels of individual contribution
	Competitive	Ensure our compensation program is sufficiently competitive to attract and retain the talent needed to achieve our business objectives
	Stockholder Value	Align executives’ interests with stockholders by creating incentives that reward executives for increasing stockholder value

PROGRAM OBJECTIVES

Our compensation philosophy is driven by our objective to attract the talent needed to lead SiriusXM in a dynamic, innovative and competitive environment and to align the interests of our executives with those of our stockholders for the long-term. We provide compensation that is largely “at risk” and competitive with the various markets and industries in which we compete for talent. We also endeavor to develop executive compensation programs that are consistent with, explicitly linked to, and support our strategic objectives—growing our business and creating value for our stockholders.

We achieve these objectives through three primary compensation elements:

●	a base salary;
●	a performance-based discretionary annual bonus that constitutes the short-term incentive element of our program; and
●	time- and performance-based equity awards that constitute the long-term incentive element of our program.

The Compensation Committee believes that equity awards can motivate executives to execute on long-term strategic objectives and that achieving these objectives are drivers of stockholder value. Accordingly, the value of equity-based awards represents a significant portion of our executives’ compensation.

2024 PROXY STATEMENT	41

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

Competitive Compensation Levels	●	The Compensation Committee believes that an executive compensation program comprised principally of the above-described three elements is consistent with programs adopted by companies with which we compete for executive talent and furthers our stockholders’ interests by securing our executives’ services in the market for talent.
	●	Our program is structured to meet the expectations of the rapidly changing environment in which we operate.
	●	Our program is designed to motivate executive officers in a manner that advances the long-term interests of our stockholders while not encouraging excessive risk-taking.

Compensation Mix	●	A significant proportion of the compensation for our named executive officers is performance-based and “at risk”—namely, the annual bonus and equity-based awards.
	●	We believe this pay mix motivates the named executive officers to achieve selected key metrics.
	●	Compensation in the form of, or based on the value of, our common stock can incentivize executives to create long-term stockholder value without encouraging them to take unnecessary risks.

For 2023, approximately 89% of our Chief Executive Officer’s direct compensation (defined as base salary, annual bonus and long-term incentive awards), and approximately 81% of the direct compensation for our other named executive officers, was “at risk,” as illustrated below. Long-term incentive compensation includes a pro-rata portion of the equity compensation from 2023 and prior years that vested or compensated the employee during 2023.

CEO Pay Mix	Other NEOs Pay Mix

42	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

HOW WE DETERMINE EXECUTIVE COMPENSATION

Processes and Compensation Decisions

The Compensation Committee monitors “best practices” and emerging trends in executive compensation, relies on the general business and industry knowledge and experience of its members, and uses informal market comparisons for specific positions as one of many factors in making compensation decisions.

In 2023, the Compensation Committee did not set compensation components to meet specific market levels and did not benchmark executive compensation against any specific peer group of companies. However, from time to time, the Compensation Committee finds it useful to look at compensation levels at various other companies in evaluating whether our compensation program, both as a whole and with respect to individual compensation elements, is reasonable and within a competitive range in order to more effectively attract and retain key executive talent in a highly competitive market.

In making decisions with respect to a named executive officer’s compensation, the Compensation Committee takes a holistic approach and, in addition to the above, considers several factors, including but not limited to:

●	the officer’s individual performance, level of responsibility, expertise and experience;

●	our recent performance;

●	whether a pay package for a specific named executive officer is aligned internally with the compensation levels of comparable executives within our organization;

●	management development and succession planning activities;

●	the size and mix of each element that forms the total compensation that may be awarded to the officer, including salary, bonus and long-term incentives; and

●	other compensation and benefits, including compensation payable to an officer under the officer’s employment agreement upon a termination of employment.

In addition, the work that our officers must do to successfully run our business in a highly competitive environment, while remaining committed to our culture and values, does not always readily lend itself to formulaic measurements, and a proper assessment may at times require the Compensation Committee to use its business judgment. The Compensation Committee does not consider past wealth accumulation in connection with its compensation decisions. Depending on the performance of our Company and the individual officer’s performance, as well as the various factors discussed above, the total compensation of our named executive officers may be within, below or above the market range for their positions. Each current named executive officer is employed pursuant to agreements described under “Potential Payments or Benefits Upon Termination or Change in Control-Employment Agreements” below.

Role of Executive Officers in Determining Executive Compensation

In determining 2023 compensation levels, including the size and potential award opportunity of equity-based awards, if any, for each named executive officer (other than the Chief Executive Officer), the Compensation Committee also consulted with and considered the recommendations and input of Ms. Witz, our Chief Executive Officer. Ms. Witz’s recommendations were based, in part, on her assessment of the executive’s annual and long-term performance, as well as our Company-wide performance, including that of the business area that the executive leads. Ms. Witz did not provide input on her individual compensation levels.

2024 PROXY STATEMENT	43

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

Role of Outside Consultant

During 2023, the Compensation Committee continued to engage Semler Brossy Consulting Group, LLC (“Semler Brossy”) as an outside, independent compensation consultant to assist with the evaluation of our compensation for senior management. The Compensation Committee considered input from Semler Brossy as one factor in making decisions on compensation matters, along with input it receives from management, where appropriate, and its own judgment and experience. The Compensation Committee determined that Semler Brossy was independent (taking into consideration the six factors established by NASDAQ) and evaluated whether any of the work provided by Semler Brossy during 2023 raised any conflict of interest, and determined that it did not.

Other Considerations in Determining Executive Compensation

The Compensation Committee believes that it should retain discretion to adjust the compensation of a named executive officer from time to time to reward performance, to reflect the assumption of additional responsibilities, the occurrence of unanticipated circumstances, and in connection with the negotiation of new employment agreements or the renewal of employment agreements.

EACH ELEMENT OF OUR EXECUTIVE COMPENSATION PROGRAM AND HOW IT WORKS

Our practices with respect to the key compensation elements (base salary, annual bonus, and long-term incentives), as well as other elements of compensation, are described below, followed by a discussion of the specific factors considered in determining the levels of these compensation elements for the named executive officers for 2023.

Base Salary

Base salaries for the named executive officers are determined in accordance with the terms of their respective employment agreements. An executive’s base salary may also be increased as part of the Compensation Committee’s annual review of executive base salaries or at other times if the Compensation Committee determines that an adjustment is warranted to more appropriately compensate the executive for the executive’s day-to-day duties or due to pay levels for comparable positions in the market for executive talent. The base salaries set forth in the employment agreements and any increases over these amounts are determined by the Compensation Committee based on a variety of factors, including:

Factors Affecting Base Salary Considerations	●	The nature and responsibility of the executive’s position and, to the extent available and deemed relevant, salary trends for persons in similar positions at comparable companies
	●	The expertise, demonstrated leadership, scope of responsibilities and job performance of the executive
	●	The executive’s total compensation, including other cash bonus awards and equity-based awards
	●	The competitiveness of the market for the executive’s services
	●	The desire to maintain internal pay equity among our executives with respect to base salaries

44	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee does not apply specific weighting to any one factor in setting an executive officer’s base salary, and also considers the recommendations of our Chief Executive Officer (except as to her own compensation) when determining base salary amounts. The Compensation Committee believes that a competitive base salary is an important component of compensation by providing financial stability for the named executive officers while helping to attract and retain executive talent. In setting base salaries, the Compensation Committee also believes that, in order to better align the interests of our executives with those of our stockholders, the amount of base salary should be a relatively smaller portion of each named executive officer’s overall compensation package as compared to the executive’s annual bonus and equity-based compensation. Typically, after establishing a named executive officer’s base salary, salary increases are limited to cost-of-living adjustments, adjustments based on changes in the scope of the named executive officer’s responsibilities, and adjustments to align the named executive officer’s salary level with those of our other named executive officers.

Annual Incentives

Annual Incentives— Annual Bonus	●	In considering annual bonuses, the Compensation Committee takes into consideration the key financial and operating metrics selected by the Compensation Committee
	●	The Compensation Committee has historically awarded annual bonuses in cash
	●	None of our named executive officers are entitled to a guaranteed or minimum annual bonus
	●	Annual bonuses approved by the Compensation Committee for 2023 were intended to link compensation with corporate performance

In 2023, the Compensation Committee assessed our performance using various criteria which we publicly report, such as Sirius XM self-pay subscribers at the end of the period, total revenue and adjusted EBITDA. A description of the methodologies used by the Compensation Committee to determine the annual bonuses, and the amount of the bonuses to our named executive officers, is discussed below under the heading “Fiscal Year 2023 Pay Results—Payment of Performance-Based Discretionary Annual Bonuses for 2023” and are reflected in the “Bonus” column of the 2023 Summary Compensation Table.

Long-term Equity-Based Compensation

The Compensation Committee determines the level of long-term incentive compensation in conjunction with its review and approval of the total compensation to be provided to named executive officers and the objectives of our overall executive compensation program. The Compensation Committee’s policy is generally to determine if any equity awards should be granted to the named executive officers at the time they enter into or renew their employment agreements and revisit the analysis as part of its annual review of executive compensation, with grants, if any, taking place during periods in which employees are permitted to trade in our common stock. Equity awards made by the Compensation Committee are in some cases intended to cover multiple years and, in other circumstances, are made as an annual grant depending on individual circumstances.

Why Long-Term Incentives Are a Key Aspect of Our Executive Compensation Program

Long-term incentive awards have historically represented a significant portion of our named executive officers’ total compensation opportunity. These awards are delivered through equity-based compensation that generally vest over a multi-year period to provide the named executive officers with a continuing stake in our success, align their interests with those of our stockholders, inspire dynamic leadership, reward actions that create sustainable stockholder value, and support our talent retention objectives through extended vesting requirements and forfeiture provisions.

2024 PROXY STATEMENT	45

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

In recent years, the Compensation Committee adopted guidelines that the long-term equity compensation for our senior management should generally consist of 25% stock options, 25% restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PRSUs”), subject to the discretion of the Compensation Committee in individual cases. The guidelines provide that stock option and RSU awards generally vest in installments on the anniversaries of the grant date, subject to the executive’s continued employment with the Company on the applicable vesting dates. The PRSU awards generally cliff vest, subject to the Company’s level of achievement of one or more financial and/or operating goals, or combination of goals, for a performance period set by the Compensation Committee. These performance metrics may include, among other things, return on net assets, return on stockholders’ equity, return on assets, return on capital, revenue, average revenue per subscriber, total stockholder returns, profit margin, earnings per share, free cash flow per share, net earnings, operating earnings, free cash flow, adjusted earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes, depreciation and amortization, number of subscribers, growth of subscribers, operating expenses, capital expenses, subscriber acquisition costs or other metrics.

For grants made during 2023, the Compensation Committee selected two performance metrics for our PRSU awards to senior management. Fifty percent of the PRSUs are subject to achievement of a cumulative free cash flow target established by the Compensation Committee, measured over a performance period. The Compensation Committee chose free cash flow as a performance metric for PRSUs because it views free cash flow as an important operating metric. The settlement of PRSUs earned in respect of the applicable performance period may be subject to the executive’s continued employment with us for an additional vesting period, which varies for each executive officer, following the end of the applicable performance period. This additional time-based feature can serve as a retention tool and results in an equity award that has both time- and performance-based vesting elements.

The remaining 50% of the PRSUs will cliff vest after a three-year performance period based on the performance of our common stock relative to the companies included in the S&P 500 Index. We refer to this performance measure as a relative “total stockholder return”, or “TSR”, metric. The Compensation Committee chose relative TSR as the performance metric for these PRSUs, with the S&P 500 as the comparative group, because it is an objective and meaningful metric to evaluate our performance against the performance of other large companies and aligns the interests of our executive officers with the interests of our stockholders in creating long-term value. PRSUs based on the relative TSR metric will only vest if our performance achieves at least the 25th percentile (resulting in 50% of the target PRSUs being earned), with a target payout (i.e., 100% of the target PRSUs) requiring performance at the 50th percentile. For our executive officers, the settlement of PRSUs earned in respect of the applicable three-year performance period is generally subject to the executive officer’s continued employment with us through the third anniversary of the date of their employment agreement. For the rest of our senior management, the settlement of PRSUs is subject to their continued employment through the date the TSR performance metric is certified by the Compensation Committee or the third anniversary of the grant date, whichever is later. If our performance achieves the 75th percentile, then 150% of the target PRSUs will be earned. However, if our absolute TSR is negative, then the number of PRSUs earned cannot exceed 100% of the target PRSUs.

In individual circumstances, the Compensation Committee has varied its practices and has awarded stock options, RSUs and PRSUs to our executive officers and other members of senior management that are subject to a two-year or three-year performance period. The specific amount of long-term equity grants awarded to our named executive officers is discussed below under the heading “Fiscal Year 2023 Pay Results—Long-Term Equity Grants for 2023.”

46	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

A summary of the terms applicable to grants of stock options, RSUs and PRSUs is set forth below:

Stock Options	RSUs	PRSUs
Stock options have an exercise price equal to the fair market value of our common stock on the date of grant and reward the executives only if the price of our stock increases following the date of grant.	RSUs align the interests of our executives with the interests of our stockholders by promoting the stability and retention of a high-performing executive team over the longer term. The value ultimately received by our executive officers as a result of the settlement of the RSUs is directly tied to our stock price on the date of settlement.	PRSUs establish a clear connection between the compensation of our executives and the achievement of performance goals.
Generally time-vest over a multi-year period in equal annual installments and have a ten-year term.	Time-vest on varying schedules. Some awards vest over a period of three years in equal annual or quarterly installments, and others cliff vest at predetermined dates.	Generally are earned at the end of the applicable performance period, subject to achievement of specified performance criteria measured over such applicable performance period, and vest subject to continued employment through a specified date.
Vesting is subject to the executive’s continued employment, incentivizing executives to remain with the Company and sustain increases in stockholder value over time.	Vesting is subject to the executive’s continued employment, incentivizing executives to remain with the Company and sustain stockholder value over time.

For PRSUs whose performance metric is based on our level of free cash flow, in order for these PRSUs to vest, our free cash flow must meet or exceed 80% of the performance target during a multi-year performance period. 100% of the PRSUs granted will vest upon achievement of 100% or more of the performance target. No more than 100% of the PRSUs can vest even if the results exceed the performance target. The PRSUs will vest, on an interpolated basis, in respect of achievement between 80% and 100% of the performance target. Vesting is subject to the executive’s continued employment through a period following the end of the performance period, incentivizing executives to remain with the Company and sustain stockholder value over time.

For PRSUs whose performance metric is based on the performance of our common stock relative to companies included in the S&P 500 Index, these PRSUs vest based on the percentile rank of our common stock’s TSR when ranked against the TSR of each company in the S&P 500 Index. PRSUs based on the relative total stockholder return metric will only vest if our performance achieves at least the 25th percentile (resulting in 50% of the target PRSUs being earned), with a target payout (i.e., 100% of the target PRSUs) requiring performance at the 50th percentile. If our performance achieves the 75th percentile, then 150% of the target PRSUs will be earned. Payouts will be interpolated between points. If our absolute TSR is negative, then the number of PRSUs earned cannot exceed 100% of the target PRSUs.

These PRSUs, to the extent earned following the performance period, become non-forfeitable, generally subject to the executive officer’s continuous employment through an additional period or, in the case of our other senior management, the date the Compensation Committee certifies the performance result or the final anniversary of the grant date, whichever is later.

2024 PROXY STATEMENT	47

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

2023 Base Salary Decisions

Ms. Witz and Messrs. Sullivan, Greenstein, Inzerillo and Donnelly did not receive base salary increases in 2023. Notably, as part of the employment agreements we entered into with Ms. Witz and Mr. Greenstein in 2020, we agreed that their base salaries would increase during the term of those agreements. Ms. Witz and Mr. Greenstein, however, waived any increases in their base salaries that would have been required in 2023 after considering factors that were important to their leadership roles and positions, including showing solidarity and alignment with our broader employee population. The Compensation Committee did not request these waivers.

In April 2023, we entered into an employment agreement with Mr. Barry to serve as our Executive Vice President and Chief Financial Officer. Pursuant to this agreement, Mr. Barry’s annual base salary is set at $800,000.

In December 2023, we entered into a new employment agreement with Ms. Witz to continue serving as our Chief Executive Officer. Pursuant to this agreement, Ms. Witz’s annual base salary remained at $1,750,000 from the effective date of the agreement through the end of fiscal 2023 and increased to $2,000,000 on January 1, 2024.

Payment of Performance-Based Discretionary Annual Bonuses for 2023

In 2023, the Compensation Committee adopted a bonus plan that measured our performance using Sirius XM self-pay subscribers at the end of the period, total revenue and adjusted EBITDA. This plan did not require the Compensation Committee to provide a guaranteed bonus or a minimum bonus to any of the named executive officers. This plan and the metrics contained in the plan was used by the Compensation Committee as a tool in evaluating and awarding bonuses for the named executive officers and in setting the aggregate bonus pool for employees.

In 2023, we did not meet all of the goals set forth in our bonus plan. Below is a chart showing the primary elements of the bonus plan that was adopted by the Compensation Committee and the data regarding our performance in 2023 against the Sirius XM self-pay subscribers at the end of the period, total revenue and adjusted EBITDA metrics contained in the plan. In 2023, our performance, after applying the weighting assigned by the Compensation Committee to each metric, resulted in the company achieving an aggregate performance of 90.50% of the bonus plan.

(amounts in millions, except for Sirius XM Self Pay Subscribers)

	Threshold 50% Payout	Target 100% Payout	Premium 120% Payout	Weight	2023 Performance	2023 Performance	Weight
Sirius XM Self Pay Subscribers (End of Period)	31,795,000	31,945,000-32,026,000	32,295,000	20%	31,942,000	99%	19.80%
Total Revenue	$8,892	$8,992 - $9,042	$9,142	30%	$8,953	81%	24.20%
Adjusted EBITDA	$2,275	$2,800 - $2,830	$2,930	50%	$2,790	93%	46.60%
Total				100%			90.50%

After carefully reviewing our 2023 performance against the key metrics contained in our budget and business plan and reviewing other considerations relating to our performance in 2023, the Compensation Committee:

●	approved a smaller cash pool for annual bonuses as compared to the employee bonus pool for 2022, which amount was divided among our employees (other than our named executive officers and senior management);

●	approved individual annual bonus amounts to each of the named executive officers; and

●	reviewed and approved the payments to other members of our senior management who are not included as named executive officers in this proxy statement.

48	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

For our named executive officers, the actual amount of the bonus paid to each of them was based on several factors, including the level of achievement of the performance metrics described above, our 2023 corporate performance more generally, qualitative factors such as individual performance and, with respect to all named executive officers other than herself, recommendations made by Ms. Witz. The qualitative factors taken into consideration in determining the bonus amounts for the named executive officers are set forth below. The bonus amount for our Chief Executive Officer is discussed below under the heading “2023 Compensation Snapshot: Compensation of Our Chief Executive Officer.”

Mr. Barry was awarded a bonus for his contributions during the year, including:

●	his role in managing our fixed and variable costs and overseeing our budgeting and forecasting processes;

●	his work managing our stock buyback program;

●	his work to create efficiencies in our financial planning and analysis function;

●	his management of our facilities and security operations; and

●	his management of our real estate holdings.

Mr. Greenstein was awarded a bonus for his contributions during the year, including:

●	his continuing creative contributions to our programming;

●	his efforts in supporting our acquisition of the rights to distribute certain podcasts and securing the related global ad sales rights, such as Kelly Ripa’s podcast;

●	his work to enhance our programming, including entering into agreements with: John Mayer, Carrie Underwood, Kelly Clarkson, Smokey Robinson, and Shaggy to each launch new music channels; Audiochuck and its founder Ashley Flowers to launch a new true crime channel; James Corden to launch a new podcast and radio show; Major League Baseball and the National Hockey League to extend their agreements for an additional five years; NASCAR to extend our broadcasting agreements with it through 2025; Kevin Hart to extend his agreement to continue creating content for his Laugh Out Loud Radio channel; Megyn Kelly to continue hosting her show; and his work arranging performances by Luke Combs, Dave Matthews, Ed Sheeran, Green Day, Wu-Tang Clan, Ozuna and Jack Harlow; and

●	his ongoing work to understand and analyze customer satisfaction levels as they relate to our programming and content offerings.

Mr. Inzerillo was awarded a bonus for his contributions during the year, including:

●	his efforts to evaluate and reposition our product and technology assets;

●	his work to develop a detailed product and technology roadmap intended to guide our investments in digital infrastructure, particularly our efforts to re-platform our commerce, billing, customer management and identity infrastructure;

●	his work to recruit and hire employees for our Product and Technology function and reorganize our Product and Technology group to meet our anticipated long-term needs;

●	his leadership in launching the Sirius XM App in December 2023, including the new design and personalization features to enhance navigation and streamline content discovery;

●	his implementation of improvements to the Sirius XM App for Apple CarPlay and Android Auto, featuring redesigned navigation and design enhancements;

●	his work developing a podcast targeting solution for AdsWizz, which is intended to allow advertisers to reach podcast audiences more efficiently; and

●	his oversight of the development and management of our information technology systems and information security operations.

2024 PROXY STATEMENT	49

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

Mr. Donnelly was awarded a bonus for his contributions during the year, including:

●	his regular on-going contributions in providing effective legal support, including the management of various complex legal and regulatory issues;

●	his efforts to provide sound and timely advice to senior management and our board of directors regarding various governance and compliance matters;

●	his work to manage our existing litigation and assess the related enterprise risks in the face of the increasing complexity of our business;

●	his assistance in negotiating and executing various agreements with third parties that are essential to our operations; and

●	his role in assisting with the negotiation and execution of the proposed transactions with Liberty Media that will result in our becoming an independent public company with no majority stockholders.

Mr. Sullivan, our former Executive Vice President and Chief Financial Officer, voluntarily resigned from his position effective April 28, 2023 and was not paid a bonus for 2023.

Based on the foregoing, the Compensation Committee approved the specific annual bonus amounts set forth in the Summary Compensation Table under the “Bonus” column for each of the above named executive officers. Further information on the relationship between the Company’s adjusted EBITDA performance and compensation actually paid to our named executive officers can be found in the section titled “Pay Versus Performance”.

Long-Term Equity Grants for 2023

We make grants of equity-based compensation to incentivize our executives to continue providing meaningful and effective services to our customers and stockholders. The long-term nature of the awards serves as our primary retention tool.

During 2023, our long-term equity grants generally consisted of stock options, RSUs and PRSUs. In 2023, only Mr. Barry received a long-term equity grant. The target award value of the options, RSUs and PRSUs granted to Mr. Barry was determined by the Compensation Committee (with the assistance of our Chief Executive Officer). The number of stock options granted was equal to the total target value of Mr. Barry’s individual stock option grant calculated under the Black-Scholes-Merton model. The number of RSUs and PRSUs granted was equal to the total target value of Mr. Barry’s individual RSU and PRSU grant divided by the average closing price of our common stock reported on NASDAQ for the 20-trading days preceding, but not including, the grant date of the award.

In April 2023, we entered into an employment agreement with Mr. Barry in connection with his appointment as Executive Vice President and Chief Financial Officer. In connection with his agreement, we granted Mr. Barry stock options and RSUs, with each award having a grant date fair value equal to $375,000 and $355,120, respectively. These stock options and RSUs vest in equal installments on May 2, 2024, May 2, 2025 and April 28, 2026, subject to Mr. Barry’s continued employment on each applicable vesting date. We also granted PRSUs to Mr. Barry with a target award fair value equal to $769,105. Fifty percent of these PRSUs are eligible to be earned based on the level of achievement of the cumulative free cash flow target established by our Compensation Committee for the two-year performance period commencing on January 1, 2023 and ending on December 31, 2024, and subject to Mr. Barry’s continued employment through April 28, 2026. The remaining fifty percent of the PRSUs awarded to Mr. Barry will be earned based on the relative TSR performance of our common stock during the three-year performance period commencing on January 1, 2023 and ending on December 31, 2025, and subject to his continued employment through April 28, 2026.

50	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

The grant date fair value of the awards is identified in the Summary Compensation Table under the “Stock Awards” and “Option Awards” columns, and in the “Grants of Plan-Based Awards in 2023” table.

There were no long-term equity grants made to Ms. Witz and Messrs. Sullivan, Greenstein, Inzerillo or Donnelly in 2023. They each previously received an equity award that was intended to cover a multi-year period, as further described under “Outstanding Equity Awards at Fiscal Year-End 2023”. Further information on the relationship between the Company’s TSR (including peer group TSR) and compensation actually paid to our named executive officers can be found in the section titled “Pay Versus Performance”.

In December 2023, we entered into a new employment agreement with Ms. Witz to continue serving as our Chief Executive Officer through December 31, 2026. In connection with this agreement, we granted Ms. Witz stock options and RSUs with a grant date fair value equal to $16,500,000 and $3,193,148, respectively. These stock options and RSUs will vest in three equal installments on December 31, 2024, December 31, 2025 and December 31, 2026, subject to her continued employment on each applicable vesting date. We also granted PRSUs to Ms. Witz with a target award fair value equal to $13,033,510. Fifty percent of these PRSUs are eligible to be earned based on the level of achievement of the cumulative free cash flow target established by our Compensation Committee for the two-year performance period beginning on January 1, 2024 and ending on December 31, 2025, and subject to Ms. Witz’s continued employment through December 31, 2026. The remaining fifty percent of the PRSUs awarded to Ms. Witz will be earned based on the relative TSR performance of our common stock during the three-year performance period commencing on January 1, 2024 and ending on December 31, 2026, and subject to her continued employment through December 31, 2026. We issued these stock options, RSUs and PRSUs to Ms. Witz in February 2024.

Dividend Equivalent Units

Dividend Equivalent Units (“DEUs”) are granted to each executive if, on any date while RSUs or PRSUs are outstanding, we pay a dividend on our common stock (other than a dividend payable in common stock). The number of RSUs and PRSUs granted to the executive are, as of the record date for such dividend payment, increased by a number of RSUs or PRSUs, as applicable, equal to: (a) the product of (x) the number of RSUs or PRSUs held by the executive as of such record date, multiplied by (y) the per share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per share value of such dividend, as determined in good faith by us), divided by (b) the average closing price of a share of our common stock on NASDAQ on the twenty trading days preceding, but not including, such record date. DEUs are subject to the same vesting and other terms as the related RSUs or PRSUs, as applicable. All DEUs are granted pursuant to the terms of the 2015 Plan.

2023 COMPENSATION SNAPSHOT: COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

The material terms of Ms. Witz’s employment agreement are described below under “Potential Payments or Benefits Upon Termination or Change in Control—Employment Agreements—Jennifer C. Witz.”

The Compensation Committee believed, in its business judgment, that Ms. Witz’s focus, qualifications and substantial experience were important components of our operational success in 2023 and that her compensation, including the base salary and equity-based compensation, were, taken as a whole, appropriate under the circumstances.

2024 PROXY STATEMENT	51

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

In February 2024, Ms. Witz received an annual cash bonus of $5,250,000 in recognition of her performance and contributions in 2023, including:

Maintaining SiriusXM as one of the largest audio entertainment companies in the United States with a total subscriber base of 33.9 million subscribers
Recording total 2023 revenue of $8.95 billion
Increasing ad revenue at our Pandora and Off-platform segment by 1% to $1.6 billion
Achieving adjusted EBITDA of $2.79 billion
Overseeing over $274 million of stock repurchases and paying dividends to stockholders of approximately $383 million
Leading our strategic thinking and growth initiatives
Continuing to forge new promotional and distribution synergies across our platforms to further SiriusXM as a leader in podcast hosting, production, distribution, analytics, and monetization
Managing our significant investments in products, technology and digital infrastructure
Focusing on our customer experience, including new design and personalization features in the SiriusXM App and a refresh of the SiriusXM brand and logo
Continuing to foster a corporate culture based on diversity, inclusion, integrity, respect and compliance

OTHER BENEFITS PROVIDED TO NAMED EXECUTIVE OFFICERS

Retirement and Other Employee Benefits

We maintain broad-based benefits for all employees, including health and dental insurance, life and disability insurance and a 401(k) savings plan, including a matching component for that plan. Our current named executive officers are eligible to participate in all of our employee benefit plans on the same basis as other employees. Our 401(k) savings plan allows eligible employees to voluntarily contribute from 1% to 50% of their pre-tax eligible earnings, subject to certain statutorily defined limits. We match 50% of an employee’s voluntary contributions per pay period on the first 6% of an employee’s pre-tax salary up to a maximum of 3% of eligible compensation. Employer matching contributions under the plan vest at a rate of 33.33% for each year of employment and are fully vested after three years of employment for all current and future contributions.

Deferred Compensation Plan

We also maintain the Sirius XM Holdings Inc. Deferred Compensation Plan for employees at the level of vice president and above, which provides a tax-efficient method for participants to defer certain portions of their compensation. The Deferred Compensation Plan is unsecured, and participation is voluntary. We do not provide any matching contributions to the Deferred Compensation Plan and do not guarantee above-market returns. The appreciation, if any, in the account balances of plan participants is due solely to contributions by participants and the underlying performance of the investment funds selected by the participants. A description of the Deferred Compensation Plan is included under “Non-Qualified Deferred Compensation.” The contributions, earnings and account balances for the named executive officers in the Deferred Compensation Plan are described in the “Non-Qualified Deferred Compensation” table.

52	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

Perquisites and Other Benefits for Named Executive Officers

The Compensation Committee supports providing other benefits to named executive officers that are almost identical to those offered to our other full-time employees and are provided to similarly situated executives at companies with which we compete for executive talent.

In connection with the employment agreement we executed with Ms. Witz in 2020, we entered into a Use of Private Aircraft Agreement with Ms. Witz that entitled her to personal use of a private aircraft arranged by us for up to 30 hours of flight time per year through December 31, 2023. In connection with the employment agreement we entered into with Ms. Witz in 2023, we executed a new Use of Private Aircraft Agreement with Ms. Witz that became effective on January 1, 2024. The new aircraft agreement entitles her to personal use of a private aircraft arranged by us for up to 30 hours of flight time per year through the earlier of (i) December 31, 2026 or (ii) the termination of her employment. In the event Ms. Witz does not use 30 hours of flight time in a particular year, she may carry over the unused flight time to a subsequent year, provided that she may not use more than 90 hours of flight time during the term of the agreement. Ms. Witz incurs taxable income, calculated in accordance with the Standard Industry Fare Level formula or a comparable successor provision, for any personal use of such private aircraft in accordance with this policy. We have no obligation to provide Ms. Witz with any “gross up” in respect of any taxes related to this benefit. Pursuant to her employment agreement, we also provide Ms. Witz with a car allowance up to $2,000 per month for commuting to and from her home to the Company’s offices or will provide Ms. Witz with a personal driver for purposes of commuting.

Payments to Named Executive Officers Upon Termination or Change in Control

The employment agreements with our named executive officers provide for severance payments upon an involuntary termination of employment without “cause” or a termination of employment for “good reason” (as each term is defined in their employment agreements). While these arrangements vary among executives due to individual negotiations, none of our employment agreements with our named executive officers include any golden parachute excise tax gross-ups. The material terms of these agreements are described under “Potential Payments or Benefits Upon Termination or Change in Control—Employment Agreements.”

None of the employment agreements for the named executive officers provide for any payments solely due to a change in control. Under the terms of the 2015 Plan, if the employment of any of our named executive officers is terminated by us without cause, or by the executive for good reason, within two years following a change in control, then in accordance with the 2015 Plan, their equity awards are subject to accelerated vesting.

These arrangements are intended to retain highly qualified executives who could have other job alternatives that may appear to them, in the absence of these arrangements, to be less risky, and such arrangements are designed to allow the executives to focus exclusively on our interests.

PERFORMANCE ACHIEVEMENT IN RESPECT OF 2023 PERFORMANCE YEAR(S)

Vesting of PRSUs Whose Performance Period Included the Year Ending December 31, 2023—Certain PRSUs granted by the Compensation Committee are subject to achievement of a cumulative free cash flow target established by the Compensation Committee, measured over a two-year performance period. In early 2024, the Compensation Committee certified the achievement of the free cash flow performance goal for PRSUs that included the year ending December 31, 2023 as part of the performance period. Free cash flow performance for the period exceeded the performance goal, which resulted in the vesting of the PRSUs at 100%. The settlement of these PRSUs is generally subject to the executive’s continued employment with us for an additional vesting period which varies for each executive officer.

2024 PROXY STATEMENT	53

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

Vesting of Relative TSR PRSUs Whose Performance Period Included the Year Ending December 31, 2023—The vesting of certain PRSUs granted by the Compensation Committee is conditioned upon a three-year or two-year total shareholder return of the Company’s common stock relative to the other entities in the S&P 500 Index. In early 2024, the Compensation Committee certified the Company’s percentile rank relative to the other entities in the S&P 500 Index for the three- and the two-year periods ending December 31, 2023.

The percentile rank of the TSR of the Company’s common stock relative to other entities in the S&P 500 Index for the three-year period ending December 31, 2023 was the 19th percentile, and the percentile rank of the TSR of the Company’s common stock relative to other entities in the S&P 500 Index for the two-year period ending December 31, 2023 was the 34th percentile. The payout percentage for TSR PRSUs having a three-year performance period ending December 31, 2023 was zero, and the payout percentage for TSR PRSUs having a two-year performance period ending December 31, 2023 was 68%.

The settlement of the PRSUs with a two-year performance period is generally subject to the executive’s continued employment with us for an additional vesting period which varies for each executive officer. The PRSUs with a three-year performance period expired unvested on the date the Compensation Committee certified the Company’s percentile rank relative to the other entities in the S&P 500 Index.

2024 COMPENSATION CONSIDERATIONS

The Compensation Committee plans to continue to review our executive compensation program in 2024 with a view toward ensuring that it continues to provide effective incentives that motivate the achievement of financial and operating results and is properly sized given the scope of our business. The Compensation Committee believes that a metric-based program incentivizes our executives to achieve operating and financial results and the Committee intends to continue incorporating performance-based elements into its annual bonus program for 2024. In addition, the Compensation Committee may reward senior management for performance against individual goals linked to our performance. The Compensation Committee will also maintain its ability to apply discretion to awards based on its business judgement of our results.

The Compensation Committee has chosen to award equity-based compensation to those executive officers who the Compensation Committee believes will have a significant impact on our financial, operational and strategic goals. The specific mix of equity-based compensation granted will be determined by the Compensation Committee with the assistance of our Chief Executive Officer (for all roles other than her own) and by using their collective informed judgment, taking into account the executive’s role and responsibilities and our overall performance.

STOCK OWNERSHIP REQUIREMENT

We do not require that executives accumulate and maintain a minimum level of stock ownership in us.

CLAWBACK/RECOUPMENT

Our board has adopted a “clawback” policy applicable to our executive officers in accordance with Nasdaq listing standards implementing Exchange Act Rule 10D-1. This policy requires us to claw back from current and former executive officers certain incentive compensation received by the executive on or after October 2, 2023, in the event that we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under federal securities laws if the compensation received by a named executive officer during the three fiscal years preceding the date it is determined that a restatement is required exceeded the amount that would have been received had the compensation been determined based on the restated financial statements. Under the policy, our obligation to claw back such erroneously awarded compensation is mandatory, subject to limited exceptions, and must be applied to each covered executive, regardless of fault or misconduct with respect to the restatement. In addition, our employment agreements with our named executive officers also include provisions permitting us to clawback compensation to the extent it may be required pursuant to any Company policy, law, regulation or stock exchange listing requirement.

54	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

ANTI-HEDGING AND PLEDGING POLICY

Our officers, directors and employees are prohibited from engaging in short sales of our securities and from engaging in transactions in publicly-traded derivative securities, such as options, puts, calls and other derivative securities based on the value of our securities, including any hedging, monetization or similar transactions designed to decrease the risks associated with holding our securities, such as zero-cost collars and forward sales contracts. As a result, our officers, directors and employees cannot insulate themselves from the effects of poor stock price performance. In addition, our officers, directors and employees are prohibited from pledging our securities as collateral for any loan or holding our securities in a margin account.

COMPENSATION RISK ASSESSMENT

The Compensation Committee reviews the risk-reward balance of our compensation programs and does not believe that any risks that may arise from our compensation policies and practices are reasonably likely to have a material adverse effect on us. The Compensation Committee considered various factors that have the effect of mitigating compensation-related risks and have reviewed our compensation policies and practices for our employees, including the elements of our executive compensation programs, to determine whether any portion of such compensation encourages excessive risk taking. As part of its role in assessing risk(s) related to compensation, the Compensation Committee conducts a risk review on an annual basis, which includes a review of any potential existing risks and any potential emerging risks relating to compensation and human capital management more generally. The Company’s Chief People + Culture Officer provides reports to the Compensation Committee on topics such as diversity, inclusion, retention of key employees and education, training initiatives and related matters. The Company’s Chief People + Culture Officer may also communicate with the Chair of the Compensation Committee to discuss these matters and provide updates on topics relating to our workforce.

POLICY WITH RESPECT TO SECTION 162(m) OF THE INTERNAL REVENUE CODE

The Compensation Committee considers the deductibility of compensation as one factor in determining the structure of compensation awards. The Compensation Committee also looks at other factors in making its decisions, and believes that it is important to retain flexibility in designing compensation programs that are in the best interests of the Company and its stockholders, even if such compensation is not deductible for tax purposes. This flexibility may include amending or modifying certain elements of our compensation programs that the Compensation Committee determines to be consistent with our business needs, even if such compensation is not tax deductible. The Compensation Committee does not believe that the lost deduction on compensation payable in excess of $1 million for the named executive officers is material relative to the benefit of being able to attract and retain talented management; however, the Compensation Committee intends to continue its pay-for-performance philosophy and continue incorporating performance-based elements into our executive compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation Committee
CARL E. VOGEL, Chairman
DAVID A. BLAU
ROBIN P. HICKENLOOPER
MICHAEL RAPINO

2024 PROXY STATEMENT	55

EXECUTIVE COMPENSATION ● SUMMARY COMPENSATION TABLE

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to our Chief Executive Officer, our current Chief Financial Officer, our former Chief Financial Officer and our three other most highly compensated executive officers who served in such capacities as of December 31, 2023 for services rendered to us during each of the past three fiscal years. Our former Chief Financial Officer left our company on April 28, 2023. These six officers are referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Jennifer C. Witz Chief Executive Officer	2023	1,750,001	5,250,000	—	—	—	164,546	7,164,547
	2022	1,750,000	4,062,600	—	—	—	200,900	6,013,500
	2021	1,741,539	6,100,000	14,596,945	9,500,000	—	166,400	32,104,884
Thomas D. Barry Executive Vice President and Chief Financial Officer	2023	688,751	900,000	2,041,986	750,001	—	9,900	4,390,637
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Sean S. Sullivan (Former) Executive Vice President and Chief Financial Officer	2023	410,089	—	—	—	—	5,126	415,215
	2022	1,100,000	1,250,000	—	—	—	9,150	2,359,150
	2021	1,100,001	1,850,000	4,507,440	—	—	14,900	7,472,341
Scott A. Greenstein President and Chief Content Officer	2023	1,697,440	2,500,000	—	—	—	9,900	4,207,340
	2022	1,677,284	2,250,000	—	—	—	9,150	3,936,434
	2021	1,628,616	3,050,000	—	—	—	8,700	4,687,316
Joseph Inzerillo Chief Product and Technology Officer	2023	1,250,001	1,800,000	—	—	—	9,900	3,059,901
	2022	1,201,924	1,625,000	9,805,173	2,250,000	—	9,150	14,891,246
	2021	—	—	—	—	—	—	—
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary	2023	1,025,000	1,800,000	—	—	—	9,900	2,834,900
	2022	1,025,000	1,550,000	3,836,703	2,340,001	—	9,150	8,760,853
	2021	1,025,000	2,100,000	—	—	—	8,700	3,133,700
(1)	The amounts reflected in this column are the gross amounts of each named executive officer’s annual bonus award payable in respect of the fiscal year to which such amount relates. See the discussion under the heading “Fiscal Year 2023 Pay Results—Payment of Performance-Based Discretionary Annual Bonuses for 2023” for additional details on bonus awards for 2023.
(2)	The aggregate grant date fair value of stock option, RSU and PRSU awards were computed in accordance with FASB ASC 718, Compensation—Stock Compensation. The assumptions used in the valuation of the stock options are discussed in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. In the case of Mr. Barry, the reported amount includes PRSUs with a grant date fair value of $1,365,939. The target award value for the PRSUs granted to Mr. Barry in 2023 was based on the probable outcome of the performance conditions applicable to such PRSUs as of the date of the grant, which was equal to the target level. If the highest level of performance is achieved for all performance metrics, the grant date fair value of such PRSUs would be $1,690,117. Previously reported grant date fair values for the 2022 stock awards for Mr. Inzerillo and Mr. Donnelly were inadvertently understated by $1,055,164 and $176,708, respectively. Previously reported grant date fair values for the 2021 stock awards for Ms. Witz and Mr. Sullivan were inadvertently overstated by $403,055 and $64,883, respectively.
(3)	We do not provide above-market or preferential earnings on deferred compensation.
(4)	For each named executive officer, the amount in the “All Other Compensation” column for 2023 includes matching contributions by us under our 401(k) savings plan. Prior year amounts were inadvertently overstated as a result of including the values of dividends paid on stock awards when those amounts were previously factored into the grant date fair value of the award in the year of grant. The revised amounts for 2021 and 2022 are reflected in the “All Other Compensation” column. For Ms. Witz, the amount in the “All Other Compensation” column for 2023 also includes $154,646, which represents the aggregate incremental cost to us in 2023 associated with her personal use of a private aircraft arranged by us. In 2023, we did not pay Ms. Witz any amount for costs of a car and driver or other travel related expenses associated with travel to and from her home to our offices in New York.

56	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● GRANTS OF PLAN-BASED AWARDS IN 2023

Grants of Plan-Based Awards in 2023

The following table provides information with respect to equity grants made during fiscal year 2023 to the named executive officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Units (#)(2)	Options (#)(2)	Awards ($/Sh)(3)	Awards ($)(4)
Jennifer C. Witz	—	—	—	—	—	—	—	—
Thomas D. Barry	2/6/2023	—	—	—	—	300,011	4.99	375,001
	2/6/2023	—	—	—	64,314	—	—	320,927
	2/6/2023	83,608	128,628	160,785	—	—	—	596,834
	5/2/2023	—	—	—	—	417,683	3.68	375,000
	5/2/2023	—	—	—	96,500	—	—	355,120
	5/2/2023	125,450	193,000	241,250	—	—	—	769,105
Sean S. Sullivan	—	—	—	—	—	—	—	—
Scott A. Greenstein	—	—	—	—	—	—	—	—
Joseph Inzerillo	—	—	—	—	—	—	—	—
Patrick L. Donnelly	—	—	—	—	—	—	—	—
(1)	The PRSUs granted to Mr. Barry on February 6, 2023 were part of the Compensation’s Committee’s annual review of executive compensation. The PRSUs granted to Mr. Barry on May 2, 2023 were in connection with his employment agreement dated April 3, 2023.
In regard to Mr. Barry’s PRSUs granted on February 6, 2023, 50% of his PRSUs are subject to the achievement of a cumulative free cash flow target, established by the Compensation Committee, and measured over a two-year performance period; and 50% of his PRSUs are subject to the achievement of a three-year TSR of the Company relative to the other companies in the S&P 500 Index as in effect on the first day of the performance period. In regard to his PRSUs granted on May 2, 2023, 50% of his PRSUs are subject to the achievement of a cumulative free cash flow target, established by the Compensation Committee, and measured over a two-year performance period; and 50% of his PRSUs are subject to the achievement of a three-year TSR of the Company relative to the other companies in the S&P 500 Index as in effect on the first day of the performance period. The PRSUs whose achievement is based on a free cash flow target will vest in full upon achievement of 100% or more of the free cash flow target. If the level of free cash flow achieved falls between 80% and 100% of the free cash flow target, then the number of PRSUs that will vest will be determined by straight line interpolation between those percentages. If the level of free cash flow achieved is below 80% of the target, then none of the PRSUs will vest. The PRSUs whose achievement is based on TSR will vest in full if the TSR percentile of the common stock of the Company equals 50% relative to its ranking within the S&P 500 Index. If the TSR percentile of the common stock of the Company equals or exceeds 75% relative to its ranking within the S&P 500 Index, the payout percentage will be 150% of the target PRSUs. If the percentile falls between 25% and 75%, then the number of PRSUs that will vest will be determined by straight line interpolation between those percentages. If the percentile rank is less than 25%, the payout percentage will equal zero. However, if our absolute TSR is negative, then the number of PRSUs earned cannot exceed 100% of the target PRSUs. In each case the vesting of the PRSUs is also subject to Mr. Barry’s continued employment on the applicable vesting date.
(2)	Grants were made under the 2015 Plan.
(3)	The exercise price of the options granted to Mr. Barry is equal to the closing price of our common stock reported on NASDAQ on the dates of grant.
(4)	The aggregate grant date fair value of stock option, RSU and PRSU awards were computed in accordance with FASB ASC 718, Compensation—Stock Compensation, including, in the case of the PRSUs, the probable outcome of the performance conditions. The assumptions used in the valuation of the stock options are discussed in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

2024 PROXY STATEMENT	57

EXECUTIVE COMPENSATION ● OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023

Outstanding Equity Awards at Fiscal Year-End 2023

The following table provides information with respect to the status at December 31, 2023 of all unvested RSUs and PRSUs and exercisable and unexercisable stock options awarded to each of the named executive officers:

		Option Awards(1)			Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jennifer C. Witz(3)	563,875	—	5.2700	8/21/2027	—	—	—	—
	566,097	—	5.8600	2/1/2028	—	—	—	—
	2,277,882	—	5.7800	3/5/2029	—	—	—	—
	6,500,536	—	5.9300	2/3/2031	—	—	—	—
	—	—	—	—	—	—	881,887	4,823,922
Thomas D. Barry(4)	309,543	—	6.9500	2/10/2030	—	—	—	—
	108,765	108,765	5.7400	2/16/2031	—	—	—	—
	97,698	195,396	6.4300	2/2/2032	—	—	—	—
	—	300,011	4.9900	2/6/2033	—	—	—	—
	—	417,683	3.6800	5/2/2033	—	—	—	—
	—	—	—	—	244,543	1,337,650	—	—
	—	—	—	—	—	—	651,406	3,563,191
Sean S. Sullivan(5)	—	—	—	—	—	—	—	—
Scott A. Greenstein(6)	1,341,895	1,341,895	6.3600	12/8/2030	—	—	—	—
	—	—	—	—	181,030	990,234	—	—
	—	—	—	—	—	—	742,237	4,060,036
Joseph Inzerillo(7)	475,287	950,574	6.4300	2/2/2032	—	—	—	—
	—	—	—	—	492,097	2,691,771	—	—
	—	—	—	—	—	—	781,566	4,275,166
Patrick L. Donnelly(8)	1,463,135	—	6.5600	11/22/2029	—	—	—	—
	848,757	848,758	6.4300	11/21/2032	—	—	—	—
	—	—	—	—	97,742	534,649	—	—
	—	—	—	—	—	—	400,746	2,192,081
(1)	On February 25, 2022, the company paid a special dividend which resulted in a $0.25 reduction to the exercise price of all options outstanding as of February 11, 2022. The table reflects this reduction in exercise price.
(2)	Amounts also include DEUs granted to the executive pursuant to the terms of the award agreements governing each RSU or PRSU, as applicable, to reflect the payment of dividends on our common stock. DEUs vest on the same terms as the related RSUs or PRSUs, as applicable. All DEUs are granted pursuant to the terms of the 2015 Plan. Our practice with respect to crediting DEUs is described in more detail on page 51.
Amounts under “Market Value of Shares or Units of Stock That Have Not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” were calculated based on the closing price on NASDAQ of our common stock on December 29, 2023, of $5.47. The RSUs and PRSUs are valued at (a) the closing price of the stock at December 29, 2023, multiplied by (b) the number of awards that have not vested. In the table above, the number and market value of the PRSUs reflect target performance achievement as of the grant date for Ms. Witz, Mr. Barry, Mr. Greenstein,

58	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023

Mr. Inzerillo and Mr. Donnelly. The performance period for the PRSUs whose achievement was based on TSR granted to Ms. Witz in 2021 was the period beginning January 1, 2021, and ending on December 31, 2023. The performance period for the PRSUs whose achievement was based on free cash flow granted to Mr. Barry in 2021 was the period beginning January 1, 2021 and ending on December 31, 2022. The performance period for the PRSUs whose achievement was based on TSR granted to Mr. Barry in 2021 was the period beginning January 1, 2021, and ending on December 31, 2023. The performance period for the PRSUs whose achievement was based on free cash flow granted to Mr. Barry in 2022 was the period beginning January 1, 2022 and ending on December 31, 2023. The performance period for the PRSUs whose achievement is based on TSR granted to Mr. Barry in 2022 is the period beginning January 1, 2022, and ending on December 31, 2024. The performance period for the PRSUs whose achievement is based on free cash flow granted to Mr. Barry in 2023 is the period beginning January 1, 2023, and ending on December 31, 2024. The performance period for the PRSUs whose achievement is based on free cash flow granted to Mr. Greenstein in 2020 was the period beginning January 1, 2022, and ending on December 31, 2023. The performance period for the PRSUs whose achievement was based on TSR granted to Mr. Greenstein in 2020 was the period beginning January 1, 2022 and ending on December 31, 2023. The performance period for the PRSUs whose achievement was based on free cash flow granted to Mr. Inzerillo in 2022 was the period beginning January 1, 2022 and ending on December 31, 2023. The performance period for the PRSUs whose achievement is based on TSR granted to Mr. Inzerillo in 2022 is the period beginning January 1, 2022, and ending on December 31, 2024. The performance period for the PRSUs whose achievement is based on free cash flow granted to Mr. Donnelly in 2022 is the period beginning January 1, 2023 and ending on December 31, 2024. The performance period for the PRSUs whose achievement is based on TSR granted to Mr. Donnelly in 2022 is the period beginning January 1, 2023 and ending December 31, 2024. The actual number of shares, with respect to the PRSUs, will be distributed upon the satisfaction of the applicable performance metrics through the performance period and the employee’s continued employment.
(3)	Outstanding equity awards for Ms. Witz vest as follows: the 563,875 options granted on August 21, 2017 at an exercise price of $5.27 vested as follows: 187,959 options vested on August 21, 2018; 187,958 options vested on August 21, 2019; and 187,958 options vested on August 21, 2020; the 566,097 options granted at an exercise price of $5.86 vested in three equal annual installments of 188,699 from date of grant on February 1, 2018; the 2,277,882 options granted at an exercise price of $5.78 vested in three equal annual installments of 759,294 from date of grant on March 5, 2019; the 6,500,536 options granted on February 3, 2021 at an exercise price of $5.93 vested as follows: 2,166,845 options vested on December 31, 2021, 2,166,845 options vested on December 31, 2022, and 2,166,846 options vested on December 31, 2023. The 881,887 PRSUs whose achievement was based on TSR granted to Ms. Witz on February 16, 2021 did not vest because the company failed to satisfy the applicable performance metric.
(4)	Outstanding equity awards for Mr. Barry vest as follows: the 309,543 options granted at an exercise price of $6.95 vested in three equal annual installments of 103,181 from date of grant on February 10, 2020; the 326,294 options granted on February 16, 2021 at an exercise price of $5.74 vests as follows: 108,764 options vested February 16, 2022, 108,765 options vested on February 16, 2023, and 108,765 options will vest on February 16, 2024; the 293,094 options granted at an exercise price of $6.43 will vest in three equal annual installments of 97,698 from date of grant on February 2, 2022; the 300,011 options granted on February 6, 2023 at an exercise price of $4.99 vests as follows: 100,003 options vested on February 6, 2024, 100,004 options will vest on February 6, 2025, and 100,004 options will vest on February 6, 2026; the 417,683 options granted on May 2, 2023 at an exercise price of $3.68 will vests as follows: 139,227 options will vest on May 2, 2024, 139,228 options will vest on May 2, 2025, and 139,228 options will vest on April 28, 2026. The outstanding RSUs granted to Mr. Barry vest as follows: 26,773 RSUs vested on February 2, 2024, 21,891 RSUs vested on February 6, 2024, 27,191 RSUs vested on February 16, 2024, 32,708 RSUs will vest on May 2, 2024, 26,779 RSUs will vest on February 2, 2025, 21,892 RSUs will vest on February 6, 2025, 32,709 RSUs will vest on May 2, 2025, 21,891 RSUs will vest on February 6, 2026, and 32,709 RSUs will vest on April 28, 2026. The 81,575 PRSUs whose achievement was based on free cash flow granted to Mr. Barry on February 16, 2021 vested on February 16, 2024. The 81,575 PRSUs whose achievement was based on TSR granted to Mr. Barry on February 16, 2021 vested, in part, on February 16, 2024. The 80,328 PRSUs whose achievement is based on free cash flow granted to Mr. Barry on February 2, 2022 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on February 2, 2025. The 80,328 PRSUs whose achievement is based on TSR granted to Mr. Barry on February 2, 2022 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on February 2, 2025. The 65,674 PRSUs whose achievement is based on free cash flow granted to Mr. Barry on February 6, 2023 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on February 6, 2026. The 65,674 PRSUs whose achievement is based TSR granted to Mr. Barry on February 6, 2023 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on February 6, 2026. The 98,126 PRSUs whose achievement is based on free cash flow granted to Mr. Barry on May 2, 2023 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on April 28, 2026. The 98,126 PRSUs whose achievement is based on TSR granted to Mr. Barry on May 2, 2023 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on April 28, 2026. The actual number of shares, with respect to the PRSUs, will be distributed upon the satisfaction of the applicable performance metrics through the performance period and the employee’s continued employment.
(5)	There are no outstanding equity awards for Mr. Sullivan, who resigned on April 28, 2023.

2024 PROXY STATEMENT	59

EXECUTIVE COMPENSATION ● OPTION EXERCISES AND STOCK VESTED IN 2023

(6)	Outstanding equity awards for Mr. Greenstein vest as follows: 2,683,790 options granted on December 8, 2020 at an exercise price of $6.36 vest in two equal annual installments of 1,341,895 on May 24, 2023 and May 24, 2024. The outstanding RSUs granted to Mr. Greenstein vest as follows: 181,030 RSUs vest on May 24. 2024. The 371,119 PRSUs whose achievement is based on free cash flow granted to Mr. Greenstein on December 8, 2020, will vest, subject to his continued employment, on May 24, 2024. The 371,118 PRSUs whose achievement is based on TSR granted to Mr. Greenstein on December 8, 2020 will vest in part, subject to the satisfaction of the applicable performance metric and his continued employment, on May 24, 2024. The actual number of shares, with respect to the PRSUs, will be distributed upon the satisfaction of the applicable performance metrics through the performance period and the employee’s continued employment.
(7)	Outstanding equity awards for Mr. Inzerillo vest as follows: the 1,425,861 options granted at an exercise price of $6.43 will vest in three equal annual installments of 475,287 from date of grant on February 2, 2022. The outstanding RSUs granted to Mr. Inzerillo vest as follows: 246,045 RSUs vested on February 2, 2024, and 246,052 RSUs will vest on February 2, 2025. The 390,783 PRSUs whose achievement is based on free cash flow granted to Mr. Inzerillo on February 2, 2022 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on February 2, 2025. The 390,783 PRSUs whose achievement is based on TSR granted to Mr. Inzerillo on February 2, 2022 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on February 2, 2025. The actual number of shares, with respect to the PRSUs, will be distributed upon the satisfaction of the applicable performance metrics through the performance period and the employee’s continued employment.
(8)	Outstanding equity awards for Mr. Donnelly vest as follows: the 1,463,135 options granted to Mr. Donnelly on November 22, 2019 at an exercise price of $6.56 vested as follows: 487,711 options vested on November 22, 2020; 487,712 options vested on November 22, 2021; and 487,712 options vested November 22, 2022; the 1,697,515 options granted to Mr. Donnelly on November 21, 2022, at an exercise price of $6.43 vest as follows: 848,757 options vested on November 21, 2023 and 848,758 options will vest on January 2, 2025. The 97,742 outstanding RSUs granted to Mr. Donnelly will vest on January 2, 2025. The 200,373 PRSUs whose achievement is based on free cash flow granted to Mr. Donnelly on November 21, 2022 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on January 2, 2025. The 200,373 PRSUs whose achievement is based on TSR granted to Mr. Donnelly on November 21, 2022 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on January 2, 2025.

All equity awards vest subject to the named executive officer’s continued employment though the applicable vesting date and are subject to earlier vesting upon certain qualifying terminations of employment. See “Potential Payments or Benefits Upon Termination or Change in Control.”

Option Exercises and Stock Vested in 2023

The following table provides information with respect to option exercises and RSUs that vested during 2023:

	Option Awards		Stock Awards
Name	Number of Shares Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jennifer C. Witz	—	—	1,175,264	6,428,694
Thomas D. Barry	—	—	276,064	1,289,881
Sean S. Sullivan	1,026,994	1,365,902	—	—
Scott A. Greenstein	—	—	179,157	632,424
Joseph Inzerillo	—	—	240,947	1,411,949
Patrick L. Donnelly	—	—	97,744	502,181
(1)	Value realized on vesting is the amount equal to (a) the closing price on NASDAQ on the day prior to vesting dates multiplied by (b) the number of shares vesting.

60	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● NON-QUALIFIED DEFERRED COMPENSATION

Non-Qualified Deferred Compensation

The following table provides information with respect to Sirius XM Holdings Inc. Deferred Compensation Plan, a nonqualified deferred compensation plan, for 2023:

Name	Executive Contributions(1) ($)	Employer Contributions ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Jennifer C. Witz	1,312,500	—	874,247	861,986	12,569,365
Thomas D. Barry	566,626	—	510,687	29,531	2,382,977
Sean S. Sullivan	205,044	—	270,340	3,719,556	—
Scott A. Greenstein	—	—	—	—	—
Joseph Inzerillo	—	—	—	—	—
Patrick L. Donnelly	1,156,250	—	615,227	—	4,850,504
(1)	The amounts include certain base salary amounts that are listed in the “Salary” column of the Summary Compensation Table and cash bonus amounts that are listed in the “Bonus” column of the Summary Compensation Table. This includes amounts earned during fiscal 2024 but credited to such executive officers’ deferred compensation accounts after the end of fiscal 2023. For Ms. Witz the amount includes $1,312,500 of her 2023 annual bonus, for Mr. Barry the amount includes $360,000 of his 2023 annual bonus, and for Mr. Donnelly the amount includes $900,000 of his 2023 annual bonus.
(2)	Amounts in this column are not reported as compensation for fiscal year 2023 in the Summary Compensation Table since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that are similar to the investment options available under the Sirius XM 401(k) Savings Plan. Of the available investment options, the one-year rate of return during 2023 ranged from 5.09% to 45.44%.
(3)	Year-end balances in this column include the deferral amount from the executive’s 2023 bonus paid in 2024.

The Deferred Compensation Plan provides a tax-efficient method for participants to defer certain portions of their compensation. Participation in the Deferred Compensation Plan is available to certain of our officers, including our named executive officers, and members of our board of directors.

Our named executive officers are eligible to participate on the same terms as other eligible employees. Although the Compensation Committee deemed the Deferred Compensation Plan to be a benefit to participants, it is not included in any quantitative valuation with respect to the three main components of our executive compensation packages, because participation in the Deferred Compensation Plan, and to what extent, is at each participant’s discretion and there is no matching contribution from us at this time.

Pursuant to the Deferred Compensation Plan, eligible employees may elect to defer up to 50% of their cash-paid base salary and up to 75% of their annual cash bonus. We may elect to make additional contributions beyond amounts deferred by participants, but we are under no obligation to do so. At the time of making a deferral election, participants designate the time and form of the distribution of deferrals to be made for the year to which that election relates. Distributions may occur earlier upon a change in control or a termination of employment, subject to certain conditions provided for under the Deferred Compensation Plan and Section 409A of the Internal Revenue Code.

Participants have the opportunity to designate the investment funds to which the deferred amounts are to be credited. All investment gains and losses in a participant’s account under the Deferred Compensation Plan are immediately vested and entirely based upon the investment selections made by the participant. We do not pay guaranteed, above-market or preferential earnings on this deferred compensation. The available investment choices are similar to the choices available under the Sirius XM Radio 401(k) Savings Plan. Participants may change the investment selections for new payroll deferrals as frequently as each semi-monthly pay cycle. Investment selections for existing account balances may be changed daily. Any changes (whether to new deferrals or existing balances) may be made through an internet site or telephone call center maintained by the plan’s third-party record keeper. We have established a grantor (or “rabbi”) trust to facilitate payment of our obligations under the Deferred Compensation Plan.

2024 PROXY STATEMENT	61

EXECUTIVE COMPENSATION ● POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments or Benefits Upon Termination or Change in Control

EMPLOYMENT AGREEMENTS

We have employment agreements with each of our named executive officers that contain provisions regarding payments or benefits upon a termination of employment. We do not have any provisions in any of our employment agreements for the named executive officers that provide for any payments solely in the event of a change in control.

None of the employment agreements with our named executive officers provides for a so-called “golden parachute” excise tax gross-up. Each of the employment agreements with our executive officers includes a compensation clawback provision, pursuant to which any incentive-based or other compensation paid to an executive officer by us or any of our affiliates is subject to deductions and clawback as required by Company policy, applicable law, regulation or stock exchange listing requirement.

Jennifer C. Witz

In September 2020, we entered into an employment agreement with Ms. Witz to serve as our Chief Executive Officer as of January 1, 2021 and continuing through December 31, 2023. The agreement provided for an annual base salary of $1,750,000, subject to annual increases approved by the Compensation Committee, with any increases being no less than 3% in 2022 and 2023. Ms. Witz, however, waived any increase in her base salary that would be required in 2022 and 2023. The Compensation Committee did not request this waiver. Ms. Witz was also entitled to participate in any bonus plans generally applicable to our executive officers, with an annual target bonus equal to three times her base salary.

In December 2023, we entered into a new employment agreement with Ms. Witz to continue serving as our Chief Executive Officer through December 31, 2026, subject to earlier termination in accordance with the terms of the employment agreement. The agreement provides for an annual base salary of $1,750,000 from the effective date of the agreement through December 31, 2023 and an annual base salary of $2,000,000 effective January 1, 2024, subject to annual increases approved by the Compensation Committee. Ms. Witz is also entitled to participate in any bonus plans generally applicable to our executive officers, with an annual target bonus equal to three times her base salary.

If Ms. Witz’s employment is terminated by us without “cause” or she terminates her employment for “good reason” (each as described in her employment agreement), then, subject to her execution of a release of claims and her compliance with certain restrictive covenants contained in her employment agreement, we are obligated to (1) pay Ms. Witz a lump sum amount equal to one and one-half times the sum of (x) her then annual base salary plus (y) the greater of her target bonus or the last annual bonus paid (or due and payable) to her, (2) pay Ms. Witz a pro-rated bonus for the year in which her termination occurs (based on actual achievement of applicable performance criteria) and any earned but unpaid annual bonus with respect to the year prior to the year of termination and (3) continue her health insurance benefits for eighteen months and her life insurance benefits for one year following her termination date, in each case, at our expense.

We have also entered into an agreement with Ms. Witz that entitles her to a limited number of hours of personal flight time on a private aircraft. This agreement will expire on the first to occur of (i) the date that Ms. Witz ceases to be employed by us as a full-time employee under her employment agreement, and (ii) December 31, 2026. Ms. Witz’s personal use of the aircraft is treated as income to her, and we are not required to provide her with any “gross up” for additional related taxes.

62	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Thomas D. Barry

In April 2023, we entered into an employment agreement with Mr. Barry to serve as our Executive Vice President and Chief Financial Officer through April 28, 2026, subject to earlier termination in accordance with the terms of his employment agreement. The employment agreement provides for an annual base salary of $800,000, subject to increases approved by the Compensation Committee. Mr. Barry is also entitled to participate in any bonus plans generally offered to our executive officers. The employment agreement does not provide for a specified annual bonus target opportunity.

If Mr. Barry’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (1) pay Mr. Barry a lump sum amount equal to the sum of (x) his then annual base salary plus (y) the greater of the target bonus opportunity for the year in which his termination occurs or the last annual bonus paid (or due and payable) to him, (2) pay Mr. Barry a pro-rated bonus for the year in which his termination occurs (based on actual achievement of applicable performance criteria) and (3) continue his health insurance benefits for eighteen months and his life insurance benefits for one year following his termination date, in each case, at our expense.

Sean S. Sullivan

In September 2020, we entered into an employment agreement with Mr. Sullivan to serve as our Executive Vice President and Chief Financial Officer through October 26, 2023. The agreement provided for an annual base salary of $1,100,000, subject to increases approved by the Compensation Committee. Mr. Sullivan was also entitled to participate in any bonus plans generally offered to our executive officers, with an annual target bonus of 150% of his annual base salary.

Mr. Sullivan voluntarily resigned his employment with us effective April 28, 2023 to pursue other opportunities. His resignation was treated as a termination without “good reason” (as described in his employment agreement), and accordingly he was not paid any amounts in connection with his resignation.

Scott A Greenstein

In December 2020, we entered into an employment agreement with Mr. Greenstein to continue serving as our President and Chief Content Officer through May 24, 2024, subject to earlier termination in accordance with the terms of his employment agreement. The agreement provides for an annual base salary of $1,600,000, subject to annual 3% increases in May 2021, May 2022 and May 2023, and additional increases approved by the Compensation Committee. Mr. Greenstein, however, waived any increase in his base salary that would have been required in 2023. The Compensation Committee did not request this waiver. Mr. Greenstein is also entitled to participate in any bonus plans generally offered to our executive officers, with an annual target bonus of 150% of his annual base salary for the years ended December 31, 2020 and December 31, 2021, 200% of his annual base salary for the years ended December 31, 2022 and December 31, 2023, and a pro-rated bonus for the year ending December 31, 2024 based on a target bonus of 200% of his annual base salary.

If Mr. Greenstein’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (1) pay Mr. Greenstein a lump sum amount equal to one and one-half times the sum of (x) his then annual base plus (y) the greater of $2,600,000 or the last annual bonus paid (or due and payable) to him, (2) pay Mr. Greenstein a pro-rated bonus for the year in which his termination occurs (based on actual achievement of applicable performance criteria) and any earned but unpaid bonus with respect to the year prior the year of termination, and (3) continue his health and life insurance benefits for eighteen months following his termination date, in each case, at our expense.

2024 PROXY STATEMENT	63

EXECUTIVE COMPENSATION ● POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Joseph Inzerillo

In December 2021, we entered into an employment agreement with Mr. Inzerillo to serve as our Chief Product and Technology Officer effective as of January 10, 2022 and continuing through January 10, 2025, subject to earlier termination in accordance with the terms of his employment agreement. The agreement provides for an annual base salary of $1,250,000, subject to increases approved by the Compensation Committee. Mr. Inzerillo is also entitled to participate in any bonus plans generally offered to our executive officers, with an annual target bonus of 150% of his annual base salary.

If Mr. Inzerillo’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (1) pay Mr. Inzerillo a lump sum amount equal to the sum of (x) his then annual base salary plus (y) the last annual bonus paid (or due and payable) to him, (2) pay Mr. Inzerillo a pro-rated bonus for the year in which his termination occurs (based on actual achievement of applicable performance criteria), and (3) continue his health insurance benefits for eighteen months and his life insurance benefits for one year following his termination date, in each case, at our expense.

Patrick L. Donnelly

In November 2022, we entered into an employment agreement with Mr. Donnelly to continue to serve as our Executive Vice President, General Counsel and Secretary through January 2, 2025, subject to earlier termination in accordance with the terms of his employment agreement. The employment agreement provides for an annual base salary of $1,025,000, subject to increases approved by the Compensation Committee. Mr. Donnelly is also entitled to participate in any bonus plans generally offered to our executive officers. The employment agreement does not provide for a specified annual bonus target opportunity.

If Mr. Donnelly’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (1) pay Mr. Donnelly a lump sum amount equal to the sum of (x) his then annual base salary plus (y) the greater of $1,537,500 or the last annual bonus paid (or due and payable) to him, (2) pay Mr. Donnelly a pro-rated bonus for the year in which his termination occurs (based on actual achievement of applicable performance criteria) and (3) continue his health insurance benefits for eighteen months and his life insurance benefits for one year following his termination date, in each case, at our expense.

TREATMENT OF EQUITY-BASED AWARDS UPON TERMINATION OF EMPLOYMENT

Pursuant to the terms of the applicable award agreements, the vesting of any unvested RSUs, PRSUs and stock options held by the named executive officers will accelerate upon a termination (i) by us without “Cause”, (ii) by the named executive officer for “Good Reason”, or (iii) a result of the named executive officer’s death or disability. With respect to outstanding PRSU awards, if any such termination of employment occurs during an active performance period, then the named executive officer will vest in the number of PRSUs subject to the applicable award agreement (or with respect to the PRSU awards that are based on cumulative free cash flow or TSR, at target level). If such termination of employment occurs following the end of the applicable performance period, but before the date on which such PRSUs have been settled, then the named executive will vest in the number of PRSUs determined to have been earned based on actual performance achieved during the performance period. In order to receive any accelerated vesting in connection with a termination of employment, named executive officers must execute a release of claims (except we may waive such requirement in the event of the named executive officer’s death) and comply with certain restrictive covenants contained in their employment agreements. If the named executive officer’s employment terminates for any other reason, all unvested equity awards that are outstanding will be forfeited.

64	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

SIRIUS XM RADIO INC. 2015 LONG-TERM STOCK INCENTIVE PLAN

All of the named executive officers, other than Mr. Sullivan, had outstanding equity awards as of December 31, 2023 that were granted under the 2015 Plan. Under the terms of the 2015 Plan, the outstanding unvested equity awards granted are subject to potential accelerated vesting upon termination without “cause” by the Company or termination by the executive for “good reason” during a two year period following a “change of control” (each as defined in the 2015 Plan), to the extent outstanding awards granted under the 2015 Plan are either assumed, converted or replaced by the resulting entity in the event of a change of control. Mr. Sullivan resigned his employment effective April 28, 2023. His resignation was treated as a termination without “good reason” (as described in his employment agreement). Accordingly, he forfeited his unvested equity awards and did not have any outstanding equity awards as of December 31, 2023.

2024 PROXY STATEMENT	65

EXECUTIVE COMPENSATION ● POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS AND BENEFITS

The following table describes the potential payments and benefits under the named executive officers’ agreements and our stock incentive plan to which they would have been entitled if a termination of employment or change in control had occurred as of December 31, 2023:

Name	Triggering Event	Severance Payment ($)(1)	Accelerated Equity Vesting ($)(2)	Continuation of Insurance Benefits ($)(3)	Total ($)(4)
Jennifer C. Witz	Termination due to death or disability	5,250,000	4,823,922	—	10,073,922
	Termination without cause or for good reason	15,750,000	4,823,922	54,505	20,628,426
	Termination without cause or for good reason following a change in control	15,750,000	4,823,922	54,505	20,628,426
Thomas D. Barry	Termination due to death or disability	—	5,792,499	—	5,792,499
	Termination without cause or for good reason	2,700,000	5,792,499	54,505	8,547,003
	Termination without cause or for good reason following a change in control	2,700,000	5,792,499	54,505	8,547,003
Scott A. Greenstein	Termination due to death or disability	—	5,050,270	—	5,050,270
	Termination without cause or for good reason	9,841,040	5,050,270	55,205	14,946,516
	Termination without cause or for good reason following a change in control	9,841,040	5,050,270	55,205	14,946,516
Joseph Inzerillo(5)	Termination due to death or disability	—	6,966,937	—	6,966,937
	Termination without cause or for good reason	4,925,000	6,966,937	37,763	11,929,699
	Termination without cause or for good reason following a change in control	4,925,000	6,966,937	37,763	11,929,699
Patrick L. Donnelly	Termination due to death or disability	—	2,726,729	—	2,726,729
	Termination without cause or for good reason	4,625,000	2,726,729	37,763	7,389,492
	Termination without cause or for good reason following a change in control	4,625,000	2,726,729	37,763	7,389,492
(1)	Any severance payment due is required to be paid in a lump sum.
(2)	All amounts were calculated based on the closing price on NASDAQ of our common stock on December 29, 2023 of $5.47. The accelerated vesting of options is valued at (a) the difference between the December 29, 2023 closing price and the exercise price of the options multiplied by (b) the number of shares of common stock underlying the options. The accelerated vesting of RSUs and PRSUs is valued at the closing price on NASDAQ of our common stock on December 29, 2023 of $5.47 multiplied by the number of shares subject to the applicable RSUs and PRSUs. The PRSU vesting assumes 100% of target level achievement for the performance period during which a termination occurs. This amount assumes that the entire PRSU award provided would become vested at target level. The amounts also include DEUs.
(3)	Assumes that health benefits would be continued under COBRA for eighteen months.
(4)	We do not provide any tax gross-ups. In the event a named executive officer would be subject to an excise tax under Section 4999 of the Internal Revenue Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the named executive officer will be reduced to the extent that such benefits do not trigger the excise tax, unless the named executive officer would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes. Amounts shown are based on preliminary calculations that indicate that, with the exception of Ms. Witz, Mr. Barry and Mr. Inzerillo, the amounts payable to each named executive would not be subject to the excise tax. Estimated amounts may materially differ from any actual amounts ultimately paid.
(5)	Based on preliminary calculations, the amounts payable to Mr. Inzerillo in the event of his termination following a change in control would be subject to an excise tax of $1,669,556. The total amount shown does not reflect, in the event of Mr. Inzerillo’s termination following a change in control, a reduction in the payments as a result of the projected amount of the applicable excise tax under Section 4999 of the Internal Revenue Code.

66	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● 2023 CEO PAY RATIO

2023 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees to the annual total compensation of our Chief Executive Officer.

We determined that, as of December 31, 2023 (the date we identified for purposes of determining our employee population), our employee population consisted of approximately 5,705 individuals, of which 252 employees were located outside the United States. This population consisted of our full-time, part-time, seasonal and temporary workers and did not include any individuals classified as independent contractors. In accordance with the de minimus exemption under Item 402(u) of Regulation S-K, we excluded the group of 252 non-U.S. employees from our total employee population, specifically: twenty employees from Britain, one employee from Belgium, eleven employees from Canada, one employee from Panama, nine employees from Poland, two employees from Malaysia, five employees from the Philippines, and 203 employees from Romania. These non-U.S. individuals represented approximately 4% of our total estimated employee population as of December 31, 2023 of 5,705 individuals. After excluding the non-U.S. employees and our Chief Executive Officer, we included 5,452 employees in our calculations to identify the median employee.

To identify the median employee from this employee population, we calculated each employee’s total compensation by reviewing employees’ W-2 wages for 2023. Given the even number of employees included in our calculation, we were unable to identify an employee who fell at the actual “median” of the employee population. Rather, we identified two employees who fell at the mid-point of our employee population. After reviewing the annual total compensation of both employees, we determined that one of the employee’s annual total compensation included anomalous compensation elements. Therefore, we determined it was reasonable, and better reflective of our overall compensation profile, to use the other employee whose annual total compensation did not include anomalous compensation elements as the median employee for purposes of calculating our 2023 pay ratio. We calculated all of the elements of such employee’s compensation for the 2023 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K in order to calculate the “annual total compensation” for purposes of calculating the required pay ratio.

This resulted in an estimated annual total compensation of $145,080 which we believe reasonably portrays the median level of our employees’ overall compensation profile. To calculate the annual total compensation of our Chief Executive Officer, we used the amount reported for Ms. Witz in the “Total” column of the 2023 Summary Compensation Table included in this proxy statement, which was $7,164,547.

Based on Ms. Witz’s annual total compensation compared to the annual total compensation of our estimated median employee, our estimated pay ratio is 49:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2024 PROXY STATEMENT	67

EXECUTIVE COMPENSATION ● PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how our Compensation Committee aligns executive compensation with performance refer to “Compensation Discussion and Analysis”.

PAY VERSUS PERFORMANCE TABLE

The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation and a measure reflecting “compensation actually paid” for our principal executive officer (“PEO”) and, as an average, for our other named executive officers (“NEOs”), and (ii) select financial performance measures, in each case, for our four most recently completed fiscal years.

			Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:			($ in millions) Company Selected Measure: Adjusted EBITDA ($)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)			Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	($ in millions) Net Income ($)
(a)	(b)(1)	(c)(2)(5)	(d)(3)	(e)(4)(5)	(f)(6)	(g)(7)	(h)(8)	(i)(9)
2023	7,164,547	3,069,433	2,981,599	1,013,440	83.90	153.89	1,258	2,790
2022	6,013,500	4,663,992	9,383,278	8,100,880	87.65	92.95	1,213	2,833
2021	32,104,884	32,156,057	5,080,375	4,749,683	90.57	166.16	1,314	2,770
2020	19,451,654	18,498,193	7,478,674	5,888,625	89.88	131.17	131	2,575
(1)	The dollar amounts reported in column (b) for 2023, 2022 and 2021 are the amounts of total compensation reported for our PEO for each of those years in the “Total” column of the Summary Compensation Table set forth on page 56. The dollar amount reported in column (b) for 2020 is the amount of total compensation reported for our PEO in the Summary Compensation Table contained in Sirius XM Holdings Inc.’s Proxy Statement filed with the SEC on April 20, 2021, reduced to correct an inadvertent overstatement of certain amounts attributable to dividends reported in the “All Other Compensation” column for Mr. Meyer in 2020. Our PEO for fiscal years 2023, 2022 and 2021 was Jennifer C. Witz. Our PEO for fiscal year 2020 was James E. Meyer.
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” (which is sometimes referred to as the “CAP”) for our PEO for the corresponding fiscal year. The amounts listed do not reflect the actual compensation earned, realized or received by our PEO during the applicable year.
(3)	The dollar amounts reported in column (d) for 2023, 2022 and 2021 represent the average of the amounts of total compensation reported for our non-PEO NEOs as a group for each of those years in the “Total” column of the Summary Compensation Table set forth on page 56. The dollar amount reported in column (d) for 2020 represents the average of the amounts of total compensation reported for our non-PEO NEOs as a group in 2020 in the “Total” column of the Summary Compensation Table contained in Sirius XM Holdings Inc.’s Proxy Statement filed with the SEC on April 20, 2021, increased to correct an inadvertent understatement of the grant date fair value of stock awards granted to Mr. Greenstein, which was partially offset by an overstatement of certain amounts attributable to dividends for him reported in the “All Other Compensation” column, in 2020. The non-PEO NEOs included for purposes of such calculations are as follows: (i) for fiscal year 2023, Thomas D. Barry, Patrick L. Donnelly, Scott A. Greenstein, Joseph Inzerillo and Sean S. Sullivan, (ii) for fiscal year 2022, Patrick L. Donnelly, Joseph Inzerillo, Sean S. Sullivan and Joseph A. Verbrugge, (iii) for fiscal year 2021, Dara F. Altman, Patrick L. Donnelly, Scott A. Greenstein, and Sean S. Sullivan and (iv) for fiscal year 2020, Patrick L. Donnelly, David J. Frear, Scott A. Greenstein, Sean S. Sullivan and Jennifer C. Witz.
(4)	The dollar amounts reported in column (e) represent the average amount of CAP to the non-PEO NEOs specified in footnote (3) as a group, as further described below. The amounts listed do not reflect the actual compensation actually earned, realized or received by the non-PEO NEOs as a group during the applicable year.
(5)	The calculation of CAP uses as a starting point the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, with certain adjustments (i.e., additions or subtractions) with respect to the fair value of equity awards. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant.

68	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● PAY VERSUS PERFORMANCE DISCLOSURE

The following table provides reconciling information for the amounts reported in the Summary Compensation Table for our PEO for each of the years set forth below to the amount of CAP.

Year	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total ($)	Additions to Summary Compensation Table Total ($)	CAP ($)
	(i)	(ii)	(iii)
2023	7,164,547	0	-4,095,114	3,069,433
2022	6,013,500	0	-1,349,508	4,663,992
2021	32,104,884	-24,096,945	24,148,118	32,156,057
2020	19,451,654	-9,999,997	9,046,536	18,498,193

The following table provides reconciling information for the average amounts reported in the Summary Compensation Table for our non-PEO NEOs for each of the years set forth below to the amount of CAP.

Year	Average Summary Compensation Table Total ($)	Deductions from Average Summary Compensation Table Total ($)	Additions to Average Summary Compensation Table Total ($)	CAP ($)
	(i)	(ii)	(iii)
2023	2,981,599	-558,397	-1,409,762	1,013,440
2022	9,383,278	-6,908,382	5,625,984	8,100,880
2021	5,080,375	-1,819,221	1,488,529	4,749,683
2020	7,478,674	-3,921,152	2,331,103	5,888,625
(i)	The dollar amounts reported for 2023, 2022 and 2021 in the “Average Summary Compensation Table Total” column for our PEO and our non-PEO NEOs were derived from the Summary Compensation Table set forth on page 56. The dollar amounts reported for 2020 in the “Average Summary Compensation Table Total” column were derived from the Summary Compensation Table contained in Sirius XM Holdings Inc.’s Proxy Statement filed with the SEC on April 20, 2021, increased to correct an inadvertent understatement of the grant date fair value of stock awards granted to Mr. Greenstein, which was partially offset by an overstatement of certain amounts attributable to dividends reported for him in the “All Other Compensation” column, in 2020.
(ii)	The dollar amounts represent the grant date fair value of equity-based awards granted each year to the PEO, and the average grant date fair value of equity-based awards granted each year for the non-PEO NEOs, as reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for fiscal years 2023, 2022, 2021 and 2020.
(iii)	The dollar amounts reflect the value of equity-based awards granted to the PEO, and the average value of the equity-based awards for the non-PEO NEOs, calculated in accordance with the methodology contained in the SEC’s rules for determining CAP for each year shown. The equity-based awards component of CAP for fiscal year 2023 is detailed in the supplemental table below.

The table below illustrates the calculations described in this footnote (5) with respect to the equity component of the PEO’s CAP for fiscal year 2023:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($) (i)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($) (i)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	0	-3,825,766	0	-269,348	0	0	-4,095,114

2024 PROXY STATEMENT	69

EXECUTIVE COMPENSATION ● PAY VERSUS PERFORMANCE DISCLOSURE

The table below illustrates the calculations described in this footnote (5) with respect to the average equity component of the non-PEO NEO’s CAP for fiscal year 2023:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($) (i)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($) (i)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	836,501	-413,293	0	-481,035	-1,351,935	0	-1,409,762
(i)	Dividends are included in the “Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards” and “Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year”.
(6)	Amounts represent the cumulative total of our common stock for the period beginning on the market close on the last trading day before January 1, 2020, the earliest fiscal year in the table, through and including December 31, 2023, the end of the fiscal year for which cumulative total shareholder return is being calculated. The closing price at the measurement point has been converted into a fixed investment of one hundred dollars. The amount included in the table is the value of such fixed investment based on the cumulative total stockholder return as of the end of each year, including reinvestment of dividends.
(7)	The peer group used for this purpose is the S&P 500 Media & Entertainment Index, which we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. We have used the same methodology described above for calculating the total stockholder return of our common stock in calculating the total stockholder return of the S&P 500 Media & Entertainment Index.
(8)	The dollar amounts are the Company’s net income as reflected in the Company’s audited consolidated financial statements contained in our Annual Reports on Form 10-K for the applicable year.
(9)	We determined Adjusted EBITDA to be the most important financial measure used to link our performance to CAP for our PEO and Non-PEO NEOs for fiscal year 2023. Adjusted EBITDA is not calculated and presented in accordance with GAAP and is therefore a “Non-GAAP” measure. Refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial and Operating Metrics—Glossary” section in our annual report for each of the fiscal years ended December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020 for a discussion of such Non-GAAP financial measure, and a reconciliation to the most directly comparable GAAP measure. We may determine a different financial performance measure to be the most important financial performance measure in future years.

LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES TO DETERMINE 2023 CAP

As described in more detail in the “Compensation Discussion and Analysis” section, our executive compensation program reflects a pay-for-performance philosophy, and includes performance metrics that are intended to incentivize our NEOs and align our NEOs’ interests with those of our stockholders. With respect to the 2023 fiscal year, the most important financial performance measures used to link executive CAP to our performance overall are as follows:

Most Important Performance Measures
Total Revenue
Adjusted EBITDA
Free Cash Flow
Sirius XM Self-Pay Subscriber at End of Period
Relative Total Stockholder Return

70	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION ● PAY VERSUS PERFORMANCE DISCLOSURE

ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE

As described in more detail in the “Compensation Discussion and Analysis” section, our executive compensation program reflects a pay-for-performance philosophy and incorporates a variety of performance-based metrics and objectives that are intended to align NEOs’ interests with the interests of our stockholders. We generally seek to incentivize long-term performance, but do not specifically design compensation to align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. The Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid vs. Cumulative Total Shareholder Return

Stockholder Return Performance Table

	S&P 500 Media & Entertainment Index	Sirius XM Holdings Inc.
December 31, 2019	$100.00	$100.00
December 31, 2020	$131.17	$89.88
December 31, 2021	$166.16	$90.57
December 31, 2022	$92.95	$87.65
December 31, 2023	$153.89	$83.90

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

As illustrated in the table above, the Company’s cumulative TSR underperformed when viewed against the S&P 500 Media & Entertainment Index during the four years presented in the table. During the four-year period ended December 31, 2023, the performance of our common stock, including dividends, underperformed the S&P 500 Media & Entertainment Index on a cumulative basis by approximately 70 percentage points.

Our management believes that in 2023 our common stock may have been adversely affected by certain macroeconomic conditions. In addition, we believe that during the four-year measurement period, the price of our common stock may have been constrained by certain structural items unique to an investment in the Company, such as the perceived “pair” trade by certain investors in our common stock and the related tracking stocks

2024 PROXY STATEMENT	71

EXECUTIVE COMPENSATION ● PAY VERSUS PERFORMANCE DISCLOSURE

(NASDAQ: LSXMK and LSXMA) issued by Liberty Media attempting to profit from the discount in those tracking stocks relative to their underlying asset values, the short position in our common stock in place by certain investors in securities issued by Liberty Media that are convertibles and/or exchangeable into our common stock, and the limited aggregate number of shares of common stock publicly available, which may have discouraged investment by certain large institutional investors. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Compensation Actually Paid vs. Net Income

Compensation Actually Paid vs. Company Selected Measure

72	2024 PROXY STATEMENT

Item 2—Ratification of Independent Registered Public Accountants

The Audit Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. In addition, the Audit Committee assists the board of directors in its oversight of:

●	The integrity of our financial statements and our accounting and financial reporting processes and systems of internal control over financial reporting;

●	Our compliance with legal and regulatory requirements;

●	Our independent auditors’ qualifications, independence and performance;

●	The performance of our internal audit function; and

●	Our assessment of risks and risk management guidelines and policies.

The Audit Committee and the board of directors believe that the continued retention of KPMG LLP (“KPMG”) as our independent registered public accounting firm is in the best interest of our stockholders, and we are asking stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2024. Although ratification is not required by our By-laws, applicable law or otherwise, the board of directors is submitting the selection of KPMG to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered a recommendation to the board of directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to be at the annual meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The board of directors recommends a vote “FOR” the ratification of
KPMG LLP as our independent registered public accountants for 2024.

2024 PROXY STATEMENT	73

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

The following table sets forth the fees billed to us by KPMG as of and for the years ended December 31, 2023 and 2022:

	For the Years Ended December 31,
	2023	2022
Audit fees(1)	$4,391,799	$4,080,823
Audit-related fees(2)	25,000	135,000
Tax fees(3)	—	—
All other fees(4)	—	—
	$4,416,799	$4,215,823
(1)	Audit fees consist of fees for services related to the financial statement audit, quarterly reviews, audit of internal control over financial reporting, accounting consultations with KPMG’s National Office, comfort letters, SEC comment letters, audit services that are normally provided by independent auditors in connection with regulatory filings or engagements, and statutory audits. The amount also includes reimbursement for direct out-of-pocket travel and other sundry expenses.
(2)	Audit-related fees related to attestation services required by contract.
(3)	Tax services consist of services relating to state and local tax compliance services. There were no tax fees billed to us in 2023 or 2022.
(4)	All other fees are for any products or service not included in the first three categories. There were no other fees billed to us in 2023 or 2022.

Pre-Approval Policy for Services of Independent Auditor

It is the Audit Committee’s responsibility to review and consider, and ultimately pre-approve, all audit and permitted non-audit services to be performed by our independent registered public accounting firm. In accordance with its charter, the Audit Committee’s pre-approval policies with respect to audit and permitted non-audit services to be provided by our independent registered public accounting firm are as follows:

●	The independent registered public accounting firm is not permitted to perform consulting, legal, book-keeping, valuation, internal audit, management functions, or other prohibited services, under any circumstances;

●	The engagement of our independent registered public accounting firm, including related fees, with respect to the annual audits and quarterly reviews of our consolidated financial statements is specifically approved by the Audit Committee on an annual basis;

●	The Audit Committee reviews and pre-approves a detailed list of other audit and audit-related services annually or more frequently, if required. Such services generally include services performed under the audit and attestation standards established by regulatory authorities or standard setting bodies and include services related to SEC filings, employee benefit plan audits and subsidiary audits;

●	The Audit Committee reviews and pre-approves a detailed list of permitted non-audit services annually or more frequently, if required; and

●	The Audit Committee pre-approves each proposed engagement to provide services not previously included in the approved list of audit and non-audit services and for fees in excess of amounts previously pre-approved.

The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services by the independent registered public accounting firm so long as he or she reports decisions to the Audit Committee at its next meeting.

All of the services covered under the captions “Audit Fees” and “Audit-Related Fees” were pre-approved by the Audit Committee.

74	2024 PROXY STATEMENT

Report of the Audit Committee

The Audit Committee is composed solely of independent directors meeting the requirements of applicable SEC and NASDAQ rules. Each member is financially literate for audit committee purposes under the NASDAQ rules, and each member of the Audit Committee also qualifies as an “audit committee financial expert” within the meaning of SEC regulations and is “financially sophisticated” within the meaning of the NASDAQ listing standards. The key responsibilities of the Audit Committee are set forth in its charter, which was adopted by us and approved by the board of directors and is posted under “ESG – Governance – Committee Charters” in the Investor Relations section of our website.

As described more fully in its charter, the purpose of the Audit Committee is to assist our board of directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements; accounting and financial reporting principles; and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

The Audit Committee has selected KPMG as our independent registered public accountants for 2024. KPMG has served as our independent registered public accountants since 2008. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accountants. The Audit Committee regularly reviews KPMG’s independence and performance in deciding whether to retain KPMG or engage another firm as our independent registered public accountants. In the course of these reviews, the Audit Committee considers, among other things:

●	KPMG’s historical and recent performance on our audit;

●	KPMG’s capability and expertise in handling the breadth and complexity of our operations;

●	the qualifications of the professionals assigned by KPMG to our audit, including their experience, area of expertise and other factors that could, in the Audit Committee’s opinion, affect the delivery by these professionals of services;

●	KPMG’s known legal risks and any significant legal or regulatory proceedings in which it is involved;

●	data on audit quality and performance, including recent PCAOB reports on KPMG and its peer firms;

●	the appropriateness of KPMG’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms;

●	KPMG’s independence, including the possible effects of its provision of non-audit fees and services on its independence; and

●	KPMG’s tenure as our independent registered public accountants, including the benefits of having an independent registered public accountant that is familiar with us, and the controls and processes that help ensure KPMG’s independence.

In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

2024 PROXY STATEMENT	75

REPORT OF THE AUDIT COMMITTEE

The Audit Committee engages in an annual evaluation of our independent registered public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.

The Audit Committee and the board of directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of our stockholders.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results and the assessment of our internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as, when applicable, alternative accounting treatments. Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG.

The Audit Committee also reviewed and discussed our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In this regard, the Audit Committee reviewed and discussed, with management and our independent registered public accounting firm, management’s annual report on the effectiveness of internal control over financial reporting as of December 31, 2023 and KPMG’s related attestation report.

The Audit Committee has discussed with KPMG the matters that are required to be discussed under PCAOB standards. The Audit Committee discussed with KPMG matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB, and Rule 2-07, Communication with Audit Committees, of Regulation S-X. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to us and our affiliates is compatible with KPMG’s independence.

At each regularly scheduled meeting, the Audit Committee met and held discussions with management, our internal auditors and KPMG. Prior to their issuance, the Audit Committee reviewed and discussed our quarterly and annual consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, our internal auditors and KPMG. During 2023, management, our internal auditors and KPMG also made presentations to the Audit Committee on specific topics of interest, including: our enterprise risk assessment process; our information technology systems and controls; our federal and state income tax positions, including our tax strategy and risks; our critical accounting policies; our strategy and management of the implementation of new systems; and cyber security.

In 2017, the PCAOB adopted a requirement that audit reports for certain companies disclose “critical audit matters,” which are commonly referred to as “CAMs”. Under this auditing standard for the auditor’s reports, CAMs are “matters communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements; and (2) involved especially challenging, subjective, or complex auditor judgment.” In connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2023, the Audit Committee and our management had discussions with KPMG regarding the CAMs applicable to our company. As part these discussions, the Audit Committee and management discussed with KPMG the manner in which KPMG identified the proposed critical audit matter and the description of that critical audit matter to be included in KPMG’s report.

76	2024 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee discussed with KPMG the overall scope and plans for their audit and approved the terms of their engagement, including the fees and non-audit fees payable to KPMG. The Audit Committee is ultimately responsible for the amounts we pay KPMG. After a review of the proposed fee arrangement, including the projected hours and other costs, the Audit Committee approved an engagement letter with KPMG. The Audit Committee has also discussed with our Senior Vice President, Internal Audit, the overall scope of and plans for our internal audits. The Audit Committee met with KPMG and with our internal auditors, in each case, with and without other members of management present, to discuss the results of their respective examinations, the evaluations of our internal controls and the overall quality and integrity of our financial reporting. Additionally, the Audit Committee reviewed the performance, responsibilities, budget and staffing of our internal audit department. The Audit Committee also has established, and overseen compliance with, procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and our employees’ confidential and anonymous submissions of concerns regarding questionable accounting or auditing matters.

The Audit Committee discussed with KPMG their independence from the Company and our management, including the matters, if any, in the written disclosures delivered pursuant to the applicable requirements of the PCAOB. The Audit Committee also reviewed our hiring policies and practices with respect to current and former employees of the independent registered public accounting firm. The Audit Committee preapproved, in accordance with its preapproval policy described above, all services provided by the independent registered public accounting firm and considered whether the provision of such services to us is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee:

KRISTINA M. SALEN, Chairwoman EDDY W. HARTENSTEIN JAMES P. HOLDEN

2024 PROXY STATEMENT	77

Special Note About Forward-Looking Statements

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made in this proxy statement and in reports and documents published by us from time to time. Any statements about our beliefs, plans, objectives, expectations, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection” and “outlook.” Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement and in reports and documents published by us from time to time, including the risk factors described under “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2023.

Among the significant factors that could cause our actual results to differ materially from those expressed in the forward-looking statements are:

Risks Relating to our Business and Operations:

●	we face substantial competition and that competition is likely to increase over time;

●	if our efforts to attract and retain subscribers and listeners, or convert listeners into subscribers, are not successful, our business will be adversely affected;

●	we engage in extensive marketing efforts and the continued effectiveness of those efforts is an important part of our business;

●	we rely on third parties for the operation of our business, and the failure of third parties to perform could adversely affect our business;

●	we are migrating our billing system and payment processing function to a new service provider;

●	failure to successfully monetize and generate revenues from podcasts and other non-music content could adversely affect our business, operating results, and financial condition;

●	we may not realize the benefits of acquisitions or other strategic investments and initiatives;

●	the impact of economic conditions may adversely affect our business, operating results, and financial condition; and

●	we may be adversely affected by the war in Ukraine.

Risks Relating to our Sirius XM Business:

●	a substantial number of our Sirius XM service subscribers periodically cancel their subscriptions and we cannot predict how successful we will be at retaining customers;

●	our ability to profitably attract and retain subscribers to our Sirius XM service is uncertain;

●	our business depends in part upon the auto industry;

●	failure of our satellites would significantly damage our business; and

●	our Sirius XM service may experience harmful interference from wireless operations.

78	2024 PROXY STATEMENT

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Risks Relating to our Pandora and Off-platform Business:

●	our Pandora ad-supported business has suffered a substantial and consistent loss of monthly active users, which may adversely affect our Pandora and Off-platform business;

●	our Pandora and Off-platform business generates a significant portion of its revenues from advertising, and reduced spending by advertisers could harm our business;

●	our failure to convince advertisers of the benefits of our Pandora ad-supported service could harm our business;

●	if we are unable to maintain revenue growth from our advertising products our results of operations will be adversely affected;

●	changes to mobile operating systems and browsers may hinder our ability to sell advertising and market our services; and

●	if we fail to accurately predict and play music, comedy or other content that our Pandora listeners enjoy, we may fail to retain existing and attract new listeners.

Risks Relating to Laws and Governmental Regulations:

●	privacy and data security laws and regulations may hinder our ability to market our services, sell advertising and impose legal liabilities;

●	consumer protection laws and our failure to comply with them could damage our business;

●	failure to comply with FCC requirements could damage our business;

●	environmental, social and governance expectations and related reporting obligations may expose us to potential liabilities, increased costs, reputational harm, and other adverse effects; and

●	we may face lawsuits, incur liability or suffer reputational harm as a result of content published or made available through our services.

Risks Associated with Data and Cybersecurity and the Protection of Consumer Information:

●	if we fail to protect the security of personal information about our customers, we could be subject to costly government enforcement actions and private litigation and our reputation could suffer;

●	we use artificial intelligence in our business, and challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability and adversely affect our results of operations; and

●	interruption or failure of our information technology and communications systems could impair the delivery of our service and harm our business.

Risks Associated with Certain Intellectual Property Rights:

●	the market for music rights is changing and is subject to significant uncertainties;

●	our Pandora services depend upon maintaining complex licenses with copyright owners, and these licenses contain onerous terms;

●	failure to protect our intellectual property or actions by third parties to enforce their intellectual property rights could substantially harm our business and operating results;

●	some of our services and technologies may use “open source” software, which may restrict how we use or distribute our services or require that we release the source code subject to those licenses; and

●	rapid technological and industry changes and new entrants could adversely impact our services.

2024 PROXY STATEMENT	79

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Risks Related to our Capital and Ownership Structure:

●	we have a significant amount of indebtedness, and our debt contains certain covenants that restrict our operations;

●	we are a “controlled company” within the meaning of the NASDAQ listing rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements;

●	our principal stockholder has significant influence, including over actions requiring stockholder approval, and its interests may differ from the interests of other holders of our common stock;

●	the Transactions may adversely affect our business and financial condition; and

●	while we currently pay a quarterly cash dividend to holders of our common stock, we may change our dividend policy at any time.

Other Operational Risks:

●	if we are unable to attract and retain qualified personnel, our business could be harmed;

●	our facilities could be damaged by natural catastrophes or terrorist activities;

●	the unfavorable outcome of pending or future litigation could have an adverse impact on our operations and financial condition;

●	we may be exposed to liabilities that other entertainment service providers would not customarily be subject to; and

●	our business and prospects depend on the strength of our brands.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, which is filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this proxy statement.

80	2024 PROXY STATEMENT

Other Matters

Our board of directors does not intend to present, or have any reason to believe others will present, any other items of business. If other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our board of directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2024

This proxy statement and our annual report for the fiscal year ended December 31, 2023 are available for you to view online at www.proxyvote.com.

By Order of the Board of Directors, Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

New York, New York
April 8, 2024

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website, www.siriusxm.com, and click on “Investor Relations” and then on “SEC Filings.” Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto, are also available without charge to stockholders upon written request addressed to:

Investor Relations
Sirius XM Holdings Inc.
1221 Avenue of the Americas
35th Floor
New York, New York 10020

2024 PROXY STATEMENT	81

Corporate Information

Management

Jennifer C. Witz

Chief Executive Officer

Scott A. Greenstein

President and Chief Content Officer

Thomas D. Barry

Executive Vice President and Chief
Financial Officer

Patrick L. Donnelly

Executive Vice President, General
Counsel and Secretary

Joseph Inzerillo

Chief Product and Technology Officer

Joseph A. Verbrugge

Chief Commercial Officer

Board of Directors

Gregory B. Maffei

Chairman of the Board of
Sirius XM Holdings Inc.
President and CEO
Liberty Media Corporation

James E. Meyer

Vice Chairman of the Board of
Sirius XM Holdings Inc.

Eddy W. Hartenstein

Lead Independent Director of
Sirius XM Holdings Inc.
President and CEO (Retired)
DirecTV

David A. Blau

Director
Executive Vice President,
Corporate Development
Liberty Media Corporation

Robin P. Hickenlooper

Director
Senior Vice President,
Corporate Development
Liberty Media Corporation

James P. Holden

Director
President and CEO (Retired)
Chrysler Corporation

Dr. Evan D. Malone

Director
President
NextFab Studio, LLC

Jonelle Procope

Director
President and CEO (Retired)
Apollo Theater Foundation, Inc.

Michael Rapino

Director
President and Chief Executive Officer
Live Nation Entertainment, Inc.

Kristina M. Salen

Director
Chief Financial Officer
Booksy Inc.

Carl E. Vogel

Director
Private Investor

Jennifer C. Witz

Director
Chief Executive Officer
Sirius XM Holdings Inc.

David M. Zaslav

Director
President and Chief Executive Officer
Warner Bros. Discovery, Inc.

Executive Offices

Sirius XM Holdings Inc.

1221 Avenue of the Americas
35th Floor
New York, New York 10020
212.584.5100
www.siriusxm.com

Stockholder Information

Annual Stockholders Meeting The virtual annual meeting of Sirius XM stockholders is scheduled for 8:30 a.m. EDT, on Wednesday, May 22, 2024 at www.virtualshareholdermeeting.com/ SIRI2024

Transfer Agent and Registrar

The transfer agent and registrar
for the Company’s common stock is:

Computershare

Stockholder correspondence
should be mailed to:
Computershare
P.O. BOX 43006
Providence, RI 02940-3006
1-877-268-1948 (toll free)
201-680-6578 (international callers)
800-490-1493 (hearing impaired TDD
phone)

OVERNIGHT DELIVERY:
150 Royall Street, Suite 101
Canton, MA 02021

Stockholder website

www.computershare.com/investor

Independent Registered Public Accounting Firm KPMG LLP 345 Park Avenue New York, New York 10154
Stockholder online inquiries https://www-us.computershare.com/investor/Contact Sirius XM common stock is listed on The NASDAQ Global Select Market under the symbol “SIRI”.

1221 AVENUE OF THE AMERICAS, 35th Floor
NEW YORK, NY 10020

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/21/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/21/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐

1.	Election of Directors

Nominees

01	David A. Blau	02	Eddy W. Hartenstein	03	Robin P. Hickenlooper	04	James P. Holden	05	Gregory B. Maffei
06	Evan D. Malone	07	James E. Meyer	08	Jonelle Procope	09	Michael Rapino	10	Kristina M. Salen
11	Carl E. Vogel	12	Jennifer C. Witz	13	David M. Zaslav

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

To Attend the Annual Meeting please visit:
http://www.virtualshareholdermeeting.com/SIRI2024
Date and time: May 22, 2024 at 8:30 a.m., EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement/Annual Report is/are available at www.proxyvote.com.

SIRIUS XM HOLDINGS INC.
Annual Meeting of Stockholders
May 22, 2024 8:30 AM, EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Patrick L. Donnelly and Ruth A. Ziegler, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to represent the undersigned and vote, as directed and permitted herein, the undersigned’s shares of Sirius XM Holdings Inc. common stock (including any shares of common stock which the undersigned has the right to direct the proxies to vote under the Sirius XM Radio Inc. 401(k) Savings Plan) at the Annual Meeting of Stockholders of Sirius XM Holdings Inc. to be held at 08:30 AM, EDT, on Wednesday, May 22, 2024, at the Meeting live via the Internet (please visit www.virtualshareholdermeeting.com/SIRI2024), and at any adjournments or postponements thereof upon all matters set forth on the reverse side hereof and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is executed but no direction is given, this proxy will be voted FOR all nominees listed herein under Proposal 1 and FOR Proposal 2.

Continued and to be signed on reverse side